Exhibit 10.1
THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

AIR SERVICES AGREEMENT
AMONG
AMERICAN AIRLINES, INC.,
AMERICAN EAGLE AIRLINES, INC.,
AND
EXECUTIVE AIRLINES, INC.
DATED AS OF AUGUST 31, 2011

i

ii

SCHEDULE 1: COVERED AIRCRAFT AND ENGINES
SCHEDULE 2: COMPENSATION
SCHEDULE 2A: PASS THROUGH COSTS, ABSORBED EXPENSES AND CONTROLLABLE COSTS
SCHEDULE 3: ACCOUNTING AND AUDITING PROCEDURES AND PAYMENT TERMS
SCHEDULE 4: SCHEDULING AND OPERATING RESTRICTIONS ON AIRCRAFT
SCHEDULE 5: CONTROLLABLE COMPLETION RATE, PERFORMANCE MEASUREMENT, BONUSES AND PENALTIES
SCHEDULE 6: CANCELLATION WITHIN SEVENTY-TWO HOURS OF SCHEDULED DEPARTURE
SCHEDULE 7: FUEL EFFICIENCY PROGRAM
SCHEDULE 8: EARLY WITHDRAWAL OF TURBO-PROP COVERED AIRCRAFT
SCHEDULE 9: EARLY WITHDRAWAL OF CRJ AND ERJ COVERED AIRCRAFT
SCHEDULE 10: ANCILLARY AGREEMENTS
SCHEDULE 11: AMERICAN-APPROVED EAGLE LINE MAINTENANCE STATIONS
SCHEDULE 12: CREW DOMICILES USED BY CONTRACTOR
SCHEDULE 13: AVERAGE AGE OF AIRCRAFT IN YEARS
SCHEDULE 14: LLP OBLIGATION AND ERJ BASIC SHOP VISIT OBLIGATION
EXHIBIT A: GUARANTEE
EXHIBIT B: AMERICAN’S SECURITY POLICIES AND PROCEDURES

iii

AIR SERVICES AGREEMENT
     This Air Services Agreement (this “Agreement”) is dated as of the 31st day of August, 2011 (the “Effective Date”), among American Airlines, Inc., a Delaware corporation (together with its successors and permitted assigns, “American”), American Eagle Airlines, Inc., a Delaware corporation (together with its successors and permitted assigns, “Eagle”) and Executive Airlines, Inc., a Delaware corporation (together with its successors and permitted assigns, “Executive”). All capitalized terms used herein that are not specifically defined shall have the meanings set forth under Article I.
     WHEREAS, American and Contractor desire to establish the terms by which Contractor will provide Regional Airline Services utilizing regional jet and turbo-prop aircraft on behalf of American;
     WHEREAS, prior to the Effective Date hereof, American has sub-subleased certain aircraft to Contractor in accordance with the terms of the Turbo-Prop Sub-Subleases;
     WHEREAS, contemporaneously herewith, American, as purchaser, and Contractor, as seller, have executed that certain Master Purchase Agreement for the purpose of, among other things, transferring ownership of certain jet aircraft that will be used to provide Regional Airline Services from Eagle to American;
     WHEREAS, upon the delivery of the jet aircraft to American in accordance with the Master Purchase Agreement, American shall lease the jet aircraft to Eagle pursuant to the Jet Aircraft Leases;
     WHEREAS, as a result of logistical delivery issues, American and Contractor are not able to execute and deliver the Aircraft Leases and this Agreement on the same date; however, the Parties intend that this Agreement and the Aircraft Leases are part of a single integrated transaction;
     WHEREAS, contemporaneously herewith, Eagle Holding has executed the Guarantee for the purpose of guaranteeing the joint and several obligations of Eagle and Executive pursuant to this Agreement and the Aircraft Leases;
     WHEREAS, the Aircraft Leases are critical to the purposes of this Agreement; it being understood that (i) American and Contractor are entering into this Agreement in contemplation of the execution and delivery of the Aircraft Leases and while American and Contractor are not able to execute and deliver the Aircraft Leases on the same date, the Parties intend that this Agreement and the Aircraft Leases are part of a single integrated transaction; (ii) the Aircraft Leases constitute an integral part of this Agreement; and (iii) upon each Aircraft Lease’s execution and delivery, such Aircraft Lease shall be incorporated by reference into this Agreement; and
     WHEREAS, all references to specific schedules and exhibits in this Agreement shall be those certain schedules and exhibits attached hereto, which, along with the Aircraft Leases, shall be deemed incorporated herein by reference and a part of this Agreement for all purposes.
     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, American, on the one hand, and Eagle and Executive, jointly and severally on the other hand, agree as follows:

ARTICLE I
DEFINITIONS
     The following terms shall have the meanings set forth below for all purposes of this Agreement and shall be equally applicable to both the singular and the plural forms of the terms defined herein.
     “AADAMS” shall mean American Airlines Digital Asset Management System.
     “ACARS” shall mean the system known as the Airline Communication and Reporting System or any successor or alternative system designated from time to time by American to the extent then used by American or its Affiliates in connection with the operation or conduct of airline business.
     “Accident” shall mean an “Aircraft Accident” as defined by the NTSB rules and regulations, including 49 C.F.R. §830.2 or any successor provision.
     “Accounting and Auditing Procedures and Payment Terms” shall mean those certain policies and procedures set forth on Schedule 3.
     “Ad Hoc Charter Flight” shall mean any charter flight of a Covered Aircraft not included in the applicable Final Monthly Schedule for the month of such flight.
     “Affiliate” shall mean any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, another Person.
     “Aircraft Leases” shall mean, collectively, the Jet Aircraft Leases and Turbo-Prop Sub-Subleases.
     “American Agent” shall mean any representative or agent of American (and the employees of any such representative or agent).
     “American Customer” shall mean any Person who has purchased, or has expressed an intention to purchase, products and/or services from American, its Affiliates, or any Codeshare Airline.
     “American Data” shall mean, except as otherwise provided herein, all data (i) submitted by or on behalf of American to Contractor or a Contractor Agent; (ii) loaded or entered into an application, network, database or system provided by or on behalf of American and provided to or used by Contractor or a Contractor Agent; (iii) obtained, developed, produced, processed or arising out of or relating to the Regional Airline Services; or (iv) to which Contractor or a Contractor Agent has access to in connection with this Agreement, including: (a) all passenger name record data (PNR) and other passenger data, including personal identifying information including name, address, phone numbers and e-mail addresses; (b) all fares, schedules, inventory, tariff rules, fare rules, merchandising and pricing, ticket information, American Customer and sales data and other information relating to American products and services; (c) any data related to employees of American or its Affiliates or of their respective contractors, agents and business partners, including personal identifying information for such employees; (d) any data available on or via an American website; (e) any successors, equivalents or derivatives of any of the above, whether now known or hereafter devised, and in any medium or format (by way of example, copying or tracking of any portion of American Data to create a separate set of information or database constitutes a derivative and shall be deemed American Data); and (f) any modifications, compilations, reports based on, improvements to or summaries of any of the foregoing. If it is unclear whether any data constitutes Jointly Owned Data or Contractor Data (and therefore might be American Data), then as between American and Contractor, or any Contractor Agent, until such matter is resolved, such data shall be deemed American Data and shall be subject to this Agreement. Notwithstanding any of the foregoing,

American Data shall include Flight Status Data, but shall not include Jointly Owned Data or Contractor Data.
     “American Indemnified Parties” shall mean AMR, American, any American Agent and their respective Affiliates and each of their respective successors or permitted assigns, and the directors, officers and employees of each such Person.
     “American Labor Dispute” shall mean a Labor Dispute that relates to the employees or labor force of American or any of American’s Affiliates.
     “AMR” shall mean AMR Corporation, a Delaware corporation, or its successors or permitted assigns.
     “Ancillary Agreements” shall mean those agreements listed on Schedule 10.
     “Annual CPI Change” shall mean, for each January 1, one (1) plus the lesser of the following (expressed as a number rounded to four decimal places): (i) the amount obtained by dividing (a) the difference between the Base CPI and the CPI Index by (b) the Base CPI, and subtracting therefrom the amount obtained by aggregating any other Annual CPI Changes made since the period covered by the Base CPI minus one (1) for each such Annual CPI Change; and (ii) *****.
     “Approved Marks” shall mean the Marks that Eagle is using as of the Effective Date in connection with providing Regional Airline Services, including the addition, introduction and termination of use of such Marks pursuant to Section 8.05.
     “ATC” shall mean any Person or Governmental Authority that, from time to time, holds the air traffic control authority to issue clearance for actual ground or flight operations as granted by the FAA or any other Governmental Authority.
     “Base CPI” shall mean 221.907 or, in the event of a Rate Reset or Rate Reduction, the CPI Index in effect immediately prior to such Rate Reset or Rate Reduction, as the case may be; it being understood that with respect to a Rate Reduction, any new Base CPI shall only apply to the Primary Driver Rates of the CRJ Covered Aircraft as to which a Rate Reduction applies.
     “Block Hour” shall mean the actual time between a Completed Scheduled Flight’s commencement of flight from its scheduled departure location (when an aircraft’s brakes are released) and its arrival at the gate of its final destination, as determined in accordance with ACARS.
     “Block Hour Rate” shall mean, collectively, the ERJ Block Hour Rate, the CRJ Block Hour Rate and the Turbo-Prop Block Hour Rate, in each case as such rates are set forth on Schedule 2 and adjusted as set forth herein.
     “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday unless such day shall be a day when the Federal Reserve Bank of Dallas, or any Governmental Authority then performing similar functions in or around Fort Worth, Texas, is closed. A Business Day shall be deemed to end at 5:00 p.m., Central time.

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

     “Change of Control” shall mean any of the following transactions:
     (i) Eagle consolidates with, or merges with or into, another Person, or conveys, transfers, leases or otherwise disposes directly or indirectly of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, Eagle, in each case, whether pursuant to one or any series of transactions, except where (a) Eagle is the surviving entity and (b) the ultimate beneficial owners of Eagle’s outstanding capital stock or voting power immediately prior to such transaction or transactions own not less than ***** of the outstanding capital stock or voting power of Eagle immediately after such transaction or transactions;
     (ii) Executive (but only for so long as Executive is providing Regional Airline Services under this Agreement) consolidates with, or merges with or into, another Person, other than Eagle, or conveys, transfers, leases or otherwise disposes directly or indirectly of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, Executive, in each case, whether pursuant to one or any series of transactions, except where (a) Executive is the surviving entity and (b) the ultimate beneficial owners of Executive’s outstanding capital stock or voting power immediately prior to such transaction or transactions own not less than ***** of the outstanding capital stock or voting power of Executive immediately after such transaction or transactions;
     (iii) Eagle Holding or any successor entity that subsequently has beneficial ownership of more than ***** of the capital stock or voting power of Eagle and Executive (with respect to Executive, only if Executive is then providing Regional Airline Services under this Agreement) (“Eagle Holding Entity”) consolidates with, or merges with or into, another Person, or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, Eagle Holding Entity, in each case, whether pursuant to one or any series of transactions in which any of the outstanding capital stock or voting power of Eagle Holding Entity are converted into or exchanged for cash or securities of any Person, except where the ultimate beneficial owners of the outstanding capital stock or voting power of Eagle Holding Entity immediately prior to such transaction or transactions continue to have more than ***** of the ultimate beneficial ownership of the surviving or transferee corporation immediately after such transaction or transactions, in each case other than any such transaction between Eagle Holding Entity, on the one hand, and Eagle or Executive or any of their Subsidiaries, on the other hand;
     (iv) the direct or indirect acquisition by a Major Carrier or any Person directly or indirectly controlling a Major Carrier of beneficial ownership of ***** of the capital stock or voting power of Eagle, Executive or Eagle Holding Entity;
     (v) the direct or indirect sale, transfer or other disposition of all or substantially all of the airline assets of Eagle Holding Entity or Eagle and Executive on a consolidated basis (but only for so long as Executive is providing Regional Airline Services under this Agreement) to a Major Carrier, whether in a single transaction or a series of related transactions;

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

     (vi) the liquidation or dissolution of Eagle Holding Entity in connection with a single transaction or a series of related transactions in which Eagle or Executive (but only for so long as Executive is providing Regional Airline Services under this Agreement) ceases operations as an air carrier;
     (vii) the direct or indirect acquisition by any “person” or “group” (as such terms are used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) not described in clause (iv) above, of beneficial ownership of more than ***** of the voting securities of Eagle Holding Entity, other than (a) a “person” or “group” consisting of American and its Subsidiaries, collectively or individually, or (b) a “group” that is a Person who has a Schedule 13D on file with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1 under the 1934 Act with respect to its holdings of Eagle Holding Entity’s voting securities (a “13D Person”), so long as (1) such 13D Person is principally engaged in the business of managing investment funds for unaffiliated securities investors and, as part of such 13D Person’s duties as agent for fully managed accounts, holds or exercises voting or dispositive power over Eagle Holding Entity’s voting securities, (2) such 13D Person was a Person who had a Schedule 13G on file with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1 under the 1934 Act with respect to its holdings of Eagle Holding Entity’s voting securities, and became a 13D Person pursuant to Rule 13d-1(f)(1), and (3) such 13D Person acquired and continues at all times to have beneficial ownership of Eagle Holding Entity’s voting securities pursuant to trading activities undertaken in the ordinary course of such 13D Person’s business and not with the purpose nor the effect, either alone or in concert with any 13D Person, of exercising the power to direct or cause the direction of the management and policies of Eagle Holding Entity, or of otherwise changing or influencing the control of Eagle Holding Entity, nor in connection with or as a direct or indirect participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) of the 1934 Act; provided, that a Change of Control shall not occur pursuant to this clause (vii) if such “person” or “group” reduces its ownership of the capital stock or voting power of Eagle Holding Entity, as the case may be, to less than ***** within one hundred twenty (120) days of the acquisition of beneficial ownership of more than ***** of such voting securities; or
     (viii) the entering into or execution by Eagle Holding Entity, Eagle or Executive of bona fide definitive agreements relating to the consummation of the transactions contemplated by, or which would result in a transaction described in, the immediately preceding clauses.
     “Claims” shall mean all liabilities, judgments, demands, recoveries, awards, settlements, penalties, fines, losses and expenses of any nature or kind whatsoever, including reasonable costs and expenses incidental thereto, under the laws, rules or regulations of any Governmental Authority (whether arising in tort, contract, under the Warsaw Convention, as amended, or the Montreal Convention, as amended, and related instruments and conventions or otherwise); Claims shall include the reasonable costs and expenses of investigating, preparing or defending any such Claims (specifically including post judgment and appellate proceedings or proceedings that are incidental to the successful establishment of a right of indemnification), such as reasonable attorneys’ fees and fees for expert witnesses, consultants and litigation support services.

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

     “Completed Scheduled Flight” shall mean a Scheduled Flight that takes off from its scheduled departure location and arrives at its scheduled final destination.
     “Confidential Information” shall mean any information or data, either oral or written, received by one Party from the other Party, whether pursuant to or in connection with this Agreement, and which is (a) marked as being “Confidential” or “Proprietary”; (b) otherwise reasonably identifiable as confidential or proprietary information; or (c) under the circumstances should reasonably be considered as confidential or proprietary information, including: (i) the terms and conditions of this Agreement; (ii) any Notice delivered or certificate signed by an authorized officer pursuant to Sections 8.11 and 9.05; (iii) American’s or Contractor’s information concerning public communications pursuant to Section 15.06(b); (iv) American’s cost-saving information shared as set forth in Section 9.04; and (v) American Data, Contractor Data and Jointly Owned Data; provided that “Confidential Information” shall not include (x) information received by a Party after the Distribution Date, free of any obligation of confidence at the time of the disclosing Party’s communication to the receiving Party; (y) information obtained from a third person or entity that is not prohibited from transmitting such information to the receiving party as a result of a contractual, legal or fiduciary obligation to the Party whose information is being disclosed; or (z) information that is or becomes generally available to the public, other than as a result of disclosure by a Party in violation of this Agreement.
     “Consent” shall mean any written authorization, agreement, approval, consent, ratification, waiver or other authorization, and “Consented” shall mean the act of providing any such Consent.
     “Contractor” shall mean, jointly and severally, Eagle and Executive (subject in all events to the provisions of Section 15.20).
     “Contractor Agent” shall mean any contractor, subcontractor, representative or agent (and the employees of any such contractor, subcontractor, representative or agent) retained, directly or indirectly, by Eagle or Executive and providing Regional Airline Services or any portion thereof on behalf of Eagle or Executive.
     “Contractor Data” shall mean all Contractor Employee Data, all Contractor Financial Data and all data originating from Contractor and not relating to Regional Airline Services or American.
     “Contractor Employee Data” shall mean Contractor’s records regarding its employees.
     “Contractor Financial Data” shall mean Contractor’s proprietary internal financial information.
     “Contractor Indemnified Parties” shall mean Eagle, Eagle Holding, Executive, any Contractor Agent and each of their respective Affiliates, and each of their respective successors or permitted assigns, and the directors, officers and employees of each such Person.
     “Contractor Labor Dispute” shall mean a Labor Dispute that relates to the employees or labor force of Contractor or any of Eagle’s or Executive’s Subsidiaries or Affiliates.
     “Controllable Cancellation” shall mean the cancellation of a Scheduled Flight that is not an Uncontrollable Cancellation.
     “Copyrights” shall mean: (i) any rights in original works of authorship fixed in any tangible medium of expression as set forth in the United States Copyright Act, 17 U.S.C. § 101 et. seq., registered or unregistered; (ii) all registrations and pending applications to register the rights identified in the clause

(i) hereof anywhere in the world; (iii) all foreign counterparts and analogous rights anywhere in the world; and (iv) all rights in and to any of the foregoing.
     “Covered Aircraft” shall mean all CRJ, ERJ and Turbo-Prop aircraft listed on Schedule 1, together with, for each aircraft, the two Engines described on Schedule 1 (or any replacement engine therefor in accordance with the terms of the applicable Aircraft Lease), as such schedule may be revised from time to time as necessary in order to reflect the removal of Uncovered Aircraft pursuant to this Agreement or any Covered Aircraft reinstated pursuant to Section 5.07.
     “CPI” shall mean (i) the Consumer Price Index for All Urban Consumers — U.S. City Average, Not Seasonally Adjusted Base Period: 1982-84 = 100 (such term shall exclude the “Food and Energy” component when used to adjust rates for the Primary Driver Rates as set forth on Schedule 2) as published by the Bureau of Labor Statistics, United States Department of Labor, or (at any time when the Bureau of Labor Statistics is no longer publishing such Index) as published by any other agency or instrumentality of the United States of America, or (ii) at any time after the index described in clause (i) shall have been discontinued, any reasonably comparable replacement index or other computation published by the Bureau of Labor Statistics or any other agency or instrumentality of the United States of America. If any such index shall be revised in any material respect (such as to change the base year used for computation purposes), then all relevant determinations under this Agreement shall thereafter be made in accordance with the relevant conversion factor or other formula published by the Bureau of Labor Statistics or any other agency or instrumentality of the United States of America, or (if no such conversion factor or other formula shall have been so published) in accordance with the relevant conversion factor or other formula published for that purpose by any nationally recognized publisher of such statistical information.
     “CPI Index” shall mean, as of any January 1, the CPI for the twelve (12) months ended as of the September 30 immediately preceding such January 1.
     “CRJ” shall mean a CRJ-700 or any successor model thereto that is then manufactured by Bombardier, Inc., a Canadian corporation, or its successors or assigns.
     “Day Rate” shall mean the ERJ Day Rate, CRJ Day Rate and Turbo-Prop Day Rate, as applicable.
     “Departure Rate” shall mean the ERJ Departure Rate, CRJ Departure Rate and Turbo-Prop Departure Rate, as applicable.
     “Distribution Date” shall have the meaning set forth in the Separation and Distribution Agreement.
     “DOT” shall mean the United States Department of Transportation or any successor Governmental Authority then performing the same or substantially similar duties.
     “Eagle Holding” shall mean AMR Eagle Holding Corporation, a Delaware corporation, or its successors or permitted assigns.
     “Engine” shall mean, with respect to each aircraft, each of the two engines listed by manufacturer and manufacturer’s serial numbers on Schedule 1, whether or not from time to time installed on the aircraft; together with any and all parts incorporated or installed in or attached thereto or any and all parts removed therefrom (or any replacement engine therefor in accordance with the terms of the applicable Aircraft Lease).

     “ERJ” shall mean the following types of aircraft that are manufactured by Empresa Brasileira de Aeronautica S.A., a Brazilian corporation, or its successors or assigns: Embraer 135, Embraer 140 and Embraer 145.
     “ERJ Basic Shop Visit” shall mean, with respect to any Engine associated with an ERJ Covered Aircraft, any shop visit that is performed at a facility, and that is based on a maintenance program, approved by the FAA.
     “Event of Default” with respect to any Covered Aircraft shall be deemed to occur if an “Event of Default” (as defined in the Aircraft Lease for such Covered Aircraft) occurs with respect to such Covered Aircraft.
     “Event of Loss” with respect to any Covered Aircraft shall be deemed to occur if an “Event of Loss” (as defined in the Aircraft Lease for such Covered Aircraft) occurs with respect to such Covered Aircraft.
     “FAA” shall mean the Federal Aviation Administration or any successor Governmental Authority then performing the same or substantially similar duties.
     “FARs” shall mean the federal aviation regulations or rules promulgated by the FAA under or pursuant to Title 14 of the Code of Federal Regulations, FAA airworthiness directives or FAA advisory circulars, as amended from time to time, or any successor regulations or rules therefore.
     “Final Monthly Schedule” shall mean each final schedule of Scheduled Flights for the next succeeding month pursuant to Schedule 4.
     “Fleet Type” shall mean each type of aircraft under this Agreement included within each Model Type: CRJ, Embraer 135, Embraer 140, Embraer 145, ATR 72 and ATR 72-212A.
     “Flight Hour” shall mean the actual operating time of a Completed Scheduled Flight between the actual time of its liftoff from its departure location and the actual time of its landing at its final destination, as determined in accordance with ACARS.
     “Flight Hour Rate” shall mean the ERJ Flight Hour Rate, CRJ Flight Hour Rate and Turbo-Prop Flight Hour Rate, as applicable.
     “Flight Operations Data” shall mean data related to the operation of the Covered Aircraft during flight for those flights operated under this Agreement as Regional Airline Services.
     “Flight Status Data” shall mean data relating to the status of a Scheduled Flight, including unplanned schedule changes, cancellations, delays and gate information.
     “Force Majeure Event” shall mean (i) any act of God, any fire, any act of terrorism, hostilities or war; (ii) any act of any government or Governmental Authority that generally affects the airline industry as a whole and is not the result of any action or failure to act by any Party affected by the Force Majeure Event; or (iii) any other act or event reasonably beyond the control of a Party, but only, in each case, to the extent such act or event prevents such Party from performing all or substantially all of its obligations hereunder; it being understood that notwithstanding the foregoing, Force Majeure Event shall not be deemed to occur as a result of any American Labor Dispute or any Contractor Labor Dispute.

     “Fuel Purchasing Agreement” shall mean that certain Fuel Purchasing Agreement, between American and Contractor, as amended from time to time in accordance with the provisions thereof, together with all exhibits, appendices, schedules and annexes thereto.
     “Governmental Authority” shall mean any federal, state, municipal, local, territorial, or foreign government or any governmental department, commission, court, judicial body, instrumentality, board, bureau, agency, registry, regulatory authority or body or airport authority (including private airport authorities or any similar authority or governing board in any domestic or foreign jurisdiction, or any private or quasi-governmental entity, governing board or other Person with authority to lease, convey or otherwise grant or restrict rights to use or operate any airport facilities).
     “Ground Handling Services” shall mean the ground handling services to be provided by Contractor for aircraft flown by American or on its behalf as specified in the Station Exhibits to the Master Ground Handling Agreement with respect to the specific Stations.
     “Guarantee” shall mean that certain Guarantee Agreement of even date herewith, attached hereto as Exhibit A, between American and Eagle Holding, as amended from time to time in accordance with the provisions thereof, together with all exhibits, appendices, schedules and annexes thereto.
     “Incident” shall mean an incident as defined by the rules and regulations adopted by the NTSB pursuant to 49 C.F.R. §830.2 or any successor provision.
     “Incremental Airline Services” shall mean regional airline services, of the kind and type provided hereunder by Contractor for American, to be provided to American other than pursuant to this Agreement, but excluding in all events any Replacement Airline Services.
     “Initial Term” shall mean the period from the Effective Date until the earlier to occur of (i) December 31, 2011 and (ii) the Distribution Date.
     “IT Transition Services Agreement” shall mean that certain IT Transition Services Agreement, among American, Eagle and Executive, as amended from time to time in accordance with the provisions thereof, together with all exhibits, appendices, schedules and annexes thereto.
     “Jet Aircraft Leases” shall mean those certain lease agreements between American, as lessor, and Eagle, as lessee, as amended, restated or modified from time to time in accordance with the provisions thereof, together with all exhibits, appendices, schedules and annexes thereto, in connection with the CRJ and ERJ Covered Aircraft.
     “Jointly Owned Data” shall mean Flight Operations Data.
     “Labor Dispute” shall mean any labor strike, work slowdown, work stoppage or similar labor dispute or action.
     “Loan Document Indemnified Parties” shall mean (i) Agência Especial de Financiamento Industrial — FINAME, a Brazilian federal government-owned public company, Bombardier Capital, Inc., a Massachusetts corporation and Export Development Canada, a corporation established by an Act of Parliament of Canada, in their capacities under the Loan Documents; (ii) Banco Nacional de Desenvolvimento Econômico e Social — BNDES, a Brazilian federal government-owned company; (iii) The Bank of New York Mellon Trust Company, N.A. and Wells Fargo Bank Northwest, National Association, as security trustees under the Loan Documents; and (iv) each of their respective successors or permitted assigns, and the directors, officers and employees of each such Person.

     “Loan Documents” shall mean any agreements or instruments pursuant to which credit or financing is provided to American or any Affiliates thereof relating to the purchasing or financing of any Covered Aircraft and/or any refinancings, refundings, renewals or extensions thereof, and any other instrument or document delivered pursuant thereto, as amended, restated or modified from time to time in accordance with the provisions thereof; it being understood that, notwithstanding the foregoing, Loan Documents shall only include amendments, restatements, modifications, refinancings, refundings, renewals or extensions thereof if (i) American provides a copy or summary of any such amendment, restatement, modification, refinancings, refundings, renewals or extensions thereof to Contractor and (ii) American has paid or agreed to pay, whether as a Pass Through Cost or otherwise, any increased out-of-pocket costs or expenses or revenue losses directly resulting to Contractor as a result of such amendment, restatement, modification, refinancings, refundings, renewals or extensions thereof; provided that, an amendment, restatement or modification shall not be deemed to result in increased costs to Contractor if Contractor does not provide Notice to American of such increased out-of-pocket costs or expenses or revenue losses within ten (10) days of American providing a copy of such amendment, restatement or modification to Contractor, which Notice shall state that Contractor believes such amendment, restatement or modification would result in increased out-of-pocket costs or expenses or revenue losses to Contractor and that Contractor desires to implement the meet and confer provisions of Section 14.03; it being understood that any revenue losses pursuant hereto shall be determined based on the amount payable to Contractor assuming the Minimum Average Monthly Block Hour Utilization of any affected Covered Aircraft as set forth in Section X of Schedule 4.
     “Maintenance Flights” shall mean all flights of Covered Aircraft used (i) for the purpose of flying maintenance flights as required to facilitate the proper maintenance of the Covered Aircraft and (ii) for a reasonable number of ferry flights to accommodate Scheduled Flights, in each case, consistent with past practice.
     “Major Carrier” shall mean a U.S. or foreign air carrier or its Affiliates (other than American or its Affiliates), the consolidated annual revenues of which are in excess of ***** as reflected on its audited financial statements for its most recently completed fiscal year.
     “Marks” shall mean any trademark, trade name, trade dress, service mark, logo, domain name, or other indicia of ownership owned or used by American, AMR or any of their respective Affiliates and includes Approved Marks.
     “Master Facilities Agreement” shall mean that certain Master Facilities Agreement, among American, Eagle and Executive, as amended from time to time in accordance with the provisions thereof, together with all exhibits, appendices, schedules and annexes thereto.
     “Master Ground Handling Agreement” shall mean that certain Master Ground Handling Agreement, among American, Eagle and Executive, as amended from time to time in accordance with the provisions thereof, together with all exhibits, appendices, schedules and annexes thereto.
     “Master Purchase Agreement” shall mean that certain Master Purchase Agreement of even date herewith, among American, Eagle and Executive, as amended from time to time in accordance with the provisions thereof, together with all exhibits, appendices, schedules and annexes thereto.

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

     “Model Type” shall mean the three (3) distinct types of aircraft under this Agreement: CRJ, ERJ and Turbo-Prop aircraft.
     “Non-Covered Aircraft” shall mean any aircraft owned, operated or stored by Contractor that are not Covered Aircraft.
     “Notice” shall mean a written notice, direction or instruction given in accordance with Section 15.01.
     “NTSB” shall mean the United States National Transportation Safety Board or any successor Governmental Authority then overseeing air transportation safety.
     “Party” shall mean any of American, on the one hand, or Eagle, Executive or Contractor, on the other hand, and “Parties” shall mean American and Contractor, collectively.
     “Person” shall mean an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity.
     “Regional Airline Services” shall mean, collectively, the provisioning by Contractor to American of Scheduled Flights, Ad Hoc Charter Flights and Maintenance Flights utilizing the Covered Aircraft, and the provision of maintenance or repair services on Covered Aircraft, all in accordance with the terms and conditions of this Agreement; but excluding in all events any and all Ground Handling Services.
     “Replacement Airline Services” shall mean regional airline services of the kind and type provided hereunder by Contractor for American using Covered Aircraft (or any aircraft replacing or in substitution for such Covered Aircraft, as determined by American in its sole discretion) that are at the time thereof then included in a pending Notice of Withdrawal.
     “Representative” shall mean the individual agent or representative designated by each Party to be its formal liaison with or representative to the other Party for matters relating to this Agreement, having the (non-exclusive) authority and responsibility as described in this Agreement.
     “Required Spare Engine Ratio” shall mean the following ratio of Spare Engines to Covered Aircraft: (i) 1 to ***** for the Turbo-Prop Covered Aircraft; (ii) 1 to ***** for the CRJ Covered Aircraft; and (iii) 1 to ***** for the ERJ Covered Aircraft.
“Schedule Data” shall mean data regarding the schedules for Scheduled Flights.
     “Scheduled Flight” shall mean a flight of a Covered Aircraft that is then included in the applicable Final Monthly Schedule and including any charter flights utilizing a Covered Aircraft, any Maintenance Flights directed by American or any non-revenue flights to ferry or position Covered Aircraft directed by American; but excluding any Ad Hoc Charter Flights.
     “Separation and Distribution Agreement” shall mean that certain Separation and Distribution Agreement, between AMR and Eagle Holding, as amended from time to time in accordance with the provisions thereof, together with all exhibits, appendices, schedules and annexes thereto.

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

     “Service Facilities” shall mean the American Facilities and Contractor Facilities, as defined in the Master Facilities Agreement.
     “Spare Engines” shall mean engines owned or leased by Contractor that may be installed on the Covered Aircraft, exclusive of the Engines specified in any Aircraft Lease (or any Replacement Engine therefor in accordance with the terms of the applicable Aircraft Lease).
     “Station” shall mean each airport at which Contractor then provides Regional Airline Services.
     “Subsequent Term” shall mean the period from the Distribution Date until the earliest to occur of (i) the ninth (9th) anniversary of the Distribution Date; (ii) the date when no Covered Aircraft remain subject to this Agreement; and (iii) any termination of this Agreement in accordance with the terms hereof.
     “Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the occurrence of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any other Person in which such Person directly, or indirectly through other Subsidiaries or Affiliates, beneficially owns more than 50% of the equity interest of that Person at the time.
     “Term” shall mean the Initial Term and the Subsequent Term, if any.
     “Termination Date” shall mean the date of the termination of this Agreement, as provided in a Notice delivered from one Party to the other pursuant to Article XIII, or, if no such early termination shall have occurred, the date of the end of the Term.
     “TSA” shall mean the United States Transportation Security Administration or any department of a Governmental Authority then performing the same or substantially similar duties.
     “Turbo-Prop” shall mean the following types of aircraft that are manufactured by Avions de Transport Regional, a Groupement d’intérêt économique established under an ordinance by the Republic of France, or its successors or assigns: ATR 72 and ATR 72-212A.
     “Turbo-Prop Sub-Subleases” shall mean those certain Sub-Sublease Agreements entered into between American, as sub-sublessor, and Executive, as sub-sublessee, as amended, restated or modified from time to time in accordance with the provisions thereof, together with all exhibits, appendices, schedules and annexes thereto, in connection with the Turbo-Prop Covered Aircraft.
     “Uncontrollable Cancellation” shall mean Contractor’s cancellation of a Scheduled Flight either: (i) at the direction of American; (ii) as a result of any Force Majeure Event; (iii) as a result of any actions taken by an ATC; (iv) as a result of American’s failure to provide services required to be provided by American under the IT Transition Services Agreement during the term thereof that are necessary for Contractor to operate a Completed Scheduled Flight; or (v) as a result of any other circumstance beyond Contractor’s reasonable control that does not otherwise constitute a Force Majeure Event, including any action or failure to act of a Contractor Agent, if and only if such Contractor Agent was (x) selected by American or (y) the only Person available at the particular Station of arrival or departure of such Scheduled Flight at the time of such Scheduled Flight to provide any such services to Contractor and, in either case, Contractor did not directly or indirectly cause or contribute to the action or failure to act of the

Contractor Agent that resulted in the cancellation of the Scheduled Flight; provided, that an Uncontrollable Cancellation shall not be deemed to include Contractor’s cancellation of a flight either (a) due to any such circumstance that is then also affecting American or any other Persons then providing Regional Airline Services in a substantially similar manner in connection with operations at the particular Station of arrival or departure of such Scheduled Flight and American or such other Person then does not cancel flights at such Station because of such same circumstance; or (b) as a result of a Contractor Labor Dispute.
     “Uncovered Aircraft” shall mean aircraft that were Covered Aircraft under this Agreement but that have been withdrawn from the terms and conditions of this Agreement pursuant to the terms of this Agreement; but excluding in all events any Uncovered Aircraft that again become Covered Aircraft pursuant to Section 5.07.
     “Wind-Down Period” shall mean the period after the Termination Date and until the time when the last Covered Aircraft has been withdrawn from this Agreement.
     “Wind-Down Schedule” shall mean the schedule, procedures and process for terminating Regional Airline Services relating to any Covered Aircraft in accordance with Section 13.03, which Wind-Down Schedule shall designate a date of withdrawal for such Covered Aircraft to be returned to American or its designee at which time the Covered Aircraft shall become Uncovered Aircraft.
     “Withdrawal Schedule” shall mean the final schedule for withdrawing Covered Aircraft in accordance with Section 5.02(b), which Withdrawal Schedule shall designate a date of withdrawal for such Covered Aircraft to be returned to American or its designee at which time the Covered Aircraft shall become Uncovered Aircraft.
     Additionally, the following terms shall have the meaning set forth in the corresponding sections of or schedules to this Agreement:

Term	Defined in Section or Schedule
“1934 Act”	“Change of Control” definition
“AA Flights”	Section 8.06(b)
“Absorbed Expenses”	Schedule 2A
“Agreement”	Introductory Paragraph
“American”	Introductory Paragraph
“American Cost Initiative”	Section 9.04(b)
“American Software”	Section 8.05(l)
“American System”	Section 6.04(a)
“Bonus”	Schedule 5
“CAATS”	Schedule 4
“Carryover Aircraft”	Section 5.04
“CEO”	Section 8.02
“Codeshare Airlines”	Section 8.06(e)
“Communication”	Section 15.01
“Contractor Fuel Task Force”	Schedule 7
“Controllable Completion Rate”	Schedule 5
“Controllable Costs”	Schedule 2A
“CRJ Block Hour Rate”	Schedule 2
“CRJ Covered Aircraft Day Rate”	Schedule 2
“CRJ Day Rate”	Schedule 2
“CRJ Departure Rate”	Schedule 2

Term	Defined in Section or Schedule
“CRJ Flight Hour Rate”	Schedule 2
“Dispute”	Section 14.01
“Eagle”	Introductory Paragraph
“Eagle Bid”	Section 8.11(b)
“Eagle Holding Entity”	“Change of Control” definition
“Effective Date”	Introductory Paragraph
“Emergency Response Plan”	Section 7.01(a)
“ERJ Basic Shop Visit Obligation”	Schedule 2A
“ERJ Basic Shop Visit Pass Through Threshold”	Schedule 2A
“ERJ Basic Shop Visit Rate”	Schedule 14
“ERJ Block Hour Rate”	Schedule 2
“ERJ Covered Aircraft Day Rate”	Schedule 2
“ERJ Day Rate”	Schedule 2
“ERJ Departure Rate”	Schedule 2
“ERJ Flight Hour Rate”	Schedule 2
“Executive”	Introductory Paragraph
“Fixed Base Operator”	Section 8.04(b)
“FMS”	Section 8.04(b)
“Fuel Burn Performance”	Schedule 7
“Fuel Consumption Baseline”	Schedule 7
“Fuel Efficiency Program”	Schedule 7
“IATA”	Schedule 7
“Indemnified Party”	Section 12.03
“Indemnifying Party”	Section 12.03
“Initial CRJ Block Hour Rate”	Schedule 2
“Initial CRJ Covered Aircraft Day Rate”	Schedule 2
“Initial CRJ Day Rate”	Schedule 2
“Initial CRJ Departure Rate”	Schedule 2
“Initial CRJ Flight Hour Rate”	Schedule 2
“Initial ERJ Block Hour Rate”	Schedule 2
“Initial ERJ Covered Aircraft Day Rate”	Schedule 2
“Initial ERJ Day Rate”	Schedule 2
“Initial ERJ Departure Rate”	Schedule 2
“Initial ERJ Flight Hour Rate”	Schedule 2
“Initial Primary Driver Rates”	Schedule 2
“Initial Term Absorbed Costs”	Schedule 2A
“Initial Term Base Compensation”	Schedule 2
“Initial Term Primary Drivers”	Schedule 2
“Initial Term Pass Through Costs”	Schedule 2A
“Initial Turbo-Prop Block Hour Rate”	Schedule 2
“Initial Turbo-Prop Covered Aircraft Day Rate”	Schedule 2
“Initial Turbo-Prop Day Rate”	Schedule 2
“Initial Turbo-Prop Departure Rate”	Schedule 2
“Initial Turbo-Prop Flight Hour Rate”	Schedule 2
“Insolvency Event”	Section 13.03(a)(i)
“Invoiced Amount”	Schedule 2
“Invoiced Pass Through Costs”	Schedule 2A
“LLP Agreement”	Schedule 2A
“LLP Obligation”	Schedule 2A
“LLP Pass Through Threshold”	Schedule 2A
“LLP Rate”	Schedule 14

Term	Defined in Section or Schedule
“Match Aircraft”	Section 8.11(a)
“Material Breach”	Section 13.03(a)(ii)
“Maximum Average Monthly Block Hour Utilization”	Schedule 4
“Minimum Average Monthly Block Hour Utilization”	Schedule 4
“Monthly Historical Percentage”	Schedule 5
“Notice of Withdrawal”	Section 5.02
“Pass Through Costs”	Schedule 2A
“Penalty”	Schedule 5
“Permitted Uses”	Section 15.08(a)(ii)
*****	*****
“Primary Driver Rates”	Schedule 2
“Primary Drivers”	Schedule 2
“Proposed Agreement”	Section 9.05(a)(i)
“Proposed Withdrawal Schedule”	Section 5.02(b)(i)
“Rate Reduction”	Section 9.05(b)(i)
“Rate Reset”	Section 9.07
“Reduced CRJ Rate”	Section 9.05(b)(i)
“Requested Plan”	Schedule 4
“Restoration Costs”	Section 13.03(c)(ii)
“Restoration Plan”	Section 13.03(c)(ii)
“Security Best Practices”	Section 15.07
“Security Policies”	Exhibit B
“Security Procedures”	Exhibit B
“Security Technical Controls”	Exhibit B
“Slots”	Section 8.01(a)
“Spare Engine Ratio”	Section 8.09
“Stub Aircraft”	Section 5.05
“Subsequent Term Base Compensation”	Schedule 2
“Third Party”	Section 8.10
“Third Party Bid”	Section 8.11(a)
“Turbo-Prop Block Hour Rate”	Schedule 2
“Turbo-Prop Covered Aircraft Day Rate”	Schedule 2
“Turbo-Prop Day Rate”	Schedule 2
“Turbo-Prop Departure Rate”	Schedule 2
“Turbo-Prop Flight Hour Rate”	Schedule 2
“Withdrawal”	Section 5.02(a)
“Withdrawn Covered Aircraft”	Section 5.02(a)
ARTICLE II
CAPACITY PURCHASE, REVENUES AND OTHER SERVICES
     Section 2.01 Capacity Purchase. Subject to the terms and conditions hereof, American shall purchase all of the capacity of the Covered Aircraft during the Term, and Contractor shall provide all of the capacity of the Covered Aircraft during the Term, solely to, or as directed by, American and in accordance with the following:

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

     (a) Fares, Rules and Seat Inventory. American shall in its sole discretion establish and publish all fares, related tariff rules, and other information for all seats on the Covered Aircraft on all Scheduled Flights. Contractor shall not publish any fares, related tariff rules (other than as prepared or authorized by American), or other information for the Covered Aircraft on any Scheduled Flights. In addition, American shall have complete and exclusive control in its sole discretion with respect to the Covered Aircraft relating to all (i) seat inventories, including all positive space and “space available” non-revenue seating, and pass travel policies, subject only to the provisions of any other agreement between American and Contractor then in effect, and (ii) revenue management decisions, including pricing, overbooking levels, discount seat levels and allocation of seats among various fare categories.
     (b) Flight Schedules. American shall establish and publish all schedules for the Covered Aircraft, including determining the city-pairs served, frequencies, timing of scheduled arrivals and departures of Scheduled Flights; provided, that all such schedules shall be subject to the scheduling and operating restrictions on Covered Aircraft as set forth in Schedule 4 and Schedule 6.
     Section 2.02 Flight-Related Revenues. American shall be entitled to and shall receive all revenues (including any consideration received from any interline and non-revenue travel agreements) resulting from the sale and issuance of passenger tickets associated with the operation of the Covered Aircraft and all other sources of revenue associated with the operation of the Covered Aircraft, including revenues relating to any (a) tickets sold under the designator code of a third party (such as an American, Eagle or Executive codeshare partner); (b) transportation of cargo or mail; (c) ancillary passenger service charges, including any baggage charges, food, beverage and duty-free services; and (d) guarantees, incentive payments or cost abatements from Governmental Authorities or other third parties in connection with scheduling flights to an airport or locality. All such revenues shall be the sole property of, and shall be retained by, American or, if received by Contractor, shall be held in trust on behalf of, and promptly remitted to American in accordance with Schedule 2.
     Section 2.03 Ground Handling. American shall provide, or arrange for Contractor or another Person to provide, all ground handling and related services with respect to the operation of the Covered Aircraft for Scheduled Flights pursuant to the terms and conditions of this Agreement. In connection therewith, American shall select in its sole discretion any Person to perform such services with respect to the operation of the Covered Aircraft; provided, that it is understood that American has initially selected Contractor to perform such services at certain Stations and, following the Distribution Date, such services shall be performed for a designated term at the specified Stations in accordance with the terms and conditions of the Master Ground Handling Agreement; and provided, further, that Contractor shall provide the necessary training and establish the operating procedures for any such Person performing such duties in order that it can be reasonably satisfied that such Person will provide such services in compliance with the policies and procedures adopted by Contractor or as directed by American from time to time in connection with the operation of the Covered Aircraft.
     Section 2.04 Service Facilities. During the Initial Term, American and Contractor shall cooperate to provide the facilities necessary to provide the Regional Airline Services. During the Subsequent Term, American shall use commercially reasonable efforts to provide or cause to be provided to Contractor the Service Facilities that are reasonably necessary for the provision of the Regional Airline Services pursuant to the terms and conditions of the Master Facilities Agreement. On the Distribution Date, pursuant to the terms of the Master Facilities Agreement, by execution thereof Contractor shall be deemed to acknowledge that the Service Facilities are sufficient and adequate for Contractor to provide the Regional Airline Services contemplated hereby (subject to any exceptions that may be agreed to by the Parties). Eagle and Executive shall jointly use the Services Facilities for providing Regional Airline

Services hereunder, except as otherwise agreed by the Parties during the Initial Term or as set forth in the Master Facilities Agreement and Master Ground Handling Agreement following the Distribution Date. Eagle and Executive shall cooperate with American in connection with the use of the Service Facilities to provide Regional Airline Services.
ARTICLE III
USE OF COVERED AIRCRAFT
     Section 3.01 Use of Covered Aircraft.
     (a) Use for Scheduled Flights. Except as American may otherwise Consent in its sole discretion, Contractor agrees that the Covered Aircraft (i) may only be used by Contractor to provide Scheduled Flights and (ii) may not be used by Contractor for any other purpose, including flight operations for any other airline or flight operations or activities on Contractor’s own behalf.
     (b) Ad Hoc Charter Flights. Notwithstanding the foregoing, Contractor may use, and American may request that Contractor use, the Covered Aircraft for Ad Hoc Charter Flights if, and only if, the Parties agree to such use and the terms of such use.
     (c) U.S. Military Transportation Programs. Notwithstanding any obligations under the Aircraft Leases to the contrary, if Contractor or American receives a request to use Covered Aircraft for U.S. military charter, passenger or cargo transportation, including the United States Civil Reserve Air Fleet program or a similar program, American and Contractor shall meet and confer in accordance with Section 14.03 regarding the appropriate response to such request within ten (10) days following the receipt of such request (or such shorter period as required by any law, rule or regulation of any Governmental Authority). American shall continue to perform certain obligations on behalf of Eagle and Executive either pursuant to the Guaranty of Military Air Transportation Agreement currently in effect or as subsequently agreed to by American in accordance with the specifications of the United States Department of Defense.
ARTICLE IV
LEASE OF AIRCRAFT AND APPLICABLE TERMS
     Section 4.01 Lease of Aircraft. American has leased or agreed to lease or sub-sublease the Covered Aircraft to Contractor that will be used for Contractor to provide the Regional Airline Services contemplated hereby. Any lease or sub-sublease of the Covered Aircraft shall be governed by the terms and subject to the conditions set forth herein and in the Aircraft Lease applicable to such Covered Aircraft. Subject in all events to American’s termination rights set forth in Sections 13.03(a) and (b), American’s withdrawal rights as set forth in this Agreement and American’s right to terminate the applicable Aircraft Lease because of an Event of Loss or Event of Default (in the event of any of which, American shall have no obligation to pay amounts to Contractor assuming the Minimum Average Monthly Block Hour Utilization of the Covered Aircraft as set forth in Section X of Schedule 4), to the extent that American does not make the Covered Aircraft available to Contractor for Contractor to provide the Regional Airline Services as contemplated herein, Contractor shall be entitled to receive, as its sole and exclusive remedy for such unavailability of the Covered Aircraft, the amount payable to Contractor assuming the Minimum Average Monthly Block Hour Utilization of such Covered Aircraft as set forth in Section X of Schedule 4.

ARTICLE V
WITHDRAWAL OF COVERED AIRCRAFT DURING SUBSEQUENT TERM
     Section 5.01 Withdrawal of Turbo-Prop Covered Aircraft During the Subsequent Term. During the Subsequent Term, American shall have the right and option to withdraw from the terms of this Agreement the specific number of Turbo-Prop Covered Aircraft set forth on Schedule 8, from and after the dates specified in Schedule 8, if it provides Notice to Contractor no less than six (6) months prior Notice of the planned date of such Covered Aircraft’s withdrawal, which Notice (a) shall specify the number of Turbo-Prop Covered Aircraft that shall be withdrawn; and (b) shall designate the actual date of withdrawal for such Turbo-Prop Covered Aircraft, at which time the Turbo-Prop Covered Aircraft shall become Uncovered Aircraft. At least five (5) months prior to the date of withdrawal of such Turbo-Prop Covered Aircraft as specified by American in such Notice, Contractor shall provide Notice to American identifying the specific tail numbers of the Turbo-Prop Covered Aircraft that shall be withdrawn. Upon the date of such withdrawal, (i) such aircraft shall cease being a Covered Aircraft and (ii) Contractor shall comply with the provisions of the applicable Turbo-Prop Sub-Sublease covering such aircraft, including any return conditions. At the time of the return of such Turbo-Prop Covered Aircraft to American or its designee on the date of withdrawal designated in such Notice, or on the date of the termination of the applicable Turbo-Prop Sub-Sublease, if Contractor has fulfilled its obligations under the applicable Turbo-Prop Sub-Sublease (including any return conditions) and the terms and conditions hereof, American shall pay to Contractor an amount to be determined during the Initial Term for each Turbo-Prop Covered Aircraft that is returned. Any Turbo-Prop Covered Aircraft that could have been withdrawn pursuant to this Section 5.01 in a given year but are not withdrawn shall continue to be subject to American’s right and option to withdraw such Turbo-Prop Covered Aircraft for the remainder of the Term. Without limiting the obligations of Contractor under the Turbo-Prop Sub-Subleases, upon receipt of such Notice, Contractor shall provide American with reasonable access to and, if requested by American, copies of all maintenance documents, certificates or other information relating to any or all of the Turbo-Prop Covered Aircraft that may be withdrawn as requested by American.
     Section 5.02 Withdrawal of CRJ and ERJ Covered Aircraft During the Subsequent Term.
     (a) Notice of Withdrawal. During the Subsequent Term and subject to the limitations set forth in Section 5.04, American shall have the right and option to withdraw from the terms of this Agreement the specific number of CRJ and ERJ Covered Aircraft set forth on Schedule 9, from and after the dates specified in Schedule 9, if it provides Notice to Contractor no less than twelve (12) months prior to the planned date of withdrawal of such CRJ and ERJ Covered Aircraft (each a “Notice of Withdrawal”), which Notice of Withdrawal shall specify the number of CRJ and ERJ Covered Aircraft, the applicable Model Types that shall be withdrawn and the planned date of withdrawal of such CRJ and ERJ Covered Aircraft. If a Notice of Withdrawal is given by American to Contractor, the number and applicable Model Types of CRJ and ERJ Covered Aircraft specified in the Notice of Withdrawal shall be withdrawn from this Agreement (each, a “withdrawal” or a “withdrawn Covered Aircraft”) on the date referenced in the Withdrawal Schedule, as specified in Section 5.02(b). Without limiting the obligations of Contractor under the Jet Aircraft Leases, upon receipt of a Notice of Withdrawal, Contractor shall provide American with reasonable access to and, if requested by American, copies of all maintenance documents, certificates or other information relating to any or all of the CRJ and ERJ Covered Aircraft that may be withdrawn as requested by American.

     (b) Withdrawal Schedule.
     (i) Following delivery of any Notice of Withdrawal and at least seven (7) months prior to the planned date of withdrawal of such CRJ and ERJ Covered Aircraft as specified in the Notice of Withdrawal, Contractor shall provide American with a schedule, which shall identify the specific tail numbers of the CRJ and ERJ Covered Aircraft that Contractor requests be withdrawn by American from this Agreement pursuant to the Notice of Withdrawal (a “Proposed Withdrawal Schedule”); it being understood that American shall be under no obligation to accept such Proposed Withdrawal Schedule. The Proposed Withdrawal Schedule shall: (A) designate a proposed date of withdrawal for such CRJ and ERJ Covered Aircraft to be returned to American or its designee; (B) be limited to the Model Type identified in the Notice of Withdrawal; (C) include the same number of CRJ and ERJ Covered Aircraft that were included in the Withdrawal Notice; and (D) set forth a good faith attempt to comply with the selection requirements set forth in Section 5.02(b)(iii).
     (ii) If American does not agree with the tail number designation or the date of withdrawal in the Proposed Withdrawal Schedule, at least six (6) months prior to the planned date of withdrawal of such CRJ and ERJ Covered Aircraft as specified in the Notice of Withdrawal, American may provide Contractor with another schedule, which shall thereafter be deemed the Withdrawal Schedule and shall: (A) identify the specific tail numbers of the CRJ and ERJ Covered Aircraft, as the case may be, that were included in any Notice of Withdrawal; (B) designate the actual date of withdrawal for such CRJ and ERJ Covered Aircraft to be returned to American or its designee at which time the CRJ and ERJ Covered Aircraft shall become Uncovered Aircraft; (C) be limited to the Model Type identified in the Notice of Withdrawal; (D) include the same number of CRJ and ERJ Covered Aircraft that were included in the Withdrawal Notice; (E) set forth a good faith attempt to comply with the selection requirements set forth in Section 5.02(b)(iii); and (F) be binding on Contractor; it being understood that, if American does not provide such a schedule within the time frame specified in this Section 5.02(b)(ii), then the Parties agree that the Proposed Withdrawal Schedule shall become and be deemed for all purposes hereof the Withdrawal Schedule.
     (iii) In connection with any Withdrawal Schedule with respect to any CRJ or ERJ Covered Aircraft, American and Contractor shall use commercially reasonable efforts to comply with the following selection criteria:
(A)	Following the withdrawal of any CRJ Covered Aircraft specified in any Proposed Withdrawal Schedule or Withdrawal Schedule given pursuant to this Section 5.02(b), the average age (measured in years) of all remaining CRJ Covered Aircraft (taken as a group) after giving effect to such contemplated withdrawal shall not exceed by more than ***** the average age (measured in years) of each CRJ Covered Aircraft set forth on Schedule 13.

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

(B)	Following the withdrawal of any Embraer 135, Embraer 140 or Embraer 145 Covered Aircraft specified in any Proposed Withdrawal Schedule or Withdrawal Schedule given pursuant to this Section 5.02(b), the average age (measured in years) of all remaining Embraer 135, Embraer 140 or Embraer 145 Covered Aircraft (taken as a group), as applicable, after giving effect to such contemplated withdrawal shall not exceed by more than ***** the average age (measured in years) of each Embraer 135, Embraer 140 or Embraer 145 Covered Aircraft, as applicable, set forth on Schedule 13.
; it being understood that, if the average age (measured in years) of all remaining CRJ or ERJ Covered Aircraft (taken as a group) exceeds by more than ***** the average age (measured in years) of all remaining CRJ or ERJ Covered Aircraft set forth on Schedule 13, then, upon Notice from Contractor to American, the Parties shall meet and confer in accordance with Section 14.03 in order to determine (i) whether any additional maintenance costs that would reasonably be expected to be incurred by Contractor in connection with such increase and (ii) the mechanism by which American shall reimburse Contractor, directly or indirectly, for such additional costs, if any.
     Section 5.03 Notice of Right to Continue Maintenance. During the Subsequent Term, American may elect to have Eagle continue to perform maintenance and repair services on any Covered Aircraft (and any Engines, Spare Engines or spare parts relating thereto) after such Covered Aircraft is withdrawn from this Agreement by providing Eagle with prior Notice at any time up to one (1) month following any Notice of Withdrawal. Such Notice shall identify the applicable number of Covered Aircraft and Model Type of such Covered Aircraft and the type of maintenance and repair services to be performed by Eagle. Upon any such election by American, Eagle shall use its commercially reasonable efforts to continue to provide base maintenance (and line maintenance at Stations at which Eagle continues to operate Covered Aircraft) on any Uncovered Aircraft as designated by American for a period of up to one (1) year after return of such Uncovered Aircraft to American at the greater of (i) commercially reasonable rates charged by third parties (that are not Affiliates of Contractor or American) as of the date of such Notice, or (ii) Eagle’s costs and expenses directly attributable to providing such maintenance services; provided that Eagle shall not be obligated to increase its facilities, employees or other capacity at any maintenance facilities in order to perform such maintenance and repair services.
     Section 5.04 Limit on Withdrawal. Any CRJ and ERJ Covered Aircraft that could have been withdrawn pursuant to Section 5.02(a) in a given year but are not withdrawn (the “Carryover Aircraft”) shall continue to be subject to American’s right and option to withdraw such Covered Aircraft for the remainder of the Term; provided that it is understood and agreed that, notwithstanding anything herein or in Schedule 9 to the contrary, the total number of CRJ and ERJ Covered Aircraft that may be included in Notices of Withdrawal given by American pursuant to Section 5.02(a) during any consecutive twelve (12) month period shall not exceed an aggregate of ***** CRJ and ERJ Covered Aircraft. If pursuant to any Third Party Bid referenced in Section 8.11(a), American receives ***** or more bids for Replacement Airline Services (other than Eagle Bids) and American elects not to accept any such bid, then, as of the date on which any CRJ and ERJ Covered Aircraft would have been withdrawn pursuant to such Third Party Bid, there shall be a one-time reduction in the then applicable number of Carryover Aircraft in an

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

amount equal to the number of CRJ and ERJ Covered Aircraft that were included in such Third Party Bid. A number of aircraft equal to such reduction shall remain subject to the terms and conditions of this Agreement until the end of the Subsequent Term.
     Section 5.05 Right to Have Stub Aircraft Withdrawn. During the Subsequent Term, Contractor shall have the right to have (i) all remaining CRJ and ERJ Covered Aircraft of any specific Model Type withdrawn from this Agreement if a Notice of Withdrawal would result in fewer than twenty (20) aircraft of such Model Type being subject to the terms and conditions of this Agreement or to any other similar air services agreement that may then be in effect between American and Contractor or (ii) all remaining Turbo-Prop Covered Aircraft withdrawn from this Agreement if fewer than ten (10) Turbo-Prop Covered Aircraft remain subject to the terms of this Agreement or to any other air services agreement then in effect between American and Contractor (such aircraft being referred to as “Stub Aircraft”). Contractor may elect to have such Stub Aircraft withdrawn by providing Notice to such effect to American no later than thirty (30) days following Contractor’s receipt of any Notice of Withdrawal that would result in Stub Aircraft, in accordance with Sections 5.01 or 5.02(a). Notwithstanding anything contained in this Article V to the contrary, any withdrawal of Stub Aircraft pursuant to this Section 5.05 shall be excluded from any calculation of the limit of Covered Aircraft that may be withdrawn pursuant to Section 5.04 and shall not be subject to the limitation on withdrawal specified in Section 5.02(b)(iii) and Schedule 9; it being understood that the limitation on American set forth in Section 5.04 and Schedule 9 shall be calculated from time to time as if no Stub Aircraft had been withdrawn by Contractor.
     Section 5.06 Withdrawal of Aircraft Due to Eagle Failure to Perform Requested Plan. If during the Subsequent Term, Contractor, other than as a result of a Force Majeure Event, gives Notice to American that it cannot provide the number of Block Hours as set forth on the Requested Plans for any three (3) consecutive months and, as a result of such Notice from Contractor, American reduces the number of Block Hours in the Final Monthly Schedules associated with such Requested Plans, regardless of whether Contractor complies with the Final Monthly Schedules, then American shall have the right in its sole discretion, which must be exercised by American within thirty (30) days following the end of such consecutive three (3) month period and upon providing a Withdrawal Schedule, to withdraw in accordance with Section 5.02(b) and subject to the aircraft selection constraints specified in Section 5.02(b)(iii), the number of Covered Aircraft described in the following sentence. The number of Covered Aircraft that American may withdraw pursuant hereto shall be equal to the aggregate number of Covered Aircraft at the end of such consecutive three (3) month period multiplied by the percentage difference between *****. Notwithstanding anything contained in this Article V to the contrary, any withdrawal of Covered Aircraft pursuant to this Section 5.06 shall be excluded from any calculation of the limit of Covered Aircraft that may be withdrawn pursuant to Section 5.04 or the maximum number of Covered Aircraft that may be withdrawn during any specified time period pursuant to Schedule 9.

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”..

By way of example and illustration, the calculation of the formula set forth above for a hypothetical consecutive three (3) month period would be as follows:

Block Hours in the Requested Plans (A)	205,000
Block Hours in the Final Monthly Schedules (B)	197,500
Net Difference in Block Hours (A — B = C )	7,500
*****	*****
*****	*****
*****	*****
*****	*****
     Section 5.07 Withdrawal of Aircraft Due to Failure to Maintain Controllable Completion Rate. If, during the Subsequent Term, Contractor fails to maintain a Controllable Completion Rate as set forth in Section II of Schedule 5 with respect to Scheduled Flights, then American shall have the right and option, upon providing at least ten (10) days Notice to Contractor, to withdraw from the provisions of this Agreement upon each failure up to ***** CRJ and ERJ Covered Aircraft; provided, that upon American’s exercise of such right and option, the next time period used to measure the Controllable Completion Rate as set forth in Section II of Schedule 5 shall commence on the next day following the last day of the period for which American exercised such right and option. American’s election to not withdraw any CRJ or ERJ Covered Aircraft that could have been withdrawn upon Contractor’s failure to maintain a Controllable Completion Rate as set forth in Section II of Schedule 5 and this Section 5.07 shall not preclude the later exercise by American of its withdrawal rights under this Section 5.07 for a subsequent failure by Contractor to maintain a Controllable Completion Rate. If any such failure to maintain a Controllable Completion Rate occurs as a result of a Contractor Labor Dispute and such Contractor Labor Dispute terminates prior to the sixtieth (60th) day following its initiation, at Contractor’s request by delivering Notice to American any withdrawn Covered Aircraft may be reinstated and again become Covered Aircraft subject to this Agreement without further act (to the extent the capacity of such aircraft is not then contractually obligated under any other agreement or binding or non-binding letter of intent with a third party); provided that American and Eagle shall enter into a new lease agreement for the lease of such reinstated Covered Aircraft from American to Eagle, which lease agreement shall contain terms and conditions substantially similar to the terms and conditions of the Jet Aircraft Lease that was in effect for such Covered Aircraft prior to its withdrawal and reinstatement pursuant to this Section 5.07. American shall promptly provide Notice to Contractor of any exercise of its rights pursuant to this Section 5.07, and such Notice shall include a Withdrawal Schedule that identifies the specific tail numbers to be withdrawn and the actual date of such Covered Aircraft’s withdrawal, which withdrawal date must be within one hundred eighty (180) days following such Notice. American shall, subject to the aircraft selection constraints specified in Section 5.02(b)(iii), designate the actual Covered Aircraft to be withdrawn pursuant to this Section 5.07 and withdrawal of such Covered Aircraft shall not affect any of Contractor’s other obligations under this Agreement or the Aircraft Leases with respect to such Covered Aircraft. Any Covered Aircraft that are reinstated shall remain subject to the rights of American and Contractor to withdraw Covered Aircraft pursuant to this Article V after any such reinstatement. Notwithstanding anything contained in this Article V to the contrary, any withdrawal of Covered Aircraft pursuant to this Section 5.07 shall be excluded from any calculation of the limit of Covered Aircraft that may be withdrawn pursuant to Section 5.04 or the maximum number of Covered Aircraft that may be withdrawn during any specified time period pursuant to Schedule 9.

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

     Section 5.08 Withdrawal of Aircraft Due to Event of Loss or Termination of Aircraft Leases. During the Subsequent Term and subject to Eagle’s obligations under the Aircraft Leases, (a) upon the occurrence of an Event of Loss with respect to any Covered Aircraft or (b) if a Covered Aircraft is no longer subject to an Aircraft Lease, then such Covered Aircraft shall be immediately withdrawn from the provisions of this Agreement. Notwithstanding anything contained in this Article V to the contrary, any withdrawal of Covered Aircraft pursuant to this Section 5.08 shall be excluded from any calculation of the limit of Covered Aircraft that may be withdrawn pursuant to Section 5.04 or the maximum number of Covered Aircraft that may be withdrawn during any specified time period pursuant to Schedule 9, but only if such Event of Loss or any termination of an Aircraft Lease was not caused by the gross negligence or willful misconduct of American or an American Agent.
     Section 5.09 Automatic Withdrawal of Aircraft Due to Most Favored Nations. If American elects to accept the Reduced CRJ Rate for CRJ Covered Aircraft pursuant to Section 9.05(b), then the maximum number of CRJ and ERJ Covered Aircraft that American is permitted to withdraw within the year in which such new rate takes effect as set forth on Schedule 9, and the number of Covered Aircraft that may be withdrawn pursuant to Section 5.04, shall be reduced by the number of CRJ Covered Aircraft to which the Reduced CRJ Rate applies; provided that, if the number of CRJ Covered Aircraft to which the Reduced CRJ Rate applies exceeds the number of CRJ and ERJ Covered Aircraft that American is permitted to withdraw within the year in which such new rate takes effect, then the maximum number of CRJ and ERJ Covered Aircraft that American is permitted to withdraw during the next year shall be reduced by the excess.
     Section 5.10 Withdrawal of Aircraft Due to Failure to Stay Below Fuel Consumption Baseline. If, during the Subsequent Term, the average Fuel Burn Performance for each Fleet Type of the Covered Aircraft in any calendar quarter or calendar year exceeds the Fuel Consumption Baseline for the applicable Fleet Type as set forth in Section XIV of Schedule 7 for such quarter or year, then American shall have the right and option, upon providing at least thirty (30) days Notice to Contractor and subject to the aircraft selection constraints specified in Section 5.02(b)(iii), to withdraw from the provisions of this Agreement up to a number of Covered Aircraft of each Fleet Type that is equal to ***** of the aggregate number of Covered Aircraft of such Fleet Type at the end of such quarter or year; provided that the total number of Covered Aircraft that may be included in any Notice of Withdrawal given by American pursuant to this Section 5.10 during any calendar quarter shall not exceed ***** Covered Aircraft. American shall provide Notice to Contractor of any exercise of its rights pursuant to this Section 5.10 within sixty (60) days of American’s receipt of data from Contractor pursuant to Sections 8.04(b)(v) and (vi) reflecting that a particular Fleet Type has exceeded the applicable Fuel Consumption Baseline, and such Notice shall include a Withdrawal Schedule that identifies the specific tail numbers within the applicable Fleet Type to be withdrawn and the actual date of each such Covered Aircraft’s withdrawal, which withdrawal must be within twelve (12) months following such Notice. Notwithstanding anything contained in this Article V to the contrary, any withdrawal of Covered Aircraft pursuant to this Section 5.10 shall be excluded from any calculation of the limit of Covered Aircraft that may be withdrawn pursuant to Section 5.04 or the maximum number of Covered Aircraft that may be withdrawn during any specified time period pursuant to Schedule 9.
     Section 5.11 Return Conditions for CRJ and ERJ Covered Aircraft. Upon the date for withdrawal for a CRJ or ERJ Covered Aircraft, as set forth in any Withdrawal Schedule delivered pursuant to Sections 5.02(b), 5.06, 5.07, or 5.08, it is understood and agreed that (a) such Covered

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

Aircraft shall cease being a Covered Aircraft for all purposes and (b) Contractor shall comply with the provisions of the applicable Jet Aircraft Lease covering such aircraft, including any return conditions. Any potential reinstatement of such Covered Aircraft pursuant to Section 5.07 shall not affect the foregoing requirements.
ARTICLE VI
SERVICE STANDARDS AND PERFORMANCE MEASUREMENT
     Section 6.01 Crews and Other Personnel. Contractor shall provide all crews (flight and cabin) and maintenance personnel necessary to operate all flights of Covered Aircraft and for all aspects (personnel and other) of operational control of such flights.
     Section 6.02 Governmental Regulations. Contractor shall maintain all FAA, DOT, TSA and other certifications, permits, licenses, certificates, exemptions, approvals, plans, and insurance required by Governmental Authorities necessary to enable Contractor to provide Regional Airline Services and to operate the Covered Aircraft. All Regional Airline Services provided by Contractor pursuant to this Agreement shall be conducted, operated and provided by Contractor in compliance in all material respects with all laws, rules and regulations of Governmental Authorities, including those relating to airport security, the use and transportation of hazardous materials and dangerous goods, environmental rules and regulations, crew qualifications, crew training and crew hours, and the carriage of persons with disabilities and without any violation of U.S. or foreign laws, rules, regulations or governmental prohibitions. Without limiting Contractor’s obligations under the Aircraft Leases, all Covered Aircraft shall be operated and maintained by Contractor in compliance with all laws, rules or regulations of any Governmental Authority, Contractor’s own operations manuals and maintenance manuals and procedures, and all applicable equipment manufacturers’ manuals and instructions. In connection with any capital improvements to any Covered Aircraft required by an airworthiness directive, Contractor (taken together with its Affiliates) shall not discriminate against such Covered Aircraft with regard to efforts to satisfy the requirements of the airworthiness directives including the method and date of compliance, and shall use its commercially reasonable efforts to satisfy such requirements, including any efforts used or applied by Contractor or its Affiliates with regard to any similar aircraft type owned or operated by Contractor or its Affiliates. In connection with any grounding of any of the Covered Aircraft, Contractor shall not discriminate against such Covered Aircraft with regard to efforts to satisfy the applicable requirements to lift such grounding order, and shall use its commercially reasonable efforts to satisfy such requirements, including any efforts used or applied by Contractor or its Affiliates with regard to any similar aircraft type owned or operated by Contractor or its Affiliates.
     Section 6.03 Quality of Service.
     (a) Procedures and Performance Standards. Contractor shall provide Regional Airline Services to American in accordance with American’s procedures and performance standards that are currently used in performing such services or the procedures and performance standards that are subsequently adopted, amended or supplemented by American and imposed on any other regional carriers then providing substantially similar services to American or, if there are no such procedures or performance standards then in effect, those as may be reasonable (as determined by American) or in accordance with the customary industry practice. Contractor shall be responsible for all crew and other employee conduct, appearance and training policies, aircraft cleaning (including the timing thereof) and standards and adequate staffing levels in order to comply with such procedures and meet such standards, including without limitation in respect of customer complaint response and any handling of irregular operations. Upon Notice from one Party to the other Party, Contractor and American shall meet and confer in accordance with

Section 14.03 regarding Contractor’s customer service and handling procedures and policies and its employees’ conduct, appearance and training standards and policies in an effort to ensure compliance with this Agreement, and to agree on the terms of any necessary corrective action plan, the timing of its implementation, and the degree to which any material costs and expenses associated with changes to such procedures and standards shall be borne by Contractor or American. Contractor shall promptly provide Notice to American of material cost increases or decreases that are likely to result from any change in any such procedures and performance standards. All Disputes which result from such material cost changes shall be subject to the procedures and requirements set forth in Section 14.01(a).
     (b) Contractor Representative Uniforms. Contractor shall require all of its personnel and any Contractor Agents providing Regional Airline Services in job classifications requiring direct public contact to wear uniforms and accessories furnished by Contractor that are of colors and styles approved by American. American shall be responsible for any reasonable out-of-pocket costs and expenses incurred by Contractor relating to the cost of uniform changes requested by American; provided, that Contractor shall provide American with a reasonable and binding estimate of the out-of-pocket costs and expenses before they are incurred, so that American may determine whether to implement the changes.
     (c) In-Flight Services. As directed by American, Contractor shall provide catering services on all flights on Covered Aircraft (excluding any Maintenance Flights or non-revenue flights to ferry or position Covered Aircraft) in accordance with American’s procedures and standards that are currently used in performing such services or any procedures or standards that may be subsequently adopted, amended or supplemented by American and imposed on any other regional carriers then providing substantially similar services to American or in accordance with customary industry practice or, if there is no customary industry practice, as may be deemed reasonable by American. Notwithstanding the foregoing, Contractor shall also coordinate its in-flight services with the in-flight services department of American or any Person designated by American to ensure consistency and quality of Contractor’s in-flight service, including non-safety related functions such as in-flight marketing announcements, meal and beverage presentation and delivery, and provisioning and usage of passenger amenity kits. Contractor shall implement suggestions made by American’s in-flight services department or any other Person designated by American if such suggestions can be implemented without increasing Contractor’s out-of-pocket costs and expenses or if American agrees to pay these out-of-pocket costs and expenses to Contractor. All costs and expenses relating to changes in in-flight services shall be paid by American as a Pass Through Cost, but only to the extent that the changes are not required by FARs or by any Governmental Authority; provided that any provision of food required by FARs or by any Governmental Authority shall be a Pass Through Cost. Contractor shall provide American with a reasonable estimate of all changes to costs and expenses relating to in-flight services before they are incurred, so that American may determine whether to implement the changes; provided that no such estimate shall be binding on Contractor.
     (d) Communication of Scheduled Flight Information. Contractor shall provide as promptly as possible to American through ACARS, accurate and timely updates of planned and actual departure and arrival times of Scheduled Flights (including updates of irregularities) and any changes in scheduling of a Scheduled Flight. Contractor shall use American Systems to confirm the reservations of passengers through the entire itinerary of their Scheduled Flights.
     (e) Aircraft Livery; Refurbishment and Design Costs. Contractor shall maintain all Covered Aircraft in a livery approved in writing by American and pursuant to this Section 6.03(e). Contractor shall bear the costs and expenses associated with performing any routine interior or exterior maintenance for the Covered Aircraft and shall perform such maintenance in a manner acceptable to American, pursuant to Sections 6.03(e)(i), 6.03(e)(ii) and 6.03(e)(iii). American shall be responsible for any reasonable out-of-pocket costs and expenses relating to a change in interior design and exterior livery to the Covered Aircraft, to the extent not required by FARs or any Governmental Authority, and other passenger service-related changes requested by American, including other livery, in each case that occur outside of or are incremental to (in work scope or cost) any aircraft refurbishment plan or routine interior or exterior maintenance. American shall be responsible for all implementation costs and expenses (including any resulting loss of revenue to Contractor based on the amount payable to Contractor assuming the Minimum Average Monthly Block Hour Utilization of the Covered Aircraft as set forth in Section X of Schedule 4) associated with any American-requested changes in interior design and exterior livery to the Covered Aircraft to the extent such changes are not required by FARs or a Governmental Authority. Contractor shall comply with the following requirements in connection with maintenance of the interior and exterior maintenance of the Covered Aircraft:
     (i) Painting Covered Aircraft. Subject to the foregoing, Contractor shall, at its cost and expense, re-paint Covered Aircraft as required to maintain an acceptable exterior appearance, or as otherwise directed by American on a case-by-case basis. The Covered Aircraft shall be painted in livery determined by American in its sole discretion, and any changes or deviations are subject to American’s prior approval. Painting of any Covered Aircraft, including the vendor to be used, must be approved in advance by American, which approval shall not be unreasonably withheld.
     (ii) Modifications to Covered Aircraft Interiors. With respect to modifications to the Covered Aircraft interiors, any modifications initiated by Eagle must be coordinated with American and approved in advance by American, and the costs thereof will be paid by Contractor; provided that American shall reimburse Contractor for a prorated portion of such costs, such prorated portion to equal the total cost of such modification multiplied by a fraction, the numerator of which shall equal the number of days remaining until the next regularly scheduled replacement of the interior to be modified and the denominator of which shall equal the number of days between the most recent replacement thereof and the next regularly scheduled replacement thereof. Any costs associated with such modifications initiated by American shall be paid by American.
     (iii) Cabin Maintenance and Exterior Cleaning. With respect to interior cabin maintenance and exterior cleaning of the Covered Aircraft, Contractor shall, at its cost and expense, comply with the following standards and replacement schedule; provided that such standards and schedules may be amended from time to time by American upon no less than thirty (30) days prior Notice to Contractor; provided further that the Parties shall meet and confer in accordance with Section 14.03 of this Agreement regarding any change in costs associated with amended standards and schedules:

     (A) An extensive interior clean shall take place every ***** days using vendors consented to by American from time to time, which consent shall not be unreasonably withheld;
     (B) Carpets shall be removed and cleaned every ***** days;
     (C) Seat coverings shall be conditioned every ***** days in conjunction with every other extensive interior clean and replaced as needed both on the line and in conjunction with every heavy maintenance check;
     (D) Seat bottom cushions shall be replaced every ***** years and back cushions for seats shall be replaced as needed in conjunction with heavy maintenance checks;
     (E) The galley and lavatory floor laminate shall be replaced at every heavy maintenance check;
     (F) The exterior shall be dry-washed every ***** days;
     (G) The exterior of the engines and the wings shall be dry-washed every ***** days; and
     (H) The exterior of the Covered Aircraft shall be polished *****.
     Section 6.04 Access and Use of American Systems.
     (a) Systems Access. During the Term, American shall provide Contractor with access to information systems, including AADAMS, computerized reservation systems, global distribution systems and other associated support systems, providing information regarding such things as seat inventory and passenger processing, and their respective successor systems, if any (each an “American System” and collectively “American Systems”), as determined by American to be necessary or appropriate for Contractor to provide the Regional Airline Services. Contractor shall bear all of its costs and expenses in connection with maintaining necessary communication with any American System except as provided in Section 6.04(b).
     (b) Systems Support. Contractor shall be responsible for the maintenance and performance of any equipment used to access or interface with American Systems at all times during the Term as provided in Section 6.04(a). American agrees to provide the necessary support to ensure contemporaneous transfer of American Data to Contractor to provide the Regional Airline Services. American may require Contractor to install and operate certain support programs necessary for American’s internal reporting systems. American shall train Contractor’s employees on the use of American Systems and support programs not in place as of the Distribution Date, including all costs and expenses associated therewith.
     (c) Use of Systems. Contractor shall use all American Systems and other systems, including ACARS, deemed by American necessary or appropriate for Contractor to provide Regional Airline Services; provided, that Contractor shall not be required to use any American

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

Systems, or other systems used by American during the Term that unreasonably interfere with the operational standards or performance requirements of Contractor. Contractor shall not use any American System for any purpose other than to provide Regional Airline Services. The Parties agree that the American Systems used by Contractor as of the Effective Date do not unreasonably interfere with the operational standards or performance requirements of Contractor.
     Section 6.05 Processing and Adjudicating Customer or Passenger Complaints. American shall process and adjudicate all customer or passenger complaints related to this Agreement and the Regional Airline Services and Contractor shall assist American in processing and adjudicating such customer or passenger complaints. American shall have complete and exclusive control of the method of processing and adjudicating such customer or passenger complaints and any final disposition or handling of any customer or passenger complaint shall be in American’s sole discretion consistent with how similar matters are then handled by American. No action taken by American, any American Agent, Contractor or Contractor Agent and no failure to act by American, any American Agent, Contractor or Contractor Agent in connection with the handling of any such customer or passenger complaints shall affect or otherwise impact any right of American or Contractor, as the case may be, to seek indemnification pursuant to Article XII, so long as any Indemnified Party’s rights as an Indemnified Party are not materially prejudiced by actions taken by American or an American Agent, or Contractor or a Contractor Agent, as the case may be.
ARTICLE VII
SAFETY
     Section 7.01 Incidents or Accidents.
     (a) Incidents or Accidents. Contractor shall, consistent with past practice, promptly notify American’s System Operations Control/Flight Dispatch Office of any irregularity involving a Covered Aircraft or providing Regional Airline Services, including those that result in any injury or death to persons or damage to property, including any Accident or a passenger irregularity report, or any Incident likely to result in a complaint or claim by passengers or an investigation by a Governmental Authority. Contractor shall furnish in writing to American as much detail as practicable concerning such irregularities, Accidents or Incidents and shall cooperate with American at Contractor’s own expense in any appropriate investigation. Contractor shall maintain an emergency response plan in accordance with the provisions of the Aviation Disaster Family Assistance Act of 1996 and any amendments or regulations relating thereto (the “Emergency Response Plan”). Contractor shall promptly inform American in writing of any material modifications to the Emergency Response Plan. American shall manage the customer response efforts on behalf of Contractor in the case of an Accident or Incident involving Regional Airline Services or the Covered Aircraft, including promptly responding to an Accident or Incident and providing necessary assistance and services to the family members of passengers and Contractor shall fully cooperate in such efforts at its own cost. American shall use commercially reasonable efforts to keep Eagle informed at reasonable intervals and given the various exigencies of the Accident or Incident regarding any and all ongoing developments of the customer response efforts. No action taken by American, any American Agent, Contractor or Contractor Agent and no failure to act by American, any American Agent, Contractor or Contractor Agent in connection herewith and consistent with the foregoing shall affect or otherwise impact any right of American or Contractor, as the case may be, to seek indemnification pursuant to Article XII, so long as any Indemnified Party’s rights as an Indemnified Party are not materially prejudiced by actions taken by American or Contractor, as the case may be.

     (b) Accident Reports. Contractor shall use its commercially reasonable efforts to promptly furnish to American a copy of every written report and plan that Contractor prepares (other than documents that Contractor reasonably believes are subject to an attorney-client privilege), whether such report is filed with the FAA, NTSB or any other Governmental Authority, relating to any Accident or Incident involving a Covered Aircraft or Regional Airline Services when such Accident or Incident is claimed to have resulted in the death or injury to any person or the loss of, damage to or destruction of any property. Contractor shall also provide prompt Notice to American of all irregularities involving any Scheduled Flights (including, without limitation, irregularities that result in any injury to or death of persons or material damage to property) as soon as such information is available and shall furnish to American in writing as much detail as practicable, or as reasonably requested by American, regarding such irregularity.
     Section 7.02 Audit of Contractor Operations. In addition to and without limiting American’s rights under the Accounting and Auditing Procedures and Payment Terms, American shall have the right, at its own cost (subject to Section III of Schedule 3), to inspect, review, and observe Contractor’s performance of the Regional Airline Services and to conduct a full safety service audit or review of Contractor’s operations, manuals and procedures reasonably related to providing Regional Airline Services. Any such audit or review may include an audit or review of Contractor’s Controllable Completion Rate data, coding of canceled flights, maintenance and operating procedures, crew planning, customer service, personnel records, spare parts, inventory records, training records and manuals, and flight, flight training and operational personnel records. Any such audit or review shall not unreasonably disrupt Contractor’s operations but such audits or reviews shall be of sufficient length and depth so as to allow American to properly certify Contractor’s safety and compliance with all laws, rules and regulations of a Governmental Authority. American shall provide Contractor with reasonable Notice of any audit or review dates. Notwithstanding the conduct or absence of any such audit or review, Contractor (and not American) is and shall remain solely responsible for the safe operation of Covered Aircraft and the safe provision of all Regional Airline Services, including (a) maintaining the airworthiness of all Covered Aircraft, and (b) complying with all FARs and any regulations by the DOT or any other Governmental Authority to the extent the responsibility for compliance therewith is not specifically allocated to Person other than Contractor.
ARTICLE VIII
OTHER CONTRACTOR OBLIGATIONS
     Section 8.01 Slots and Route Authorities.
     (a) Preservation of Slots. Contractor shall take any and all such actions as reasonably requested by American from time to time in order to preserve or acquire any and all airport takeoff or landing slot, operating authorization, parking allocation, enplanement allocation, route authority or other similar regulatory authorization (“Slots”) either held by Contractor on the Effective Date, subsequently acquired by Contractor or necessary in connection with Regional Airline Services provided or to be provided hereunder or the operation of Covered Aircraft as contemplated herein. To the extent requested by American by Notice delivered to Contractor, Contractor shall also use its commercially reasonable efforts to take whatever steps are necessary or required for Contractor to assign or transfer such Slots to American or its designee to allow American or its designee to use such Slots as may be requested by American, to the extent permitted by any laws, rules or regulations of a Governmental Authority. If any Slots held by Contractor or American and used for providing Regional Airline Services become subject to a material risk of forfeiture or other restriction as a result of any Controllable Cancellation or any other reason within Contractor’s reasonable control, then Contractor shall permit American on its behalf, to take commercially reasonable actions to preserve such Slots. If, despite American’s actions to preserve such Slots (including scheduling such Slots to a frequency that, if operated, would likely result in retention of such Slots), any Slots are forfeited or restricted as a result of such Controllable Cancellations or any other reason within Contractor’s reasonable control (and not solely as a result of any gross negligence or willful misconduct of American), then Contractor shall pay promptly to American, following Notice from American, an amount equal to the then current market value (immediately prior to any such forfeiture or restriction) of such forfeited or restricted Slots, as determined by an independent appraiser jointly selected by American and Contractor, or if American and Contractor are unable to agree on such selection within five (5) days of the Notice from American, an independent appraiser as selected by American, in either case whose determination of current market value shall be final and binding on all Parties and not subject to any remedy in equity or at law. During the Term, Contractor shall not, and shall not allow any other Person to (i) except as provided under Section 8.01(b) below, subject the Slots to any liens, claims, encumbrances or other restrictions, or any potential assignment or other disposition of any kind or nature whatsoever or (ii) except as Consented by American, use the Slots for purposes other than providing Regional Airline Services. In its sole discretion, American shall control the use and substitution of any and all Slots for the operation of each Scheduled Flight under this Agreement to enable American to effectively manage the priority of each such flight among all flights then being flown by American or on its behalf. Contractor’s obligations pursuant to the terms of this Section 8.01(a) to effectuate any transfer, assignment or acquisition of Slots shall survive any termination of this Agreement or the end of the Term for a period equal to the lesser of (A) sixty (60) days following the date of any such termination of this Agreement or the end of the Term or (B) so long as any transfer, assignment or acquisition of Slots requested pursuant to this Section 8.01 shall have been completed to American’s reasonable satisfaction.
     (b) Trades and Slides. Anything to the contrary herein notwithstanding, Contractor shall use commercially reasonable efforts as directed by American to acquire or affect trades or “slides” of Slots for the benefit of American, as requested by American by delivery of Notice to Contractor from time to time, at American’s sole cost and expense.
     (c) Changes in Regulatory Authority Affecting Slots. If any Governmental Authority awards Contractor with new or additional Slots as a result of Contractor providing Regional Airline Services or operating the Covered Aircraft, Contractor shall use its commercially reasonable efforts to promptly assign such Slots to American upon the terms and conditions set forth in Section 8.01(a) and 8.01(b) above.
     Section 8.02 Eagle or Eagle Holding CEO. If, at any time during the Subsequent Term, Eagle’s or Eagle Holding’s President and Chief Executive Officer (or any executive performing the duties of a chief executive officer however so titled) (the “CEO”) leaves office or is replaced, Eagle or Eagle Holding shall appoint a representative of Eagle Holding’s Board of Directors who is participating in the selection process to meet and confer, as set forth in Section 14.03, with American’s Chief Executive Officer regarding any replacement CEO, which meeting must occur at least ten (10) days prior to the CEO’s final designation by Eagle or Eagle Holding, as the case may be.
     Section 8.03 FAA or DOT Certification Suspension or Revocation. If Contractor discovers or is notified of the suspension or revocation, or potential suspension or revocation, of an FAA or DOT certification used in the operation of Scheduled Flights, then Contractor shall immediately deliver Notice to American of such suspension or revocation.

     Section 8.04 Fuel.
     (a) Fuel Efficiency Program. Without limiting the obligations of Contractor pursuant to the terms hereof, including the obligations of Contractor set forth in Sections 8.04(b) and (c) and the obligations of Contractor relating to Fuel Burn Performance, Contractor shall use commercially reasonable efforts to promptly adopt and adhere to a fuel efficiency program as described on Schedule 7 during the Subsequent Term, if it does not materially and adversely impact: (i) the safety of the Regional Airline Services under FAA operational specifications or other regulatory constraints; (ii) Contractor’s performance or costs and expenses under, or net income derived from, this Agreement and the Master Ground Handling Agreement (unless American reimburses Contractor for such costs and expenses); or (iii) the quality of Regional Airline Services.
     (b) Fuel Administrative Services. During the Subsequent Term, Contractor shall provide American with the following services related to the administration of fuel in connection with providing Regional Airline Services: (i) timely entry of data into the Fuel Management System (“FMS”) at Stations agreed upon by Contractor and American, including reconciling such data to the data of the fixed base operator, as designated by American, at such Station (the “Fixed Base Operator”) as of such month’s end and providing such reconciliation to American no later than the second (2nd) Business Day after the end of each month; (ii) if Contractor’s FMS manager is not available during regular business hours, then Contractor shall promptly arrange for a substitute manager from Contractor to oversee the FMS; (iii) Contractor shall at all times train its new employees on the use of the FMS; (iv) any issues regarding the Fixed Base Operator in connection with supply of fuel slips or bill of lading receipts shall be addressed by Contractor’s personnel prior to involving American; (v) in the event that American does not have access to Contractor fuel burn related data consistent with what American received prior to the Distribution Date, then no later than the fifteenth (15th) Business Day of each month, Contractor shall provide American with data related to the previous month’s fuel burn, which data shall include: total gallons of fuel consumed, fuel amounts for planned ramp arrivals, ferry fuel in gallons by Fleet Type and the average fuel burn performance (measured in gallons per Block Hour) for each Fleet Type for such month; and (vi) should American not have access to Contractor fuel burn related data consistent with what it received prior to the Distribution Date, Contractor shall, no later than January 15th of each year, provide American with data related to the previous calendar year’s average fuel burn performance (measured in gallons per Block Hour) for each Fleet Type for such year. To the extent Contractor no longer uses American’s fuel related systems, including FMS and American’s flight operating system, Contractor shall be required to provide American with access to any other fuel related systems for the purpose of reviewing fuel burn related information pertaining to Regional Airline Services, which information shall be consistent with the type and scope of information that American received during the calendar year immediately prior to the Distribution Date.
     (c) Fuel-Related Savings. During the Subsequent Term, Contractor shall implement any fuel-related savings that American requests to be implemented and for which American agrees in writing to pay the out-of-pocket costs or expenses arising directly therefrom (but excluding, in all events, overhead and general operating expenses, including, without limitation, salaries attributable or included in general and administrative expenses); provided, that Contractor shall provide American with a reasonable and binding estimate of the out-of-pocket costs and expenses before they are incurred.

     Section 8.05 Use of Approved Marks and Copyrights.
     (a) Ownership of Marks and Approved Marks. Contractor acknowledges and agrees that American or any of its Affiliates, as the case may be, is the sole worldwide owner or licensee of the Marks, including Approved Marks.
     (b) License to Use Approved Marks. Subject to the terms and conditions of this Agreement, including the quality of service requirements set forth in Section 6.03, Contractor is hereby granted the non-exclusive, non-transferable right and license to use the Approved Marks solely in connection with the advertising, promotion and sale of Regional Airline Services or as otherwise expressly authorized by American, in writing, from time to time. In connection with the license granted by this Section 8.05(b), Contractor agrees that:
     (i) American retains the right to determine, in its sole discretion, whether an Approved Mark may be used in connection with the advertising, promotion and sale of Regional Airline Services;
     (ii) Contractor has no right or permission to use any of the Marks, other than the Approved Marks, without first receiving American’s express Consent to do so;
     (iii) Contractor agrees that any and all use of the Approved Marks inures to the benefit of American or its applicable Affiliate that owns the Approved Mark, or the licensor of the Approved Mark, for all purposes; and
     (iv) Contractor acknowledges and agrees that it has no ownership interest in, nor during the Term will Contractor acquire an ownership interest in, any of the Marks or Approved Marks. Nothing in this Agreement shall be construed as granting to Contractor, nor shall Contractor be construed as retaining, any rights, title or interests in or to the Marks or Approved Marks.
(c)	Restrictions on Use. During the Term, neither Contractor nor any Affiliates of Contractor shall:
     (i) use Marks except for the Approved Marks as permitted hereunder;
     (ii) use or apply to register, or cooperate in any effort by any third party to use or register, Marks or any trademarks, service marks, domain names, keyword search terms, trade dress (including without limitation the livery, uniforms, or aa.com website) or trade names containing Marks or any trademarks, service marks, domain names, keyword search terms, trade dress or trade names that are confusingly similar to the Marks in connection with any products or services, except as specifically permitted under this Agreement;
     (iii) challenge or participate in any challenge to the validity or American’s or American’s Affiliates exclusive rights in the Marks, including without limitation any applications or registrations;
     (iv) take an actions inconsistent with American’s or its Affiliates ownership of the Marks, including without limitation, committing any act that would jeopardize or prejudice American’s or its Affiliates rights in the Marks, altering the Marks, or committing any act that would invalidate or be likely to invalidate American’s or its Affiliates rights in the Marks;

     (v) license, authorize, or otherwise permit, Contractor’s Affiliates to use the Marks except as permitted hereunder;
     (vi) license, authorize or otherwise permit any third party to use the Marks;
     (vii) use, assert, pledge or rely upon the Marks to incur, secure or perfect any obligation or indebtedness;
     (viii) use the Marks in any manner that would diminish their value or harm the reputation of American or their its Affiliates; or
     (ix) contest the fact that its rights granted pursuant to Section 8.05(b) of this Agreement are solely those of a licensee.
     (d) Required Identification. Contractor shall provide Regional Airline Services under the Approved Mark “American Eagle” or such other Approved Mark, as American may specify from time to time, and not the Contractor’s trademark, except to the extent required by law for disclosure of the operating carrier.
     (e) Marking. For all uses of Approved Marks, Contractor and its Affiliates shall affix proper trademark or service mark notice: the symbol ® for registered trademarks or service marks, or the symbols ™ or SM for unregistered trademarks or service marks, and where requested by American, a statement that the Approved Mark “is a (registered, if applicable) trademark (or service mark, if applicable) of American Airlines, Inc. and is being used by Contractor under license from American Airlines, Inc.”
     (f) Additional Approved Marks. If Contractor receives American’s Consent to use any additional Marks, then such Marks will then be considered Approved Marks.
     (g) New Marks. American has the right to amend the Approved Marks list at any time. If American removes a Mark from the Approved Mark list, Contractor must cease all use of the Mark within a time period to be determined at American’s sole discretion. Similarly, if American adopts a new Mark to be used in connection with the sale, promotion and advertising of Regional Airline Services, it will notify Contractor in writing and specify a deadline by which Contractor must incorporate the new Mark in its sale, promotion and advertising of Regional Airline Services.
     (h) AADAMS. American will provide Contractor with reasonable access to AADAMS so that Contractor may retrieve accurate renditions of the Approved Marks.
     (i) Further Assurances. At American’s request, Contractor agrees to cooperate with American and its Affiliates in connection with applications and other filings to create, register, maintain, or otherwise perfect American’s and its Affiliates rights in Marks, at American’s expense. Upon termination of this Agreement, the parties agree to do everything necessary to effect cancellation of the record, if any, of Contractor as a recorded licensee of the Marks throughout the world.
     (j) Quality Control of Approved Marks. American recognizes and understands the critical importance of exercising quality control over Contractor’s use of the Marks, so as to preserve the continued integrity and validity of the Marks and to protect the goodwill associated therewith. American is familiar with the quality of the services and products heretofore provided by Contractor and approves of and adopts the standards of such quality. American shall have the right to exercise quality control over Contractor’s use of the Marks to a degree reasonably necessary to maintain such quality. Contractor agrees that it shall:
     (i) use the Marks on or in connection only with those Regional Airline Services that conform to the specifications and standards of quality prescribed by American, including without limitation those identified in Section 6.03 of this Agreement, as amended from time to time by American in its sole discretion, and not depart from said specifications and standards without Consent from American;
     (ii) only use advertising, publicity material, corporate documents, literature, correspondence, Internet web site, promotional material and services bearing, incorporating or using the Marks that are tasteful and of a quality that is at least as high as the quality of similar materials, products and services offered by American, and in accordance with American’s written trademark usage policies and brand guidelines;
     (iii) use its best efforts to ensure that its provision and advertising of Regional Airline Services comply with all applicable ordinances, laws, and statutes governing the provision and advertising of Regional Airline Services; and
     (iv) cooperate and comply with American’s exercise of quality control over Contractor’s use of the Approved Marks, including:
     (A) submitting appropriate samples of use of the Approved Marks in advertising and provision of Regional Airline Services, and other licensed items bearing or associated with the Approved Marks;
     (B) allowing American to inspect, at all reasonable times and upon reasonable notice, the use of the Approved Marks in advertising and provision of Regional Airline Services and other licensed items bearing or associated with the Approved Marks on Contractor’s premises;
     (C) allowing American to review records relating to customer and other claims or complaints; and
     (D) submitting to audits or other reviews of its compliance with American’s quality control specifications and standards.
     (v) In the event American determines that there is a material defect or failure to maintain minimum quality standards in the quality of the services, advertising, publicity material, corporate documents, literature, correspondence, Internet websites, and promotional material bearing or provided in association with the Approved Marks, American shall notify Contractor in writing specifying in detail the nature of the defect and consult with Contractor to eliminate such defect. Defects or failures to maintain minimum quality standards in accordance with this Agreement, which continue even after efforts to eliminate such defects or increase quality standards, shall be considered a breach of this Agreement.
     (vi) Contractor agrees that under no circumstances shall Contractor:
     (A) transfer, sell, or give away to a third party any products bearing or services marketed or sold under the Marks that do not meet American’s quality standards;

     (B) use or display any Approved Marks that Contractor obtained from a source other than AADAMS or alter the Approved Marks in any way; or
     (C) display the Marks without the appropriate marking or proprietary rights notices as set forth in Section 8.05(e).
     (k) License and Use of American’s Copyrights. American grants to Contractor a non-exclusive, non-transferable, limited, royalty-free right and license to copy, display, perform, distribute and prepare derivative works of American’s Copyrights only as necessary for the limited purpose of providing, advertising and promoting Regional Airline Services in accordance with this Agreement. Any reproductions shall include the notice “Reproduced with permission of American Airlines, Inc. © [date] American Airlines, Inc.” Contractor agrees it will not materially alter works subject to American Copyrights without American’s Consent.
     (l) License and Use of American Software. American owns Copyrights and other rights in its propriety software that it makes available to Contractor under this Agreement (the “American Software”). American grants to Contractor a nonexclusive, nontransferable right and license to install, execute and use American Software in the manner described in this Agreement for the purposes of providing, advertising and promoting Regional Airline Services in accordance with this Agreement. Contractor must use American Software only in a manner and for the purposes for which American’s Software is provided to Contractor. Contractor may use American Software only as expressly permitted in this Agreement. Contractor may make copies of American Software for backup and archival purposes. Contractor may not make additional copies of American Software, provide Third Parties with access to American Software (other than Contractor Agents who are provided access in connection with Contractor providing Regional Airline Services), distribute American Software, or modify American Software without American’s Consent. Contractor may not dissemble, decompile, reverse engineer, or modify American Software.
     (m) Effect on American Data Provisions. Nothing in this section gives Contractor any additional license or rights in and to American Data that is not expressly set forth in this Agreement, nor does it affect Contractor’s duties with respect to American Data under this Agreement.
     (n) Infringement by Third Parties.
     (i) In the event that Contractor learns of any infringement or unauthorized use of any of the Marks or American’s Copyrights, it shall promptly notify American. American has the right to send infringement notices and bring infringement actions. If requested to do so, Contractor shall cooperate with and fully assist American in any such action, including without limitation providing Contractor’s files, communications, records, and other information relating to its Regional Airline Services or joining the action as a party, if necessary, at American’s sole expense. Any award or portion of an award, recovered by American in any such action or proceeding commenced by American shall belong solely to American.
     (ii) In the event a third party institutes a legal action against Contractor for its use of an Approved Mark, as provided in this Agreement, Contractor shall promptly notify American and its liability insurance carriers or brokers of such suit in writing. American shall defend, at its own expense, any such action, and Contractor shall cooperate in such defense as requested by American, at American’s expense. American shall pay all judgments and settlements resulting from such suits. Any award received by American in such an action shall belong solely to American.
     Section 8.06 Flight Designator Codes.
     (a) All Regional Airline Services shall be operated under the name “American Eagle” or other such name, incorporating an Approved Mark, as may be determined by American in its sole discretion.
     (b) All Scheduled Flights shall be identified by an “AA*” flight designator code (or such other flight designator codes as may be assigned by American in its sole discretion), as appropriate, in: (i) American, Contractor, and third party computer reservations systems, including Internet reservation systems; (ii) American timetables; (iii) airport flight information displays; and (iv) passenger tickets and like media distributed to or accessed by travel agents, other airlines or the public (all Scheduled Flights that display the “AA*” flight designator code are referred to herein as “AA Flights”).
     (c) To the extent Contractor subsequently discloses or identifies the AA Flights to the public as flights operated by Contractor, Contractor shall do so only in the following ways: (i) a symbol and/or text may be used in timetables and computer reservation systems indicating that AA Flights are operated by Contractor; (ii) to the extent reasonable and necessary, messages on airport flight information displays may identify Contractor as the operator of flights shown as AA Flights; and (iii) in any other manner prescribed and/or required by any laws, rules or regulations of a Governmental Authority.
     (d) In all cases, the conditions of carriage with regard to passengers on AA Flights will be between a passenger and American.
     (e) During the Term, American shall have the exclusive right to determine which other airlines (“Codeshare Airlines”), if any, may place their two letter designator codes on flights operated by Contractor with Covered Aircraft and to enter into agreements with such Codeshare Airlines with respect thereto. Contractor will cooperate with American and any Codeshare Airlines, as requested by American, with respect thereto (including, without limitation, entering into reasonably acceptable agreements with such Codeshare Airlines and making necessary governmental filings).
     Section 8.07 Periodic Reports. Contractor shall provide detailed reports in connection with its performance of the Regional Airline Services, as may be reasonably requested by American from time to time and in the form provided by American from time to time, including those specifically referenced in this Agreement, including periodic reports relating to: (a) scheduled and completed maintenance operations; (b) customer service complaints; (c) tax information; (d) Controllable Completion Rate or any data used in the calculation thereof; (e) passenger boarding information; (f) fuel usage on Covered Aircraft; (g) cancellations of Scheduled Flights; (h) any safety issues; (i) Approved Marks; (j) any licenses permitting the sale and dispensation of beer, wine, liquor or any other alcoholic beverages under Section 8.08; and (k) Contractor Data, to the extent such Contractor Data is being used to provide Regional Airline Services; it being understood that Contractor shall not be required to provide information that constitutes American Data, unless such American Data is in the possession of Contractor.
     Section 8.08 Liquor Licenses for Covered Aircraft. Contractor shall take all actions reasonably requested by American to preserve or acquire all licenses permitting Contractor to sell or dispense beer, wine, liquor or any other alcoholic beverages for consumption on the Covered Aircraft.

Contractor agrees from time to time following any request by American to deliver to American such documentation as is required by any laws, rules or regulations of a Governmental Authority and such other documentation as American may reasonably require to evidence Contractor’s ability to lawfully sell or dispense beer, wine, liquor or any other alcoholic beverages on the Covered Aircraft.
     Section 8.09 Spare Engines. Contractor shall at all times own a number of Spare Engines such that the ratio of (a) Spare Engines to (b) Covered Aircraft (the “Spare Engine Ratio”) equals or exceeds the Required Spare Engine Ratio. Within twelve (12) months after the withdrawal of one or more Covered Aircraft, American may elect to have Contractor lease or sublease to American, or to any Person that American directs, at commercially reasonable rates then being charged by third parties (that are not Affiliates of Contractor or American), up to that number of Spare Engines equal to the Spare Engine Ratio multiplied by the number of Covered Aircraft withdrawn (rounded down to the nearest whole number), by giving Notice to Contractor no less than thirty (30) days prior to the proposed date of such lease or sublease. Such Notice shall identify the number of Spare Engines, the length of lease or sublease term requested, and the proposed economic terms of such lease or sublease. Upon any such election by American, Contractor shall be obligated to lease or sublease any such Spare Engines to American or its designee. Notwithstanding the foregoing, if at any time the Spare Engine Ratio exceeds the Required Spare Engine Ratio, then Contractor may sell, lease or otherwise transfer such number of Spare Engines as will not result in the Spare Engine Ratio failing to equal or exceed the Required Spare Engine Ratio; provided that, Contractor may not sell, lease or otherwise transfer any Spare Engines if, either as a result thereof or as a result of a potential election by American to lease or sublease Spare Engines pursuant to this Section 8.09 within twelve (12) months following the withdrawal of Covered Aircraft, the Spare Engine Ratio would fail to equal or exceed the Required Spare Engine Ratio.
     Section 8.10 Eagle Right to Bid. During the Subsequent Term, American shall provide Notice to Eagle of requests for proposals pursuant to which American seeks Replacement Airline Services or Incremental Airline Services from any Person that is not an Affiliate of American (a “Third Party”), which Notice shall be delivered by American to Eagle contemporaneously with the Notice provided to any such Third Party; provided that if American subsequently alters or changes the terms of such request for proposal in any material respect, American shall deliver an additional Notice to Eagle pursuant to the procedure set forth above. If Eagle successfully bids on Replacement Airline Services or Incremental Airline Services, any such services shall be deemed to be provided with Uncovered Aircraft or Non-Covered Aircraft, as the case may be, and shall not be subject to the terms and conditions of this Agreement or any Aircraft Lease. For the avoidance of doubt, American shall be under no obligation to accept any bid from Eagle received by American pursuant to this Section 8.10, except as provided under Section 8.11 below.
     Section 8.11 Eagle Right to Match Bids for Replacement Airline Services.
     (a) In connection with any requests for proposal relating to Replacement Airline Services, American shall provide Eagle the opportunity to match on a substantially economically equivalent basis any bona fide bid from any third party (a “Third Party Bid”) in accordance with the terms of this Section 8.11 for ***** of the first ***** Covered Aircraft that are withdrawn by American from the terms of this Agreement and put out for Third Party Bids (the “Match Aircraft”), with a right to match at least ***** of any Covered Aircraft withdrawn from the terms of this Agreement in any calendar year up to the Match Aircraft.

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

     (b) With respect to Match Aircraft only, if Eagle submits a request for proposal for Replacement Airline Services (an “Eagle Bid”), to the extent that such Eagle Bid is not as beneficial to American (determined without regard to the identity of the bidder) as any Third Party Bid, American shall promptly provide Contractor with Notice setting forth the economic terms (such as aircraft type, compensation, duration, allocation of costs and expenses and aircraft ownership requirements) determined in good faith on an aggregate basis and any other material terms and conditions necessary for Eagle’s Bid to be substantially economically equivalent to the most beneficial Third Party Bid, along with a certificate signed by an authorized officer of American attesting that such Notice has been prepared in accordance with, and is consistent with, the foregoing. With respect to the Match Aircraft, Eagle shall have the right and option, which must be exercised within ten (10) days following such Notice from American, to elect to provide such Replacement Airline Services to American on the terms set forth in the Notice. If (x) Eagle so elects by Notice to American, or (y) if Eagle provides an Eagle Bid that is not less economically favorable to American than the Third Party Bid (without regard to the identity of the bidder), then such Replacement Airline Services shall be awarded to Eagle by American on the terms set forth in the Notice or in the Eagle Bid, as the case may be.
     (c) If Eagle does not submit an Eagle Bid, then American may award such Replacement Airline Services to any Person and Eagle’s right to match the economic terms of Third Party Bids shall be reduced by ***** of the number of Covered Aircraft in the request for proposal for Replacement Airlines Services.
     (d) If Eagle is provided the opportunity and elects not to match the terms of the Third Party Bid on a substantially economically equivalent basis (as set forth in American’s Notice to Contractor), then American may award such Replacement Airline Services to any Person on terms not less economically favorable to American than those set forth in such Notice, and Eagle’s right to match the terms of Third Party Bids shall be reduced by one hundred percent (100%) of the number of Covered Aircraft for which Eagle was given a right to match with respect to such request for proposal for Replacement Airlines Services.
     (e) Eagle shall have the right and option to request verification of the terms of any Third Party Bid in accordance with the procedures set forth in Section 14.01(c).
ARTICLE IX
CONTRACTOR COMPENSATION
     Section 9.01 Initial Term Compensation, Incentive Payments and Costs and Expenses. During the Initial Term, subject to the terms and conditions of this Agreement, for and in consideration of providing Regional Airline Services and the operation of the Covered Aircraft to be provided by Contractor hereunder, (a) American shall pay to Contractor the compensation provided on Schedule 2; (b) all costs and expenses incurred in connection with the Regional Airline Services during the Initial Term shall be payable pursuant to Schedule 2A; and (c) Contractor shall receive the Bonuses set forth on Schedule 5.
     Section 9.02 Subsequent Term Base and Incentive Payments. Subject to the terms and conditions of this Agreement, for and in consideration of providing Regional Airline Services and the

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

operation of the Covered Aircraft to be provided by Contractor hereunder during the Subsequent Term, American shall pay to Contractor the compensation provided on Schedule 2; provided, that the Primary Driver Rates for the Subsequent Term set forth on Schedule 2 shall only remain in effect through December 31, 2011, and thereafter shall be adjusted on each January 1, beginning with January 1, 2012, by multiplying the Primary Driver Rates in effect on the immediately preceding December 31 by the applicable Annual CPI Change as of such January 1. The Primary Driver Rates shall be subject to American’s ability to reduce or reset such rates pursuant to Sections 9.05(b) and 9.07. Additionally, during the Subsequent Term, in consideration for providing the Regional Airline Services and the operation of the Covered Aircraft by Contractor hereunder, Contractor shall also receive Bonuses and pay Penalties, not to exceed in each case ***** of the Primary Drivers component of Subsequent Term Base Compensation for the month to which such Bonuses were earned or such Penalties incurred, as the case may be, as set forth on Schedule 5, and which shall be paid as set forth in Schedule 2.
     Section 9.03 Subsequent Term Costs and Expenses. Except as otherwise provided in this Agreement, during the Subsequent Term, all costs and expenses incurred in connection with the Regional Airline Services shall be classified as either “Absorbed Expenses,” “Pass Through Costs” and “Controllable Costs” and shall be payable pursuant to Schedule 2A. Any cost or expense incurred by Contractor during the Subsequent Term that is not a Pass Through Cost or Absorbed Expense, regardless of whether such costs are described as a “Controllable Cost” on Schedule 2A, shall be considered a Controllable Cost.
     Section 9.04 Cost Savings.
     (a) Duty to Minimize Costs. Contractor agrees that, in connection with providing Regional Airline Services to American during the Subsequent Term, it shall use commercially reasonable efforts to minimize costs and expenses incurred by it (including by complying with commercially reasonable suggestions made by American for mitigating costs and expenses) if such costs and expenses (including aircraft fuel costs and expenses) are Pass Through Costs or Absorbed Expenses, or otherwise directly or indirectly reimbursable or paid by American to Contractor, in accordance with the terms and conditions of this Agreement.
     (b) American Cost Initiatives. At any time and from time to time during the Subsequent Term, American may by Notice to Contractor identify bona fide opportunities for cost savings to American or may require that American or another Person provide services or items procured by Contractor pursuant to this Agreement (each an “American Cost Initiative”). Within ninety (90) days of receipt of Notice from American, Contractor shall use its commercially reasonable efforts to implement such American Cost Initiative if it does not materially and adversely impact: (i) the safety of Regional Airline Services under FAA operational specifications or other regulatory constraints; (ii) Contractor’s performance or costs and expenses under, or net income derived, from this Agreement (unless American reimburses Contractor for such costs and expenses); or (iii) the quality of Regional Airline Services.

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

     Section 9.05 Most Favored Nations.
     (a) Process for Aircraft with More Than 86 Seats.
     (i) If, during the Subsequent Term, Contractor executes a letter of intent or reaches a binding or non-binding agreement on the material terms of a contemplated agreement or a material amendment to an existing agreement (a “Proposed Agreement”) with a Third Party pursuant to which Contractor proposes to provide any regional airline flight services pursuant to a capacity purchase or similar arrangement to any location or destination (including any Station) employing aircraft with more than eighty-six (86) seats, Contractor shall offer, on an all-or-nothing basis, to American the opportunity to enter into a new agreement on a substantially equivalent economic basis and substantially the same other material terms and conditions as are set forth in the Proposed Agreement covering Incremental Airline Services with respect to the same number of aircraft and model types as included or to be included in such Proposed Agreement, all upon the terms set forth in this Section 9.05(a).
     (ii) The offer to American pursuant hereto shall be made by Notice provided to American promptly following execution by Contractor of a Proposed Agreement, which Notice shall be prepared in good faith by Contractor and shall set forth the terms of the proposed new agreement, which shall include economic terms (such as compensation, aircraft type, duration, aircraft ownership requirements and allocation of costs and expenses) and all other material terms and conditions that are determined in good faith and on an aggregate basis to be at least substantially economically equivalent to American as the terms and conditions set forth in the Proposed Agreement, along with a certificate signed by an authorized officer of Contractor attesting that the Notice has been prepared in accordance with, and is consistent with, the provisions of this Section 9.05(a).
     (iii) American in its sole discretion may, by delivery of Notice to Contractor, within one hundred eighty (180) days after receiving such Notice from Contractor, indicate its election to enter into an agreement with Contractor on the terms specified in the Notice and for any locations specified by American, which new agreement shall be executed by Contractor and American as soon as reasonably practicable following delivery of American’s Notice; provided, that Contractor shall be permitted to delay its performance under the new agreement for a reasonable period to obtain the assets and resources (including crews) necessary or appropriate to provide such Incremental Airline Services pursuant to such new agreement.
     (iv) In the event that Contractor is obtaining or providing financing for any aircraft to be used by Contractor in connection with a Proposed Agreement, then Contractor shall also obtain or provide financing for any aircraft used in connection with the new agreement with American contemplated by this Section 9.05(a) on a substantially equivalent economic basis.
     (v) The rights granted to American pursuant to this Section 9.05(a) may be exercised an unlimited number of times throughout the Subsequent Term.
     (vi) American shall have the right and option to request verification of any Notice provided to it pursuant to this Section 9.05(a) in accordance with the procedures set forth in Section 14.01(c).

     (b) CRJ Rate Reduction for Aircraft with More than 60 Seats and Fewer than 86 Seats.
     (i) In connection with any Proposed Agreement with a Third Party during the Subsequent Term pursuant to which Contractor proposes to provide any regional airline flight services in accordance with a capacity purchase or similar arrangement to any location or destination (including any Station) employing aircraft with more than sixty (60) seats but fewer than eighty-six (86) seats, Contractor shall calculate the effective Primary Driver Rate that would apply with respect to CRJ Covered Aircraft if such CRJ Covered Aircraft were included in the Proposed Agreement (the “Reduced CRJ Rate”) and, to the extent that the Reduced CRJ Rate is lower than the CRJ Primary Driver Rate, Contractor shall offer to American a reduction in the Primary Driver Rates to the Reduced CRJ Rate for that number of CRJ Covered Aircraft that is equal to that number of aircraft with more than sixty (60) seats but fewer than eighty-six (86) seats that were included in the Proposed Agreement (the “Rate Reduction”), all in accordance with the terms set forth in this Section 9.05(b).
     (ii) Within ten (10) days after Contractor enters into a Proposed Agreement described in clause (i) above, Contractor shall provide American with a Notice setting forth the Reduced CRJ Rate, which Reduced CRJ Rate shall be calculated by Contractor in good faith to be substantially economically equivalent to those set forth in the Proposed Agreement, taking into account (x) the economic terms (such as compensation, aircraft type, aircraft ownership requirements and allocation of costs and expenses) set forth in the Proposed Agreement and any other material terms and conditions set forth in the Proposed Agreement, (y) any material differences between Contractor’s costs of providing regional airline flight services pursuant to the Proposed Agreement and the costs of providing Regional Airline Services hereunder and (z) the maximum aircraft take off weight and manufacturer’s estimated maintenance cost of the aircraft type included in the Proposed Agreement.
     (iii) Such Notice shall also set forth the number of aircraft with more than sixty (60) seats but fewer than eighty-six (86) seats that were included in the Proposed Agreement and shall be accompanied with a certificate signed by an authorized officer of Eagle attesting that the Reduced CRJ Rate set forth in the Notice has been calculated in accordance with the provisions of this Section 9.05(b).
     (iv) Upon receiving such Notice, American shall have the right and option within ten (10) days of such Notice to accept the Reduced CRJ Rate for CRJ Covered Aircraft, in which case the Reduced CRJ Rate shall take effect as of the first (1st) day of the month immediately following the exercise by American of such option.
     (v) Notwithstanding anything herein to the contrary, the provisions of this Section 9.05(b) shall not apply during any time when there is no collective bargaining agreement binding upon American that prohibits any party other than Eagle from operating such aircraft on American’s behalf.
     (vi) American shall have the right and option to request verification of any Notice provided to it pursuant to this Section 9.05(b) in accordance with Section 14.01(c).
     (c) Compliance. Contractor shall provide to American within thirty (30) days of the end of each year a certificate signed by a duly elected Eagle corporate officer stating that, to the best of such officer’s knowledge, Contractor has complied with this Section 9.05 during the Subsequent Term. In addition and without limiting the foregoing with respect to Sections 9.05(a)

and 9.05(b) above, American shall have the right and option to request verification of the Rate Reduction and the terms and conditions of any Proposed Agreement pursuant to the provisions set forth in Section 14.01(c).
     Section 9.06 New Station Costs. If (a) American requests that a Scheduled Flight commence at an airport at which no Regional Airline Services are being provided on the Distribution Date by Contractor to American and (b) such Scheduled Flight would result in unique costs (such as special training or special equipment) to Contractor in connection with providing Regional Airline Services, then American and Contractor agree to meet and confer pursuant to Section 14.03 to discuss this Scheduled Flight with the objective of determining the reasonable and appropriate adjustments in compensation to Contractor, if any, necessary to cover the anticipated additional costs and expenses to Contractor unique to such airport, such as over-water equipment costs or crew training costs.
     Section 9.07 Rate Reset. The Parties agree that one hundred twenty (120) days prior to the fourth (4th) anniversary of the Distribution Date, they shall meet and confer to negotiate in good faith a reset of the Primary Driver Rates for ERJ and CRJ Covered Aircraft and the LLP Rate in order to reflect current market rates charged by domestic regional airlines similarly situated to Contractor, operating aircraft and engines of sizes, ages and utilization rates similar to the Covered Aircraft and with a capitalization structure similar to Contractor (the “Rate Reset”). If the Parties are unable to agree on the appropriate Rate Reset on or prior to thirty (30) days prior to the fourth (4th) anniversary of the Distribution Date, then such Dispute regarding the appropriate Rate Reset shall be resolved subject to binding resolution in accordance with the procedures set forth in Section 14.01(b). Any such Rate Reset shall be effective as of the fourth (4th) anniversary of the Distribution Date; provided that if a Dispute regarding the Rate Reset is not resolved pursuant to Section 14.01(b) prior to the fourth (4th) anniversary of the Distribution Date, then (a) the Primary Driver Rates for ERJ, CRJ and Turbo-Prop Covered Aircraft and the LLP Rate in effect as of one hundred twenty (120) days prior to the fourth (4th) anniversary of the Distribution Date shall continue to be in effect until such time as the Dispute is resolved pursuant to Section 14.01(b); and (b) upon determination of the Rate Reset pursuant to Section 14.01(b), the Rate Reset shall have retroactive effect to the fourth (4th) anniversary of the Distribution Date, with any amounts owing by either Party to be promptly reconciled.
ARTICLE X
REPRESENTATIONS AND WARRANTIES
     Section 10.01 Eagle and Executive Representations and Warranties. Eagle and Executive jointly and severally represent and warrant to American as of the date hereof as follows:
     (a) Organization and Qualification. Each of Eagle and Executive is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, operate and use its assets and provide the Regional Airline Services.
     (b) Authority Relative to this Agreement. Each of Eagle and Executive has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Eagle and Executive. This Agreement has been duly and validly executed and delivered by each of Eagle and Executive and is, assuming due execution and delivery thereof by American and that American has legal power and right to enter into this Agreement, a valid and binding obligation of each of Eagle and Executive, enforceable against each of Eagle and Executive in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws, rules or regulations of a Governmental Authority relating to or affecting the enforcement of creditors’ rights generally and legal principles of general applicability governing the availability of equitable remedies (whether considered in a proceeding in equity or at law or otherwise under the applicable laws, rules or regulations of a Governmental Authority).
     (c) Conflicts; Defaults. Neither the execution or delivery of this Agreement nor the performance by either of Eagle and Executive of the transactions contemplated hereby will (i) violate, conflict with, or constitute a default under any of the terms of Eagle’s or Executive’s certificate of incorporation, by-laws, or any provision of, or result in the acceleration of any obligation under, any material contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease or other agreement to which Eagle or Executive is a party; (ii) result in the creation or imposition of liens in favor of any third person or entity; (iii) violate any law, statute, judgment, decree, order, rule or regulation of any Governmental Authority; or (iv) constitute any event which, after Notice or lapse of time or both, would result in such violation, conflict, default, acceleration or creation or imposition of liens.
     (d) Approvals. Each of Eagle and Executive possesses all approvals, certificates, licenses, permits or other authorizations of any Governmental Authority that are necessary or appropriate to execute and deliver this Agreement and to provide the Regional Airline Services and otherwise perform its obligations hereunder.
     Section 10.02 American Representations and Warranties. American represents and warrants to each of Eagle and Executive as of the date hereof as follows:
     (a) Organization and Qualification. American is a duly incorporated and validly existing corporation in good standing under the laws of the State of Delaware.
     (b) Authority Relative to this Agreement. American has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of American. This Agreement has been duly and validly executed and delivered by American and is, assuming due execution and delivery thereof by each of Eagle and Executive and that each of Eagle and Executive has legal power and right to enter into this Agreement, a valid and binding obligation of American, enforceable against American in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws, rules or regulations of a Governmental Authority relating to or affecting the enforcement of creditors’ rights generally and legal principles of general applicability governing the availability of equitable remedies (whether considered in a proceeding in equity or at law or otherwise under the applicable laws, rules or regulations of a Governmental Authority).
     (c) Conflicts; Defaults. Neither the execution or delivery of this Agreement nor the performance by American of the transactions contemplated hereby will (i) violate, conflict with, or constitute a default under any of the terms of American’s certificate of incorporation, by-laws, or any provision of, or result in the acceleration of any obligation under, any material contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease or other agreement to which American is a party; (ii) result in the creation or imposition of any liens in favor of any third person or entity; (iii) violate any law, statute, judgment, decree, order, rule or regulation of any Governmental Authority; or (iv) constitute any event which, after Notice or lapse of time or both, would result in such violation, conflict, default, acceleration or creation or imposition of liens.
     (d) Approvals. American possesses all approvals, certificates, licenses, permits or other authorizations of any Governmental Authority that are necessary to execute and deliver this Agreement and perform its obligations hereunder.
ARTICLE XI
INSURANCE
     Section 11.01 Minimum Insurance Coverage. Throughout the Subsequent Term, in addition to any insurance required to be maintained by Contractor or Eagle Holding on behalf of Contractor by any applicable Governmental Authority, any Loan Documents, or the Aircraft Leases, Contractor shall maintain, or cause to be maintained, in full force and effect policies of insurance with insurers of recognized reputation and responsibility, in each case to the extent available and of the type usually carried by corporations engaged in the same or similar business, similarly situated and owning or operating similar aircraft and engines and covering risks of the kind customarily insured, as follows:
     (a) Aviation Hull and Liability Insurance. Aviation hull and liability insurance, including aircraft third party, passenger liability (including passengers’ baggage and personal effects), personal injury, cargo and mail legal liability, products and completed operations liability, contractual liability insurance and all-risk ground and flight physical damage, with a combined single limit of not less than ***** per occurrence and in the annual aggregate as may be applicable, and with respect to non-passenger personal injury, a sublimit of ***** per occurrence and in the aggregate or such other limit which is customarily available in the industry. Such insurance shall also provide protection: (i) for hull war and other allied perils and include war and other allied perils liability insurance for passengers and third parties in the form of extended coverage endorsement (aviation liabilities) per clause AVN52E or its market equivalent; and (ii) for the loss of any Engines or parts while removed from the Covered Aircraft. To the extent that the required war risks coverage in (i) above is not included in such policies but is instead provided under separate insurance policies, government insurance and/or indemnification, Contractor shall provide evidence thereof in a form reasonably satisfactory to American.
     (b) Workers’ Compensation Insurance and Employer’s Liability Insurance. Workers’ compensation providing the statutory coverage required by the appropriate jurisdiction and employer’s liability with a limit of not less than ***** each accident for bodily injury by accident or ***** each employee for bodily injury by disease.
     (c) Automobile Liability Insurance. Automobile liability insurance covering all owned, non-owned leased and hired vehicles with policy limits of not less than ***** combined single limit per occurrence.
     (d) Other Property and Liability Insurance. Other property and liability insurance coverages (including, without limitation, property damage liability insurance, exclusive of any manufacturer’s product liability insurance) of the types and in the amounts that would be considered reasonably prudent for a business organization of Contractor’s size and nature, under

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

the insurance market conditions in effect at the time of placement, but in any event of the type and the amount that American may reasonably require to prevent or minimize a disruption in the provision of Regional Airline Services resulting from a casualty or liability incident related to any of Contractor’s operations.
     (e) Deductibles. All coverages described in this Section 11.01 shall be placed with deductibles reasonably prudent for a business organization of Contractor’s size and nature, under the insurance market conditions in effect at the time of placement.
     Section 11.02 Endorsements. In addition to any requirements under the Loan Documents or the Aircraft Leases, Contractor shall cause the liability policies described in Section 11.01 to be duly and properly endorsed by Contractor’s insurance underwriters as follows:
     (a) Subrogation Rights. To provide that the underwriters shall waive subrogation rights against American, except for its gross negligence or willful misconduct;
     (b) Additional Insureds. To provide that American and its Affiliates shall be named as additional insured parties;
     (c) Right of Contribution. To provide that such insurance shall be primary to and without right of contribution from any other insurance which may be available to the additional insureds;
     (d) Breach of Warranty. To include a “breach of warranty” provision in favor of the additional insureds insuring their interest regardless of any breach or violation by Contractor of any warranties, declarations or conditions contained in such insurance policies;
     (e) Cross Liability Warranty. With respect to the aviation liability insurance only, to include a “cross liability warranty” provision, providing American and each of the other additional insureds the benefit of all provisions of the aviation liability insurance policy, except the limits of liability, in the same manner as if there were a separate policy covering each additional insured (the total liability of the insurers, in respect of any and all insureds, shall not exceed the limits of liability set forth in the policy);
     (f) Contractual Liability. With respect to the aviation liability insurance only, to accept and insure Contractor’s hold harmless and indemnity undertakings set forth in this Agreement, but only to the extent of the coverage afforded by the aviation liability insurance policy or policies; and
     (g) No Cancellation or Amendment. With respect to all of the insurance policies described in Section 11.01, to provide that such policies shall not be canceled, terminated or the limits or coverage required hereunder be reduced (adverse change) until thirty (30) days after receipt by American of Notice from such insurers of such cancellation, termination or reduction (but seven (7) days or such lesser period after Notice shall have been sent to American (i) in respect of war risk insurance or (ii) if the cancellation or adverse change is a result of Contractor’s failure to pay the applicable workers compensation or property insurance premiums).
     Section 11.03 Evidence of Insurance Coverage. On the Distribution Date and on each anniversary thereof during the Subsequent Term, Contractor shall furnish to American a certificate of insurance certifying that such insurance and endorsements are in full force and effect. If Contractor fails to acquire or maintain insurance as herein provided, then American may at its option secure such insurance on Contractor’s behalf and Contractor shall take all actions requested or directed by American and cooperate with American in connection with obtaining or maintaining such coverage.
     Section 11.04 Compliance with Aircraft Leases and Loan Documents. Notwithstanding the foregoing, if the Aircraft Leases or any Loan Documents require additional policies of insurance, limits per occurrence or in the aggregate in excess of the amounts required in this Article XI, or additional endorsements, then Contractor shall procure such insurance and otherwise comply with the requirements specified therein.
ARTICLE XII
INDEMNIFICATION
     Section 12.01 CONTRACTOR INDEMNIFICATION.
     (a) CONTRACTOR INDEMNIFICATION OF AMERICAN INDEMNIFIED PARTIES. CONTRACTOR AND EAGLE HOLDING SHALL EACH JOINTLY AND SEVERALLY INDEMNIFY, DEFEND AND HOLD HARMLESS THE AMERICAN INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL CLAIMS ARISING OUT OF, CAUSED BY OR OCCURRING IN CONNECTION WITH (OR ALLEGED TO ARISE OUT OF, BE CAUSED BY OR BE OCCURRING IN CONNECTION WITH) (A) THE DEATH OF OR INJURY TO PERSONS (INCLUDING ALL INVITEES, GUESTS, PASSENGERS, SHIPPERS, EMPLOYEES, ANY OPERATOR OF THE COVERED AIRCRAFT AND AGENTS OF CONTRACTOR), OR DELAY OR LOSS OF OR DAMAGE TO PROPERTY (INCLUDING PROPERTY OF CONTRACTOR AND OF ITS INVITEES, GUESTS, PASSENGERS, EMPLOYEES AND AGENTS AND PROPERTY OF EACH INDEMNIFIED PARTY, INCLUDING AIRCRAFT, AIRFRAMES, ANY ENGINE, ANY PART OF ANY THEREOF, BAGGAGE OR CARGO) OCCURRING WHILE SUCH PERSONS OR PROPERTY ARE UNDER THE CONTROL OR IN THE CUSTODY OF, OR BEING TRANSPORTED BY CONTRACTOR (INCLUDING, FOR THE AVOIDANCE OF DOUBT, CLAIMS ARISING OUT OF DEATH OF OR INJURY TO REGIONAL AIRLINE SERVICES PASSENGERS TRAVELING ON AMERICAN TICKETS THAT IMPLEMENT LIMITS OR CONDITIONS OF LIABILITY OR JURISDICTIONAL RULES WITH RESPECT TO PASSENGER CLAIMS THAT DIFFER FROM THOSE OF CONTRACTOR), EXCEPT TO THE EXTENT CAUSED BY THE WILLFUL MISCONDUCT OF AMERICAN, ANY AMERICAN AFFILIATE OR AMERICAN AGENT; (B) NEGLIGENT ACTS OR NEGLIGENT OMISSIONS OF CONTRACTOR, ANY CONTRACTOR AFFILIATE, OR ANY CONTRACTOR AGENT, THAT ARE IN ANY WAY RELATED TO PROVIDING REGIONAL AIRLINE SERVICES, EXCEPT FOR CLAIMS OF THE TYPE REFERRED TO IN SECTION 12.02(A) ARISING FROM THE DEATH OF, OR INJURY TO, PERSONS, OR DELAY OR LOSS OF OR DAMAGE TO PROPERTY OCCURRING WHILE SUCH PERSONS OR PROPERTY ARE IN THE CONTROL OR CUSTODY OF, OR BEING TRANSPORTED BY, AMERICAN IN WHICH CASE AMERICAN SHALL INDEMNIFY AND REIMBURSE THE CONTRACTOR INDEMNIFIED PARTIES, NOTWITHSTANDING SUCH NEGLIGENT (BUT NOT WILLFUL) ACTS OR OMISSIONS OF CONTRACTOR, ANY CONTRACTOR AFFILIATE OR CONTRACTOR AGENT; (C) THE PERFORMANCE, IMPROPER PERFORMANCE OR NONPERFORMANCE, DIRECTLY OR INDIRECTLY, OF ANY COVENANT OR AGREEMENT OF CONTRACTOR PURSUANT TO THIS AGREEMENT OR ANY ANCILLARY AGREEMENT, OR ANY BREACH OF ANY REPRESENTATION OR WARRANTY OF CONTRACTOR CONTAINED IN SECTION 10.01 OR ANY ANCILLARY AGREEMENT; AND (D) CONTRACTOR’S FAILURE TO

PAY ANY AMOUNTS OWED BY CONTRACTOR IN CONNECTION WITH THE LLP OBLIGATION OR ERJ BASIC SHOP VISIT OBLIGATION PURSUANT TO SCHEDULE 2A.
     (b) EAGLE INDEMNIFICATION OF AMERICAN INDEMNIFIED PARTIES AND LOAN DOCUMENT INDEMNIFIED PARTIES. EAGLE AND EAGLE HOLDING SHALL EACH JOINTLY AND SEVERALLY INDEMNIFY, DEFEND AND HOLD HARMLESS THE AMERICAN INDEMNIFIED PARTIES AND THE LOAN DOCUMENT INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL CLAIMS ARISING OUT OF, CAUSED BY OR OCCURRING IN CONNECTION WITH (OR ALLEGED TO ARISE OUT OF, BE CAUSED BY OR BE OCCURRING IN CONNECTION WITH) (A) THE AIRCRAFT LEASES, THE AIRCRAFT DOCUMENTS (AS DEFINED IN THE JET AIRCRAFT LEASES), THE AIRCRAFT, THE AIRFRAME, ANY ENGINE OR ANY PART OF ANY THEREOF OR ANY FAILURE BY EAGLE TO PERFORM THEREUNDER; (B) THE DEATH OF OR INJURY TO PERSONS (INCLUDING ALL INVITEES, GUESTS, PASSENGERS, SHIPPERS, EMPLOYEES AND AGENTS OF EAGLE), OR LOSS OF OR DAMAGE TO PROPERTY (INCLUDING PROPERTY OF EAGLE AND OF ITS INVITEES, GUESTS, PASSENGERS, EMPLOYEES AND AGENTS AND PROPERTY OF EACH AMERICAN INDEMNIFIED PARTY AND EACH LOAN DOCUMENT INDEMNIFIED PARTY, INCLUDING THE AIRCRAFT, THE AIRFRAME, ANY ENGINE OR ANY PART OF ANY THEREOF), IN EACH CASE ATTRIBUTABLE TO THE AIRCRAFT, THE AIRFRAME, ANY ENGINE OR ANY PART THEREOF; (C) ANY ACTION OR INACTION OF EAGLE; (D) THE MANUFACTURE, CONDITION OR REPAIR OF THE AIRCRAFT (INCLUDING LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AND PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT); (E) THE OWNERSHIP OF THE AIRCRAFT DURING THE TERM OF THE APPLICABLE AIRCRAFT LEASE; (F) EXCEPT AS PROVIDED IN SECTION 7 OF THE APPLICABLE JET AIRCRAFT LEASE, THE DELIVERY, NONDELIVERY, REDELIVERY, LEASE, REGISTRATION, RE-REGISTRATION, ASSIGNMENT, TRANSFER, POSSESSION, USE, NON-USE, AIRWORTHINESS, STATE OF AIRWORTHINESS, MAINTENANCE, REPAIR, OVERHAUL, STORAGE, ALTERATION, MODIFICATION, POOLING, LOCATION, OPERATION, CONDITION, SALE OR RETURN OR OTHER DISPOSITION OF THE AIRCRAFT OR ANY PART THEREOF (INCLUDING INJURY, DEATH OR PROPERTY DAMAGE SUFFERED BY PASSENGERS, SHIPPERS OR OTHERS), AND ENVIRONMENTAL CONTROL, NOISE AND POLLUTION REGULATIONS RELATED TO THE AIRCRAFT; (G) THE CONDITION UPON RETURN OF THE AIRCRAFT, TO THE EXTENT SUCH CONDITION DOES NOT COMPLY WITH SECTION 5 OF THE APPLICABLE JET AIRCRAFT LEASE; OR (H) (WITHOUT LIMITING ANY OF THE FOREGOING) THE PERFORMANCE, IMPROPER PERFORMANCE OR NONPERFORMANCE, DIRECTLY OR INDIRECTLY, OF ANY COVENANT OR AGREEMENT OF EAGLE PURSUANT TO ANY AIRCRAFT LEASES, OR ANY OTHER DOCUMENT REQUIRED TO BE DELIVERED PURSUANT THERETO, OR ANY WARRANTY, CERTIFICATE OR AGREEMENT MADE OR DELIVERED IN, UNDER OR IN CONNECTION THEREWITH, OR ANY BREACH OF ANY REPRESENTATION OR WARRANTY OF LESSEE CONTAINED IN ANY AIRCRAFT LEASE OR ANY OTHER DOCUMENT REQUIRED TO BE DELIVERED PURSUANT THERETO, OR ANY WARRANTY, CERTIFICATE OR AGREEMENT MADE OR DELIVERED IN, UNDER OR IN CONNECTION THEREWITH. EAGLE AND EAGLE HOLDING SHALL NOT BE REQUIRED TO INDEMNIFY ANY AMERICAN INDEMNIFIED PARTY OR ANY LOAN DOCUMENT INDEMNIFIED PARTY FOR (I) LIABILITIES RESULTING FROM ACTS (INCLUDING FAILURE TO ACT) OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY; OR (II) ANY TAX EXCEPT TO THE EXTENT AND AS

SET FORTH IN SECTION 14 OF THE APPLICABLE JET AIRCRAFT LEASE; (III) ANY CLAIM TO THE EXTENT SUCH CLAIM IS ATTRIBUTABLE TO ACTS OR EVENTS OCCURRING AFTER THE RETURN OF THE AIRCRAFT PURSUANT TO SECTION 5 OF THE APPLICABLE JET AIRCRAFT LEASE OR, IF APPLICABLE, THE END OF THE STORAGE PERIOD (AS DEFINED IN THE APPLICABLE JET AIRCRAFT LEASE); (IV) ANY CLAIM WHICH CONSTITUTES A PERMITTED LIEN PURSUANT TO THE APPLICABLE JET AIRCRAFT LEASE; OR (V) ANY CLAIM WHICH IS AN ORDINARY AND USUAL OPERATING OR OVERHEAD EXPENSE. WITHOUT LIMITING THE FOREGOING, AMERICAN AND EAGLE EXPRESSLY INTEND THAT EAGLE AND EAGLE HOLDING SHALL HOLD HARMLESS, DEFEND AND INDEMNIFY EACH AMERICAN INDEMNIFIED PARTY AND EACH LOAN DOCUMENT INDEMNIFIED PARTY AGAINST CLAIMS (OTHER THAN CLAIMS THAT ARE EXPRESSLY EXCEPTED IN THIS SECTION 12.01(b)) THAT ARISE AS A RESULT OF THE NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR IMPUTED) OF AMERICAN OR ANY OTHER AMERICAN INDEMNIFIED PARTY OR LOAN DOCUMENT INDEMNIFIED PARTY AND AS A RESULT OF THE JOINT OR CONCURRENT NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR IMPUTED) OF AMERICAN, ANY OTHER AMERICAN INDEMNIFIED PARTY OR LOAN DOCUMENT INDEMNIFIED PARTY AND EAGLE.
     (c) INDEMNIFICATION DURING THE STORAGE PERIOD. NOTWITHSTANDING SECTION 12.01(b), DURING THE STORAGE PERIOD, ALL REFERENCES IN SECTION 12.01(b) TO “AMERICAN” AND “AMERICAN INDEMNIFIED PARTIES” SHALL BE DEEMED TO BE REFERENCES TO “CONTRACTOR” AND “CONTRACTOR INDEMNIFIED PARTIES” RESPECTIVELY, AND ALL REFERENCES TO “EAGLE” AND “EAGLE HOLDING” SHALL BE DEEMED TO BE REFERENCES TO “AMERICAN”; PROVIDED, HOWEVER, THAT CLAUSE (II) OF SECTION 12.01(b) SHALL NOT BE APPLICABLE DURING THE STORAGE PERIOD.
     Section 12.02 AMERICAN INDEMNIFICATION OF EAGLE. AMERICAN SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS THE CONTRACTOR INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL CLAIMS ARISING OUT OF, CAUSED BY OR OCCURRING IN CONNECTION WITH (OR ALLEGED TO ARISE OUT OF, BE CAUSED BY OR OCCURRING IN CONNECTION WITH) (A) THE DEATH OF OR INJURY TO PERSONS (INCLUDING ALL INVITEES, GUESTS, PASSENGERS, SHIPPERS, EMPLOYEES, ANY OPERATOR OF THE COVERED AIRCRAFT AND AGENTS OF AMERICAN), OR DELAY OR LOSS OF OR DAMAGE TO PROPERTY (INCLUDING PROPERTY OF AMERICAN AND OF ITS INVITEES, GUESTS, PASSENGERS, EMPLOYEES AND AGENTS AND PROPERTY OF EACH INDEMNIFIED PARTY, INCLUDING AIRCRAFT, AIRFRAMES, ANY ENGINE, ANY PART OF ANY THEREOF, BAGGAGE OR CARGO) OCCURRING WHILE SUCH PERSONS OR PROPERTY ARE UNDER THE CONTROL OR IN THE CUSTODY OF, OR BEING TRANSPORTED BY, AMERICAN, EXCEPT TO THE EXTENT CAUSED BY THE WILLFUL MISCONDUCT OF CONTRACTOR, ANY CONTRACTOR AFFILIATE OR CONTRACTOR AGENT; (B) NEGLIGENT ACTS OR NEGLIGENT OMISSIONS OF AMERICAN, ANY AMERICAN AFFILIATE OR AMERICAN AGENT THAT ARE IN ANY WAY RELATED TO PROVIDING REGIONAL AIRLINE SERVICES, EXCEPT FOR CLAIMS OF THE TYPE REFERRED TO IN SECTION 12.01(a) ARISING FROM THE DEATH OF, OR INJURY TO, PERSONS, OR DELAY OR LOSS OF OR DAMAGE TO PROPERTY OCCURRING WHILE SUCH PERSONS OR PROPERTY ARE IN THE CONTROL OR CUSTODY OF, OR ARE BEING TRANSPORTED BY, CONTRACTOR (IN WHICH EVENT CONTRACTOR AND EAGLE HOLDING SHALL EACH JOINTLY AND SEVERALLY INDEMNIFY AND REIMBURSE THE AMERICAN INDEMNIFIED PARTIES

NOTWITHSTANDING SUCH NEGLIGENT (BUT NOT WILLFUL) ACTS OR OMISSIONS OF AMERICAN, ANY AMERICAN AFFILIATE OR AMERICAN AGENT); AND (C) THE PERFORMANCE, IMPROPER PERFORMANCE OR NONPERFORMANCE, DIRECTLY OR INDIRECTLY, OF ANY COVENANT OR AGREEMENT OF AMERICAN PURSUANT TO THIS AGREEMENT OR ANY ANCILLARY AGREEMENT, OR ANY BREACH OF ANY REPRESENTATION OR WARRANTY OF AMERICAN CONTAINED IN SECTION 10.02 OR ANY ANCILLARY AGREEMENT.
     Section 12.03 Indemnification Claims. A Party (the “Indemnified Party”) entitled to indemnification from another Party under the terms and conditions of this Agreement (the “Indemnifying Party”) shall provide the Indemnifying Party with prompt Notice of any Claim that the Indemnified Party believes gives rise to a claim for indemnity against the Indemnifying Party. Notwithstanding the foregoing, the failure of an Indemnified Party to promptly provide Notice shall not constitute a waiver by the Indemnified Party of any right to indemnification or otherwise relieve such Indemnifying Party from any liability hereunder unless and only to the extent that the Indemnifying Party is materially prejudiced as a result thereof, and in any event shall not relieve such Indemnifying Party from any liability that it otherwise has on account of this Article XII. The Indemnifying Party shall be entitled, if it accepts financial responsibility for the third party Claim, to control the defense of, to settle or to pay for any such third party Claim at its own expense and by its own counsel; provided, that the Indemnified Party’s prior Consent (which may not be unreasonably withheld or delayed) must be obtained prior to settling any such third party Claim. The Indemnified Party shall provide the Indemnifying Party with such information as the Indemnifying Party shall reasonably request to defend or resolve any such third party Claim and shall otherwise cooperate with the Indemnifying Party in the defense or resolution of any such third party Claim. If the Indemnifying Party does not accept financial responsibility for the third party Claim or fails to defend against the third party Claim that is the subject of a Notice under this Section 12.03 within thirty (30) days of receiving such Notice (or sooner if the nature of the third party Claim so requires), or otherwise contests its obligation to indemnify the Indemnified Party in connection therewith, the Indemnified Party may, upon providing Notice to the Indemnifying Party, pay, compromise or defend such third party Claim. In the latter event, the Indemnified Party, by proceeding to defend itself or settle the matter, does not waive any of its rights hereunder to later seek indemnification from the Indemnifying Party. Except as set forth in this Section 12.03, the Indemnified Party shall not enter into any settlement or other compromise or Consent to a judgment with respect to a third party Claim as to which the Indemnifying Party has an indemnity obligation hereunder without the prior Consent of the Indemnifying Party (which may not be unreasonably withheld or delayed), and the entering into of any settlement or compromise, or the Consent to any judgment in violation of the foregoing shall constitute a waiver by the Indemnified Party of its right to indemnity hereunder to the extent the Indemnifying Party is prejudiced thereby. Any Indemnifying Party shall be subrogated to the rights of the Indemnified Party to the extent that the Indemnifying Party pays for any loss, damage or expense suffered by the Indemnified Party hereunder. Notwithstanding anything contained in this Section 12.03 to the contrary, Contractor and American shall cooperate in the defense of any Claim imposed jointly against them.
     Section 12.04 Employer’s Liability and Workers’ Compensation. Each Party shall bear full responsibility for its employer’s liability and workers’ compensation liability to its own officers, directors, employees or agents on account of injury or death resulting from or sustained in the performance of their respective service under this Agreement. Each Party, with respect to its own employees, hereby accepts full and exclusive liability for the payment of workers’ compensation and employer’s liability insurance premiums with respect to such employees, and for the payment of all taxes, contributions or other payments for unemployment compensation or old age benefits, pensions or annuities now or hereafter imposed upon employers by any Governmental Authority, including state, local or foreign, with respect to such employees measured by the wages, salaries, compensation or other remuneration paid to such employees, or otherwise, and each Party further shall make such payments and to make and file all reports and returns, and to do everything to comply with the laws imposing such taxes, contributions or other payments.
     Section 12.05 Joint and Several Liability of Eagle and Executive. Notwithstanding any other provision of this Agreement (other than Section 15.20 as applicable to Executive), Eagle and Executive shall be jointly and severally responsible for the performance of any obligations required to be performed by Contractor and shall be jointly and severally liable for any of their respective obligations under this Agreement, whether to be performed individually or jointly.
ARTICLE XIII
TERM AND TERMINATION
     Section 13.01 Term. This Agreement shall commence on the Effective Date and, unless earlier terminated as provided herein, shall continue until the Initial Term has expired. If the Distribution Date occurs, then this Agreement shall be deemed extended without any further action of the Parties until the end of the Subsequent Term, unless earlier terminated as provided herein.
     Section 13.02 Termination During the Initial Term. This Agreement may only be terminated during the Initial Term by the mutual agreement of the Parties; provided that this Agreement shall automatically terminate without any liability of any Party for breach and be of no further force or effect upon any termination of the Separation and Distribution Agreement prior to the Distribution Date.
     Section 13.03 Termination During Subsequent Term. This Agreement may be terminated during the Subsequent Term pursuant to this Section 13.03.
     (a) Termination by Either Party. In addition to and without limiting Section 13.03(b), during the Subsequent Term, either American, if the non-defaulting Party on the one hand, or Eagle, if Eagle and Executive are the non-defaulting Party on the other hand, shall have the right to terminate this Agreement in accordance with Section 13.03(d) by providing Notice (which Notice shall specify the Termination Date, subject to this Article XIII) to the defaulting Party or, with respect to a termination under Section 13.03(a)(i), to the Party suffering the Insolvency Event, if:
     (i) Bankruptcy. American, on the one hand, or Eagle, Executive, or Eagle Holding, on the other hand, (A) makes a general assignment for the benefit of creditors or becomes insolvent; (B) files a voluntary petition in bankruptcy; (C) petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets; (D) commences under the laws of any jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, readjustment of debt, dissolution, liquidation or any other similar proceeding for the relief of financially distressed debtors; (E) becomes the object of any proceeding or action of the type described in (C) or (D) above and such proceeding or action remains undismissed or unstayed for a period of at least sixty (60) days; or (F) is involuntarily divested of a substantial part of its assets for a period of at least sixty (60) days (each of (A) through (F) above an “Insolvency Event”);
     (ii) Material Breach. American, on the one hand as the defaulting Party, or Eagle or Executive, on the other hand as the defaulting Party, shall refuse, neglect or fail to perform, observe, or keep either (A) any material non-monetary covenants, agreements, terms or conditions on their part to be performed, observed or kept hereunder or (B) any other covenant, agreement, term or condition contained herein that would reasonably be expected to substantially deprive American, on the one hand as the non-defaulting Party or Eagle or Executive, on the other hand as the non-defaulting Party, of the benefits of this Agreement (individually and collectively, a “Material Breach”) and any such Material Breach shall continue for a period of sixty (60) days after Notice to cure such Material Breach to the defaulting Party thereof. Without limiting the generality of the foregoing, a Material Breach shall also be deemed to include any Material Breach by Eagle or Executive that occurs at least ***** or more times during any consecutive ***** period even if subsequently cured;
     (iii) Monetary Breach. American, on the one hand, or Eagle or Executive, on the other hand, shall fail to pay any amounts owing to the other Party under the terms and conditions of this Agreement, or either Party breaches a monetary provision of this Agreement, and such monetary default or failure remains uncured for more than ten (10) days after receipt of Notice of such failure to pay or monetary breach;
     (iv) Default under Ancillary Agreements. A default shall occur, or American, on the one hand, or Eagle or Executive, on the other hand, shall fail to pay any amounts owing to the other Party, under the terms contained in any Ancillary Agreement, which default or failure is not cured within any applicable cure period and as a result thereof the non-defaulting Party has a right to terminate such Ancillary Agreement; or
     (v) Force Majeure Event. A Force Majeure Event shall occur with respect to American, on the one hand, or Eagle or Executive, on the other hand, and such Force Majeure Event shall continue for more than fourteen (14) consecutive days; it being understood that if American is making payments to Contractor as set forth in Section 13.03(c)(iii), then Contractor may not terminate this Agreement.
     (b) Termination by American. In addition to and notwithstanding Section 13.03(a), during the Subsequent Term, American shall have the right by providing Notice (which Notice shall specify the Termination Date, subject to this Article XIII) to Contractor to terminate this Agreement (in accordance with Section 13.03(d)) for the following actions:
     (i) Termination of Aircraft Leases. If (A) American has terminated, pursuant to the terms thereof, at least two (2) of the Aircraft Leases prior to the end of their respective terms, and not pursuant to Article V, as a result of a Contractor breach or default thereunder or (B) a breach or default occurs under any of the Loan Documents as a result of a breach or default by Contractor under a Jet Aircraft Lease;
     (ii) Suspension of Contractor Certification. If Eagle or Executive’s FAA or DOT certification used in connection with the operation of Scheduled Flights is for any reason suspended or revoked or otherwise not in full force and effect and as a result either Eagle or Executive are not able to operate any of the Scheduled Flights, and such suspension or revocation is not rescinded within three (3) Business Days after Eagle or Executive is advised of any such suspension or revocation; provided, however, that the foregoing shall not apply to any suspension or revocation of Executive’s FAA or DOT certification in connection with the transfer of all or substantially all of Executive’s obligations to operate Scheduled Flights to Eagle or to a non-carrier specific grounding of any Covered Aircraft by regulatory or court order or other governmental action;

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

     (iii) Change of Control. If a Change of Control has occurred to which American has not Consented in advance;
     (iv) Contractor Violation of American Collective Bargaining Agreement. If Eagle or Executive changes the manner in which it conducts business on or after the Distribution Date (including operating a particular aircraft type or number of aircraft) and such change causes American to be in violation or breach of any term of any collective bargaining agreement binding upon American, which term was in effect as of the Distribution Date, unless such violation or breach is directly and solely the result of a request of, or direction by, American; provided, that, for the avoidance of doubt, the separation of Eagle from American that occurs on the Distribution Date shall not, in and of itself, constitute a change in the manner in which Eagle or Executive conducts its business for the purposes of this Section 13.03(b)(iv);
     (v) Lack of Required Insurance Coverage. If Contractor fails to comply in any respect with Article XI, and, as a result thereof, the insurance required pursuant to this Agreement, the Aircraft Leases or any Loan Document is not then in full force and effect or the insurance is not at any time in compliance with the requirements herein or therein specified; or
     (vi) Failure to Maintain Controllable Completion Rate. Eagle or Executive fails to maintain a Controllable Completion Rate as set forth in Section III of Schedule 5 with respect to the Scheduled Flights.
     (c) Actions during a Force Majeure Event or Labor Dispute.
     (i) Imminent Force Majeure or Labor Dispute. Without limiting the rights to terminate specified herein, during the Subsequent Term:
     (A) American shall provide Notice to Contractor if either (1) a Force Majeure Event with respect to American or an American Labor Dispute occurs or (2) American reasonably believes that there is a substantial likelihood of an imminent occurrence of such a Force Majeure Event or an American Labor Dispute.
     (B) Contractor shall provide Notice to American if either (1) a Force Majeure Event with respect to Contractor or a Contractor Labor Dispute occurs or (2) Contractor reasonably believes that there is a substantial likelihood of an imminent occurrence of such a Force Majeure Event or a Contractor Labor Dispute.
     (C) Upon the receipt of the Notice specified in Sections 13.03(c)(i)(A) or 13.03(c)(i)(B), the Parties shall meet and confer pursuant to Section 14.03 and (1) shall use commercially reasonable efforts to mutually develop a preemptive strategy to manage and mitigate the risks, costs and expenses expected to be incurred as a result of such Force Majeure Event, American Labor Dispute or Contractor Labor Dispute, as the case maybe, which may include temporarily adjusting the schedule of Scheduled Flights and (2) use commercially reasonable efforts to implement any such mutually developed strategy.

     (D) Contractor covenants and agrees that it shall mitigate any costs and expenses incurred by it during a Force Majeure Event, if such costs and expenses are Pass Through Costs or Absorbed Expenses, or otherwise directly or indirectly reimbursable or paid by American to Contractor in accordance with the terms and conditions of this Agreement.
     (ii) Cessation of Force Majeure Event or Labor Dispute. If the Agreement has not been terminated pursuant to this Article XIII, upon any cessation of a Force Majeure Event, American Labor Dispute or Contractor Labor Dispute that impacts Scheduled Flights, American and Contractor shall meet and confer pursuant to Section 14.03 to mutually develop an orderly transition plan to restore the Scheduled Flights operated by Contractor prior to such Force Majeure Event or Labor Dispute (a “Restoration Plan”). Any such Restoration Plan shall take into account the operational needs and capabilities of each Party, any other air services agreement that may then be in effect between American and any other Person that would impact the Scheduled Flights, the impact on American customers and the cost to each of the Parties. The Parties covenant and agree to use commercially reasonable efforts to develop and implement such Restoration Plan. With respect to the costs and expenses incurred by each of American and Contractor in connection with the implementation of a Restoration Plan (respectively, “Restoration Costs”), (A) if any such Restoration Plan was implemented due to a Force Majeure Event with respect to Contractor or a Contractor Labor Dispute, then Contractor shall be responsible for the Restoration Costs and (B) if such Restoration Plan was implemented due to a Force Majeure Event with respect to American or an American Labor Dispute, then American shall be responsible for the Restoration Costs, and American shall continue to compensate Contractor in accordance with Article IX.
     (iii) Performance During Force Majeure Event. Prior to any termination hereof as specified in this Article XIII and without limiting any Party’s right to terminate this Agreement pursuant thereto, the Parties’ obligations under this Agreement shall be immediately suspended in the event, to the extent and for the period of time that performance is delayed or prevented prior to the termination hereof for the occurrence of any Force Majeure Event; provided that the foregoing shall not apply to any outstanding rights, obligations or payments that are then due and payable in accordance with the terms hereof; and provided further that (A) the suspension of the obligations in accordance herewith is of no greater scope and of no longer duration than is required by the Force Majeure Event and (B) the Party suspending its obligations because of the Force Majeure Event uses commercially reasonable efforts to remedy its inability to perform. Without limiting the foregoing, upon the occurrence of a Force Majeure Event or upon the occurrence of a Labor Dispute, American may, instead of suspending its performance or exercising any right it may have to terminate this Agreement as a result of the occurrence thereof, elect to continue to compensate Contractor for any Scheduled Flights flown in accordance with the Final Monthly Schedule or, if there are no Scheduled Flights as a result of such Force Majeure Event or Labor Dispute, in accordance with Section X of Schedule 4 hereof assuming the continued Minimum Average Monthly Block Hour Utilization of the Covered Aircraft, in which event: (1) Contractor may not suspend the performance of its obligations under this Agreement except to the extent such performance is not possible as a result of such Force Majeure Event or Labor Dispute; (2) Contractor shall not have the right to terminate this Agreement as a result of American’s failure to pay the compensation set forth in Schedule 2 of this Agreement; (3) no default by American shall be deemed to have occurred under Schedule 2 of this Agreement with respect to payment obligations under this Agreement; and (4) American shall continue to be entitled to all rights and benefits under this Agreement.
     (iv) Effect of Section. Nothing contained in this Section 13.03(c) shall be deemed to limit or otherwise affect any Party’s rights under Section 13.03(a)(v).
     (d) Rights and Obligations upon Termination; Election of Remedies.
     (i) Survival During Wind-Down Period. Upon any termination pursuant to this Section 13.03, the Subsequent Term shall continue, and this Agreement shall survive in full force and effect, beyond the Termination Date until the end of the Wind-Down Period, if any, and the rights and obligations of the Parties under this Agreement, including without limitation remedies available upon the occurrence of a Material Breach, shall continue with respect to each Covered Aircraft until it is withdrawn from this Agreement and otherwise until the later of the Termination Date or the end of the Wind-Down Period, if any.
     (ii) Termination by Eagle. If Eagle terminates this Agreement pursuant to Section 13.03(a), then the Covered Aircraft shall be withdrawn from this Agreement in accordance with the following terms and conditions:
     (A) The Notice of termination delivered by Eagle to American pursuant to Section 13.03(a)(iii) shall be irrevocable by Eagle and shall contain a Termination Date that is not more than sixty (60) days after the date of such Notice. As of the Termination Date set forth in the Notice of termination delivered pursuant to Section 13.03(a)(iii), all of the Covered Aircraft shall automatically be withdrawn from this Agreement and shall cease to be Covered Aircraft as of such date and this Agreement shall terminate.
     (B) The Notice of termination delivered by Eagle to American pursuant to Sections 13.03(a)(i), 13.03(a)(ii), 13.03(a)(iv) or 13.03(a)(v) shall be irrevocable by Eagle and shall contain a Termination Date that is at least thirty (30) days after the date of such Notice. Prior to the tenth (10th) day after receipt of such Notice of termination, Eagle shall deliver to American a Wind-Down Schedule that identifies the specific tail numbers of each Covered Aircraft type to be withdrawn and the actual date of such Covered Aircraft’s withdrawal. The Wind-Down Schedule may not provide for the withdrawal of more than thirty (30) Covered Aircraft per month.
For the avoidance of doubt, it is intended that the rights and remedies referred to in this Section 13.03(d)(ii) shall be cumulative and in addition to any rights or remedies otherwise available at law or in equity. The exercise by Eagle of any one or more of such rights or remedies shall not preclude the simultaneous or later exercise by Eagle of any or all of such other rights or remedies.
     (iii) Termination by American. If this Agreement is terminated by American pursuant to Sections 13.03(a) or 13.03(b), then American may, in its sole discretion:
     (A) Elect for the cessation of all Regional Airline Services immediately and for all Covered Aircraft to be withdrawn from this Agreement as of the Termination Date specified in the Notice of termination given by American in accordance with Sections 13.03(a) or 13.03(b);
     (B) Provide Contractor with a revocable Wind-Down Schedule within ninety (90) days of delivery of the Notice of termination, providing for the withdrawal of such Covered Aircraft from this Agreement and identifying the specific tail numbers of each Covered Aircraft type to be withdrawn and the actual date of such Covered Aircraft’s withdrawal. American may amend or modify such Wind-Down Schedule in its sole discretion by providing two (2) weeks Notice to Contractor of such amendment or modification. The Wind-Down Schedule may begin immediately upon its delivery, and shall provide for the withdrawal of all Covered Aircraft within twelve (12) months of such Termination Date; and/or
     (C) Terminate any or all Ancillary Agreements to the extent permitted herein.
For the avoidance of doubt, it is intended that the rights and remedies referred to in this Section 13.03(d)(iii) shall be cumulative and in addition to any rights or remedies otherwise available at law or in equity. The exercise by American of any one or more of such rights or remedies shall not preclude the simultaneous or later exercise by American of any or all of such other rights or remedies.
     (iv) Obligations upon Withdrawal of Covered Aircraft or Termination. Termination of this Agreement for any reason shall not relieve either Party of its rights and obligations incurred prior to the end of the Subsequent Term. Contractor (A) shall not discriminate in the performance, directly or indirectly, of maintenance or repairs with respect to any Covered Aircraft subject to either a Notice of Withdrawal or a Wind-Down Schedule (and shall not remove any part or spare part for convenience or without cause) and (B) shall continue to operate and maintain such Covered Aircraft in accordance with the Wind-Down Schedule.
     (e) Automatic Wind-Down Schedule. If, at any time upon or following the termination of this Agreement by American under Sections 13.03(a) or 13.03(b) or any termination of this Agreement at the end of the Subsequent Term, and prior to the delivery of a Notice or Wind-Down Schedule to be delivered pursuant to Section 13.03(d), American is enjoined or stayed from delivering any such Notice or Wind-Down Schedule, then, American shall withdraw fifty (50) Covered Aircraft from this Agreement per week at 12:01 a.m., Central time, on each Monday, beginning on the first Monday following the Termination Date or the end of the Subsequent Term, as the case may be, and continuing until all such Covered Aircraft are withdrawn. Such Covered Aircraft shall be withdrawn in the order determined by American in its sole discretion.
ARTICLE XIV
DISPUTE RESOLUTION AND MEET AND CONFER
     Section 14.01 Resolution of Disputes. Except as specifically provided in Section 14.02 hereof, prior to, and in certain circumstances (as specified in this Section 14.01) in lieu of, any Party’s right to seek any remedy in a court of competent jurisdiction, the Parties hereby agree that they shall resolve any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof (each a “Dispute”) as follows:

     (a) Invoice and Billing Disputes. With respect to any Disputes relating to any invoice or billing matter, including any Disputes pursuant to Section 6.03 over material cost changes related to changes in procedures and performance standards, American and Eagle shall in good faith use commercially reasonable efforts to resolve such Dispute as follows:
     (i) Within thirty (30) days following the receipt of any bill or invoice, either American or Eagle, as the case may be, if disputing such bill or invoice, shall provide Notice to the other of the amount in question and submit payment for all amounts not in Dispute as set forth in the bill or invoice in accordance with Schedule 2.
     (ii) If American and Eagle have not resolved the Dispute within ten (10) days of Notice of such a Dispute, then American and Eagle shall submit the Dispute to a mutually agreed upon independent auditor for prompt resolution. The costs and expenses associated with such independent auditor shall be borne equally by American and Eagle.
     (iii) If the amount of the Dispute is equal to or less than *****, the decision of the independent auditor shall be binding on all Parties for all purposes hereof and shall not be subject to further objection or appeal, including pursuant to any other provision set forth in this Article XIV or otherwise.
     (iv) If the amount of the Dispute exceeds *****, then either American or Eagle may within ten (10) days following the decision of the independent auditor, implement the following:
     (A) Either American or Eagle may give Notice to the Representatives of American and Eagle of the Dispute, which Notice shall identify the Dispute to be discussed. The designated Representatives shall meet as promptly as possible to negotiate in good faith to resolve the Dispute.
     (B) If the Representatives do not resolve the Dispute within ten (10) days following the date of the Notice specified in subparagraph (A) above or such longer period as may be mutually agreed to by the Representatives, then the Dispute shall be referred (by either or both of the Representatives) to American’s Vice President of Network Planning and Eagle’s Chief Financial Officer for resolution.
     (C) The Vice President of Network Planning of American and the Chief Financial Officer of Eagle shall meet within ten (10) days following any referral to them by either of the Representatives and negotiate in good faith to resolve the Dispute.
     (D) If the Vice President of Network Planning of American and the Chief Financial Officer of Eagle are unable to resolve the Dispute within such specified period, then either may refer the Dispute to the Senior Vice President of Marketing and Planning of American and the Chief Executive Officer of Eagle and they shall meet as promptly as possible to negotiate in good faith to resolve the Dispute.

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

     (E) Failure to resolve the billing or invoice Dispute with thirty (30) days following any referral to the Senior Vice President of Marketing and Planning of American and the Chief Executive Officer of Eagle shall give either American or Eagle the right to seek applicable remedies under this Agreement in a court of competent jurisdiction.
     (v) The Parties agree to continue to perform their respective obligations under this Agreement while a billing or invoice Dispute is being resolved pursuant to this Section 14.01(a).
     (vi) In the event there is no officer holding the title Vice President of Network Planning or the Senior Vice President of Marketing and Planning at American, then the duties under this Section 14.01(a) shall be performed by an executive performing similar duties and functions.
     (b) Resolution of Rate Reset. With respect to any Dispute relating to the determination of the appropriate Rate Reset in accordance with the provisions of Section 9.07 hereof, the Parties agree that they shall submit the determination of the Rate Reset to binding arbitration in accordance with the provisions of this Section 14.01(b). The Parties acknowledge and agree that the provisions of this Section 14.01(b) shall apply exclusively to any issue relating to the Rate Reset and that the Parties shall not be entitled to pursue any other remedy relating thereto at law or in equity.
     (i) The arbitration shall be held in Fort Worth, Texas and shall be administered by the American Arbitration Association pursuant to its comprehensive arbitration rules and procedures.
     (ii) An arbitration may be initiated by any Party hereto filing a case submission with the American Arbitration Association and providing a Notice of the filing to the other Parties.
     (iii) Within thirty (30) days of the Notice initiating the arbitration procedure, each Party shall designate one (1) arbitrator, which arbitrator shall not be disqualified on the ground of bias or alleged bias. A Party shall be free to communicate ex-parte with the arbitrator selected by that Party regarding any issue related to the arbitration.
     (iv) Within ten (10) days of the selection of the two (2) Party-selected arbitrators, the Party-selected arbitrators shall select a third (3rd) arbitrator. If the Party-selected arbitrators fail to agree on the third (3rd) arbitrator, then the Parties (or either of them) may apply to the American Arbitration Association for the appointment of a third (3rd) arbitrator. The third (3rd) arbitrator shall be required to disclose all past relationships with the Parties and shall take an oath of neutrality.
     (v) The three (3) arbitrators shall make all of their decisions by majority vote. The arbitrators shall refer to the terms of and utilize the standards set forth in Section 9.07 hereof in rendering their decisions. To the extent the arbitrators may apply any rule of law, the arbitrators shall apply the substantive laws of the State of New York without reference to its rules regarding conflict of laws.

     (vi) The arbitrators shall render their final decision regarding the Rate Reset in writing within twenty (20) days of the completion of the final hearing completely resolving all of the Disputes relating to the Rate Reset.
     (c) Resolution of Verification. American or Contractor, as the case may be, may provide Notice to the other Party designating an independent financial advisor and requesting verification by such independent financial advisor of the calculations, terms or other matters that may be set forth in a specified Notice or certificate submitted pursuant to Sections 8.11(b) or 9.05, in which event such independent financial advisor shall be engaged by the other Party and shall make a determination of the truth, completeness and correctness of the matters set forth in such Notice or certificate; it being understood that if the determination made by the independent financial advisor is materially consistent with the matters set forth in such Notice or certificate, the determination of the independent financial advisor shall be binding on the Parties and not subject to any other remedy in equity or at law. The Party engaging the independent financial advisor shall be reimbursed for the costs and expenses of such engagement by the Party requesting such verification, unless the determination of the independent financial advisor does not support the matters set forth in the specified Notice or certificate, in which event the Party engaging such independent financial advisor shall bear such costs and expenses; provided, that in any case the independent financial advisor shall be considered a Representative of the Party engaging it. Nothing contained herein shall give any Party the right to delay the process set forth in this Agreement for which a verification is requested. To the extent an independent financial advisor determines that a certificate was not correct in all material respects resulting in a financial detriment to the other Party, the financial and equitable remedies of the Parties shall be determined pursuant to the following procedures, the results of which procedures shall be binding on all Parties for all purposes hereof and shall not be subject to further objection or appeal, including pursuant to any other provision set forth in this Article XIV or otherwise, and the Parties shall not be entitled to pursue any other remedy relating thereto at law or in equity:
     (i) The Parties shall comply with the meet and confer procedures set forth in Section 14.03 hereof.
     (ii) If the Parties’ Representatives are not able to resolve the issue pursuant to Section 14.03 within ten (10) days of the Notice provided under Section 14.03, or such longer period as may be mutually agreed to by the Representatives, then the issue shall be referred (by either or both of the Representatives) to American’s Vice President of Network Planning and Eagle’s Chief Financial Officer.
     (iii) The Vice President of Network Planning of American and the Chief Financial Officer of Eagle shall meet within ten (10) days following any referral to them by either of the Representatives and negotiate in good faith to resolve the issue.
     (iv) If the Vice President of Network Planning of American and the Chief Financial Officer of Eagle are unable to resolve the issue within such specified period, then either may refer the issue to the Senior Vice President of Marketing and Planning of American and the Chief Executive Officer of Eagle and they shall meet as promptly as possible to negotiate in good faith to resolve the issue.
     (v) In the event there is no officer holding the title Vice President of Network Planning or the Senior Vice President of Marketing and Planning at

American, then the duties under this Section 14.01(c) shall be performed by an executive performing similar duties and functions.
     (vi) Failure to resolve the issue with thirty (30) days following any referral to the Senior Vice President of Marketing and Planning of American and the Chief Executive Officer of Eagle shall give either Party the right to submit the issue to binding arbitration in accordance with the provisions of this Section 14.01(c)(vi):
     (A) The arbitration shall be held in Fort Worth, Texas and shall be administered by the American Arbitration Association pursuant to its comprehensive arbitration rules and procedures.
     (B) An arbitration may be initiated by any Party hereto filing a case submission with the American Arbitration Association and providing a Notice of the filing to the other Parties.
     (C) Within thirty (30) days of the Notice initiating the arbitration procedure, each Party shall designate one (1) arbitrator, which arbitrator shall not be disqualified on the ground of bias or alleged bias. A Party shall be free to communicate ex-parte with the arbitrator selected by that Party regarding any issue related to the arbitration.
     (D) Within ten (10) days of the selection of the two (2) Party-selected arbitrators, the Party-selected arbitrators shall select a third (3rd) arbitrator. If the Party-selected arbitrators fail to agree on the third (3rd) arbitrator, then the Parties (or either of them) may apply to the American Arbitration Association for the appointment of a third (3rd) arbitrator. The third (3rd) arbitrator shall be required to disclose all past relationships with the Parties and shall take an oath of neutrality.
     (E) The three (3) arbitrators shall make all of their decisions by majority vote. The arbitrators shall refer to the terms of and utilize the standards set forth in Sections 8.11 or 9.05 hereof, as the case may be, in rendering their decisions. To the extent the arbitrators may apply any rule of law, the arbitrators shall apply the substantive laws of the State of New York without reference to its rules regarding conflict of laws.
     (F) The arbitrators shall render their final decision regarding the Rate Reset in writing within twenty (20) days of the completion of the final hearing completely resolving all of the issues relating to the certificate submitted pursuant to Sections 8.11(b) or 9.05, as the case may be.
     (d) Other Disputes. With respect to any other Disputes, the Parties hereto agree that, except as provided in Section 14.02 below, before seeking any remedy in a court of competent jurisdiction, the following procedures shall apply:
     (i) The Parties shall comply with the meet and confer procedures set forth in Section 14.03 hereof.
     (ii) If the Parties’ Representatives are not able to resolve the Dispute pursuant to Section 14.03 within ten (10) days of the Notice provided under

Section 14.03, or such longer period as may be mutually agreed to by the Representatives, then the Dispute shall be referred (by either or both of the Representatives) to the Vice President of Network Planning of American and the Chief Financial Officer of Eagle.
     (iii) The Vice President of Network Planning of American and the Chief Financial Officer of Eagle shall meet within ten (10) days following any referral to them by either of the Representatives and negotiate in good faith to resolve the Dispute.
     (iv) If the Vice President of Network Planning of American and the Chief Financial Officer of Eagle are unable to resolve the Dispute within such specified period, then either may refer the Dispute to the Senior Vice President of Marketing and Planning of American and the Chief Executive Officer of Eagle and they shall meet as promptly as possible to negotiate in good faith to resolve the Dispute.
     (v) Failure to resolve the Dispute with thirty (30) days following any referral to the Senior Vice President of Marketing and Planning of American and the Chief Executive Officer of Eagle shall give either Party the right to seek applicable remedies under this Agreement in a court of competent jurisdiction.
     (vi) The Parties agree to continue to perform their respective obligations under this Agreement while a Dispute or issue is being resolved pursuant to this Section 14.01(d).
     (vii) In the event there is no officer holding the title Vice President of Network Planning or the Senior Vice President of Marketing and Planning at American, then the duties under this Section 14.01(d) shall be performed by an executive performing similar duties and functions.
     Section 14.02 Equitable Remedies. Notwithstanding the provisions of Section 14.01 hereof, American and Contractor each hereby acknowledge and agree that if the rights of a Party may be materially and irreparably harmed by actions to be taken or taken by another Party, in addition to its rights under this Agreement, a Party may apply to any court of law or equity of competent jurisdiction in the State of New York sitting in the City of New York for specific performance and/or other injunctive relief in order to enforce or prevent any breach of this Agreement or enjoin other such action being taken or proposed to be taken by the other Party.
     Section 14.03 Meet and Confer. To the extent that this Agreement requires that the Parties meet and confer in any circumstance, any Party may give Notice to both Parties’ Representatives of the issue or matter to be discussed and, except to the extent another representative of a Party is designated in accordance with the terms of this Agreement, the Parties’ Representatives shall meet within ten (10) days to promptly negotiate in good faith. The Parties agree to continue to perform their respective obligations under this Agreement while the matter or issue is being resolved pursuant to this Section 14.03.
ARTICLE XV
MISCELLANEOUS
     Section 15.01 Notices. All Notices, Consents, or amendments under this Agreement shall be in writing and shall be deemed given to American or Contractor, as the case may be, upon (i) confirmation of receipt of a delivery in person; (ii) a transmitter’s confirmation of a receipt of a facsimile or e-mail transmission (but only if followed by confirmed delivery the following Business Day (a) by a nationally recognized overnight courier or (b) by hand); or (iii) confirmed delivery by a nationally recognized overnight courier, to the Parties at the following addresses:
If to American, to:
American Airlines, Inc.
4333 Amon Carter Blvd.
Mail Drop 5675
Ft. Worth, TX 76155
Attn: Corporate Secretary
Facsimile No.: ________________
Telephone No.: _______________
____________________________
If to Eagle, Executive or Contractor, to:
American Eagle Airlines, Inc.
4333 Amon Carter Blvd.
Mail Drop 5494
Ft. Worth, TX 76155
Attn: General Counsel
Facsimile No.: ________________
Telephone No.: _______________
____________________________
Executive Airlines, Inc.
4333 Amon Carter Blvd.
Mail Drop 5494
Ft. Worth, TX 76155
Attn: General Counsel
Facsimile No.: ________________
Telephone No.: _______________
____________________________
And if to American pursuant to Section 15.06(b), a copy of such Notice shall also be provided to:
American Airlines, Inc.
4333 Amon Carter Blvd.
Mail Drop 5675
Ft. Worth, TX 76155
Attn: Corporate Communications Department
Facsimile No.: ________________
Telephone No.: _______________
____________________________

and
American Airlines, Inc.
4333 Amon Carter Blvd.
Ft. Worth, TX 76155
Attn: Director of Regional Network Planning
Facsimile No.: ________________
Telephone No.: _______________
____________________________
or, in each case, to such other address as a Party may have furnished to the other Party by a Notice in accordance with this Section 15.01.
     Where in this Agreement the words “request,” “directed,” “inform,” “furnish” or “approved” or similar phrases, expressions or derivatives thereof are used rather than the terms Notice or Consent, such instruction to receive such communication shall be sufficient if done orally (and not in writing) (each a “Communication”) so long as it is provided (i) in accordance with past practices or, if there are no past practices, in accordance with customary industry practices; (ii) the Person providing the Communication reasonably believes that the Person receiving such Communication is authorized to receive such Communication; and (iii) the Person receiving such Communication reasonably believes the Person providing such Communication has the apparent or actual authority to undertake the action in question.
     Section 15.02 Binding Effect and Assignment. The terms and conditions of this Agreement shall inure to the benefit of and be binding and enforceable upon the Parties and their respective successors and permitted assigns. Except with respect to (a) a merger, reorganization, or consolidation of American with or into another Person; (b) an assignment of this Agreement or any rights pertaining thereto, in whole or in part, by American to an Affiliate; (c) a transaction, or series of transactions, by American involving the sale, pledge, lease, transfer or exchange of substantially all of the assets of American; (d) any pledge or creation of any security interest in American’s rights under this Agreement or the Aircraft Leases; or (e) the assignment of Covered Aircraft between the operating certificates of Eagle and Executive if such assignment is otherwise undertaken in accordance with the terms hereof, and in compliance with all laws, rules and regulations of a Governmental Authority, none of this Agreement, the Aircraft Leases, or any of the rights, interests or obligations hereunder or thereunder shall be assigned by any Party without the prior Consent of the other Party. In the event of (c) above, Contractor shall be deemed to have released (without further action on the part of Contractor) American from any and all duties, obligations and liabilities (including assignor liability) arising under this Agreement and the Aircraft Leases after the date of assignment.
     Section 15.03 Amendment and Modification. This Agreement may not be amended or modified in any respect except by a written agreement signed by both of the Parties.
     Section 15.04 Waiver. The performance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Party entitled to enforce such term, but such waiver shall be effective only if it is in writing signed by the Party against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any Party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.

     Section 15.05 Interpretation. The table of contents and the article, section and other headings and subheadings contained in this Agreement and in the exhibits and schedules hereto are solely for the purpose of reference, are not part of the agreement of the Parties, and shall not in any way affect the meaning or interpretation of this Agreement or any exhibit or schedule hereto. All references to days, months or years shall be deemed references to calendar days, months or years. All references to “$” shall be deemed references to United States dollars. Unless the context otherwise requires, any reference to an “Article,” a “Section,” an “Exhibit,” or a “Schedule” shall be deemed to refer to an article or section of this Agreement or an exhibit or schedule to this Agreement, as applicable. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, unless otherwise specifically provided, they shall be deemed to be followed by the words “without limitation.” This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing the document to be drafted. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.
     Section 15.06 Confidentiality and Public Communications.
     (a) Confidentiality. Except as required by any law, rule or regulation of a Governmental Authority, stock exchange listing requirement, or in any proceeding to enforce the provisions of this Agreement, American and Contractor agree not to publicize or disclose to any third party any Confidential Information, the terms or conditions of this Agreement, any Ancillary Agreement or any exhibit, schedule or appendix hereto or thereto, without the prior Consent of the other Party, except that a Party may disclose such information as to its third-party consultants, advisors and representatives, in each case, that have agreed to keep such information confidential; it being understood that American or Contractor, as the case may be, shall be responsible for any such third party. Except as required by any law, rule or regulation of a Governmental Authority, stock exchange listing requirement, or in any proceeding to enforce the provisions of this Agreement or any Ancillary Agreement, American and Contractor agree (x) not to disclose to any third party any Confidential Information without the prior Consent of the Party providing such Confidential Information except that a Party may disclose such information to its third party consultants, advisors and representatives, in each case, that have agreed to keep such Confidential Information confidential, and (y) not to use any such Confidential Information of the other Party other than in connection with performing their respective duties and obligations or enforcing their respective rights and privileges under this Agreement, or as otherwise expressly contemplated by this Agreement. If any Party is served with a subpoena or other process requiring the production or disclosure of any Confidential Information, then the Party receiving such subpoena or other process, before complying with such subpoena or other process, shall promptly provide Notice to the other Party of same and permit said other Party a reasonable period of time to intervene and contest disclosure or production, but only to the extent such Party is able to do so and still comply with any law, rule or regulation of a Governmental Authority or any stock exchange listing requirement. Upon any termination of this Agreement, each Party must, at the written request of the other Party, return or destroy Confidential Information received from the other Party which is still in the recipient’s possession or control and certify its compliance with such written request; provided, that (i) the recipient’s legal counsel may retain a single archival copy of such information only for evidentiary purposes, and (ii) the recipient shall not be required to delete information from back-up or archival electronic storage; provided, further, that such retained Confidential Information shall continue to be held confidential pursuant to the terms hereof. This Section 15.06(a) shall survive the termination of this Agreement for a period of ten (10) years; provided, that personally identifiable information shall remain subject to this Section 15.06(a) in perpetuity.

     (b) Public Communications. In connection with, and to the extent relating to providing Regional Airline Services or the performance or continued performance of this Agreement, any planned communication (whether written or oral): (i) of Confidential Information as may be required by any law, rule or regulation of a Governmental Authority or any stock exchange; or (ii) with the press, other public media, any Governmental Authority, or civic officials, including those involving any Accidents, Incidents or Labor Disputes, each of American and Contractor shall provide Notice of such planned communication to the other Party as reasonably as possible prior thereto in accordance with Section 15.01. If requested in writing by a Party in connection with any such Notice and if reasonably practicable given the timing of the communication and the circumstances thereof, the other Party shall provide copies of any such planned communication, if in writing, or a summary of the planned communication if oral, (other than documents that such other Party reasonably believes are subject to an attorney-client privilege or a confidentiality agreement). Further, in the case of any planned communication required by any law, rule or regulation of a Governmental Authority or any stock exchange, each Party shall endeavor to limit the planned communication to that information that it is required to disclose and provide prompt Notice to the other Party prior to any meetings involving any Governmental Authority that such Party could reasonably expect to impact the Contractor’s performance of the Regional Airline Services or result in media coverage relating thereto. Nothing contained herein shall limit the right of any Party to disclose information which is not confidential or is required or appropriate in response to emergencies or other events that require immediate action.
Section 15.07 Data Security.
     (a) Safeguards. Where Contractor stores or processes American Data, Contractor shall and shall cause the Contractor Agents to establish and maintain a secure environment for all American Data and any hardware and software (including servers, network and data components) to be provided or used by Contractor to store or process American Data. Contractor represents that the security measures it takes in performance of its obligations under this Agreement are, and will at all times remain, consistent with the following (collectively referred to herein as “Security Best Practices”): (i) Privacy & IT Security Best Practices (as defined by ISO 27001) or a mutually agreed equivalent, such agreement to not be unreasonably withheld; (ii) the security requirements, obligations, specifications and event reporting procedures set forth in Exhibit B; and (iii) any security requirements, obligations, specifications and/or event reporting procedures provided by American in writing from time to time. Failure by Contractor to comply with Security Best Practices in fulfilling its obligations hereunder shall constitute a breach of this Agreement. Additionally, for contracts entered into, amended or extended following the Effective Date, Contractor shall contractually require any Contractor Agents with access to American Data to adhere to such Security Best Practices as applicable to their access to the American Data. Notwithstanding the foregoing, Contractor will not be in violation of this Section 15.07(a) if the violation is caused by systems or services provided by American to Contractor, or of clause (i) of this Section 15.07(a), if the violation is caused by a system owned or licensed and used by Contractor as of the Effective Date that is not consistent with Privacy & IT Security Best Practices as of the Effective Date but only so long as such system is used or until any contract for use of such system is amended, extended or otherwise modified.
     (b) Audit. American (or its designated representatives) shall have the right, at its own cost (subject to Section III of Schedule 3), on an annual basis or more frequently as reasonably requested by American to conduct an audit to verify that Contractor is complying with its obligations under this Section 15.07. Contractor will cooperate with American in conducting any such audit, and shall allow American reasonable access, during normal business hours and upon reasonable Notice, to all pertinent records, documentation, computer systems, data, personnel and processing areas as American deems necessary to accurately and effectively complete such audit. American will take reasonable steps to ensure that such audit will not materially impact Contractor’s business or operations. Contractor shall promptly correct any deviations from Security Best Practices that are identified in any security audit.
     (c) Notice of Breach.
     (i) Breach Relating to American Data. If Contractor or a Contractor Agent discovers or is notified of a breach or potential breach of security relating to the American Data, then Contractor shall immediately (i) provide Notice to American of such breach or potential breach and (ii) if the applicable American Data was in the possession of Contractor or the Contractor Agents at the time of such breach or potential breach, Contractor (y) shall investigate and remediate with American’s reasonable assistance the effects of the breach or potential breach (such remediation to include restoring data to the last data back-up) and (z) shall provide American with assurance reasonably satisfactory to American that the likelihood of a recurrence of such breach or potential breach has been appropriately reduced. If Contractor breaches this Section 15.07(c)(i), then American shall have the right to require Contractor to reimburse American for actual out-of-pocket costs and expenses of printing and mailing notification letters required by any law, rule or regulation of a Governmental Authority incurred by American or its Affiliates due to such breach and any credit monitoring services offered by American or any Affiliate in relation to the breach.
     (ii) Breach Relating to Contractor Data. If American or an American Agent discovers or is notified of a breach or potential breach of security relating to the Contractor Data, then American shall immediately (i) provide Notice to Contractor of such breach or potential breach and (ii) if the applicable Contractor Data was in the possession of American or the American Agents at the time of such breach or potential breach, American (y) shall investigate and remediate with Contractor’s reasonable assistance the effects of the breach or potential breach (such remediation to include restoring data to the last data back-up) and (z) shall provide Contractor with assurance reasonably satisfactory to Contractor that the likelihood of a recurrence of such breach or potential breach has been appropriately reduced. If American breaches this Section 15.07(c)(ii), then Contractor shall have the right to require American to reimburse Contractor for actual out-of-pocket costs and expenses of printing and mailing notification letters required by any law, rule or regulation of a Governmental Authority incurred by Contractor or its Affiliates due to such breach and any credit monitoring services offered by Contractor or any Affiliate in relation to the breach
     Section 15.08 Ownership and Use of Data.
     (a) American Data.
     (i) Ownership. All American Data is, or upon creation will be, and will remain the property of American and all right, title and interest in and to any American Data, including intellectual property rights to American Data, will be solely owned by American. Contractor (and upon creation will be deemed to) irrevocably assigns, transfers and conveys, and will cause the Contractor Agents to assign, transfer and convey, to American without further consideration all of its and their right, title and interest in and to the American Data. Upon request by American, Contractor will execute and deliver, and will cause the Contractor Agents to execute and deliver, any documents or take any other actions that may be reasonably necessary or desirable under any law, rule or regulation of a Governmental Authority to evidence, preserve, or enable American or an American Affiliate to enforce, its rights hereunder with respect to the American Data. American Data shall be subject to the terms and restrictions in this Agreement.
     (ii) Contractor Use Rights. Except as otherwise provided in this Agreement, without American’s approval (in its sole discretion), the American Data may not be (1) used by Contractor or Contractor Agents; (2) sold, assigned, leased or otherwise provided to third parties by Contractor or Contractor Agents; or (3) commercially exploited by or on behalf of Contractor or Contractor Agents unless such American Data is otherwise public. Contractor may access and use and may permit Contractor Agents to access and use the American Data (A) only as necessary to provide the Regional Airline Services to American, (B) for its own internal analyses conducted by or on behalf of Contractor, (C) as necessary to comply with the laws, rules and regulations of Governmental Authorities, and (D) for any other purpose for which American may provide advanced written approval (e-mail shall not suffice) in accordance with this Agreement (collectively “Permitted Uses”). American Data shall not be used or accessed by Contractor or Contractor’s affiliates or agents for any other purposes, and specifically shall not be without American’s prior written approval in each instance (i) re-distributed or displayed via web sites or services (including, for example, through white label web sites), or (ii) disclosed, sold, assigned, leased or licensed or otherwise provided or made available to any third parties. Except for the Permitted Uses, Contractor may not edit, modify, create derivatives, combinations or compilations of, combine, associate, synthesize, reverse engineer, reproduce, display, distribute, disclose, or otherwise process American Data. In addition, for clarity, Contractor must not directly or indirectly engage in any of the following activities: (x) use or disclosure of American Data in a way that may adversely affect American, including any use by or disclosure to other airlines, or (y) any kind of commercialization, marketing, advertising, licensing or resale that is based on American Data (e.g., targeted advertising to consumers based on the American Marks). Nothing in this Agreement conveys any rights or interest in the American Data to Contractor.
     (iii) Flight Status Data. With respect to Flight Status Data,
(A) Contractor may use and disclose the Flight Status Data as necessary to provide the Regional Airline Services to American;
(B) Contractor may use and disclose Flight Status Data as necessary for customary non-commercial industry uses consistent with Contractor’s practices prior to the Effective Date;
(C) Contractor may use and disclose Flight Status Data in its own internal business operations; and
(D) Contractor may use the Flight Status Data internally to generate statistics derived from the Flight Status Data and disclose such statistics as a regional airline customarily discloses about its flights for mainline airlines, including in connection with proposals to obtain additional business from other airlines; provided that in no event may Contractor disclose all or individual parts of the Flight Status Data, except as otherwise permitted herein.
     (iv) Return. Following the expiration or termination of this Agreement, Contractor and Contractor Agents shall, at American’s election, return or dispose of all American Data in their possession. Notwithstanding the foregoing, Contractor may (a) retain a copy of those parts of the American Data that Contractor is required to retain in order to comply with the laws, rules and regulations of Governmental Authorities, (b) retain the Schedule Data solely for use in Contractor’s own internal business operations, (c) retain that part of the American Data that is technologically impractical to return or destroy, (d) retain and internally use those portions of American Data contained within compilations, reports, summaries or aggregations that were prepared for Contractor’s internal use, and (e) may retain American Data that is public. Further, Contractor shall not be required to delete American Data from back-up or archival electronic storage. This Section 15.08 shall survive the termination of this Agreement and/or of the provision of Regional Airline Services and shall apply to any American Data retained by Contractor or any Contractor Agents.
     (b) Contractor Data.
     (i) Ownership. All Contractor Data is, or upon creation will be, and will remain the property of Contractor and its Affiliates, and all right, title and interest in and to any Contractor Data, including intellectual property rights to Contractor Data, will be solely owned by Contractor and its Affiliates. American (and upon creation will be deemed to) irrevocably assigns, transfers and conveys, and will cause the American Agents to assign, transfer and convey, to Contractor or a designated Affiliate of Contractor without further consideration all of its and their right, title and interest in and to the Contractor Data. Upon request by Contractor, American will execute and deliver, and will cause the American Agents to execute and deliver, any documents or take any other actions that may be reasonably necessary or desirable under any law, rule or regulation of a Governmental Authority to evidence, preserve, or enable Contractor or a Contractor Affiliate to enforce, its rights hereunder with respect to the Contractor Data. Contractor Data shall be subject to the terms and restrictions in this Agreement.
     (ii) American Use Rights. Except as otherwise provided in this Agreement, without Contractor’s approval (in its sole discretion), the Contractor Data may not be (A) used by American or the American Agents; (B) sold, assigned, leased or otherwise provided to third parties by American or the American Agents; or (C) commercially exploited by or on behalf of American or the American Agents; unless such Contractor Data is otherwise public. Contractor Data shall not be used or accessed by American or American Affiliates or agents for any other purposes, and specifically shall not be without Contractor’s prior written approval in each instance (1) re-distributed or displayed via web sites or services or (2) disclosed, sold, assigned, leased or licensed or otherwise provided or made available to any third parties. American may not edit, modify, create derivatives, combinations or compilations of, combine, associate, synthesize, reverse engineer, reproduce, display, distribute, disclose, or otherwise process Contractor Data. In addition, for clarity, American must not directly or indirectly engage in any of the following activities: (x) use or disclosure of Contractor Data in a way that may adversely affects Contractor, including any use by or disclosure to other airlines, or (y) any kind of commercialization, marketing, advertising, licensing or resale that is based on Contractor Data. Nothing in this Agreement conveys any rights or interest in the Contractor Data to American.
     (iii) Return. Following the expiration or termination of this Agreement, American and American Agents shall, at Contractor’s election, return or dispose of all Contractor Data in their possession. Notwithstanding the foregoing, American may (A) retain a copy of those parts of the Contractor Data that American is required to retain in order to comply with the laws, rules and regulations of Governmental Authorities; (B) retain that part of the Contractor Data that is technologically impractical to return or destroy; (C) retain and internally use those portions of Contractor Data contained within compilations, reports, summaries or aggregations that were prepared for American’s internal use; and (D) may retain Contractor Data that is public. Further, American shall not be required to delete Contractor Data from back-up or archival electronic storage. This Section 15.08 shall survive the termination of this Agreement and/or of the provision of Regional Airline Services and shall apply to any Contractor Data retained by American or any American Agents.
     (c) Jointly Owned Data.
     (i) Ownership. Subject to the other provisions of this Agreement, all Jointly Owned Data is, or upon creation will be, and will remain the undivided joint property of American and Contractor American and Contractor agree that each may freely use for their own internal business purposes. American and Contractor agree that Jointly Owned Data shall not be used or accessed for any other purposes, and specifically shall not be without the other Party’s prior written approval in each instance (A) re-distributed or displayed via web sites or services or (B) disclosed (except as permitted below in clause (ii)), sold, assigned, leased or licensed or otherwise provided or made available to any third parties. In addition, for clarity, neither Party will directly or indirectly engage in any of the following activities: (x) use or disclosure of Jointly Owned Data in a way that may adversely affects the other Party, including any use by or disclosure to other airlines, or (y) any kind of commercialization, licensing or resale that is based on Jointly Owned Data. Each Party (and upon creation will be deemed to) irrevocably assigns, transfers and conveys, and will cause, in the case of American, the American Agents, and in the case of Contractor, the Contractor Agents, to assign, transfer and convey, to the other Party or a designated Affiliate of such Party without further consideration a one-half undivided interest in its and their right, title and interest in and to the Jointly Owned Data. Upon request by a Party, the other Party will execute and deliver, and will cause, in the case of American, the American Agents, and in the case of Contractor, the Contractor Agents, to execute and deliver, any documents or take any other actions that may be reasonably necessary or desirable under any law, rule or regulation of a Governmental Authority to evidence, preserve, or enable such Party or an Affiliate to enforce, its rights hereunder with respect to the Jointly Owned Data.
     (ii) Permitted Disclosures. Notwithstanding the provisions of clause (i) above:
(A)	Each Party may use and disclose the Jointly Owned Data as necessary to provide or receive the Regional Airline Services;

(B)	Each Party may use and disclose Jointly-Owned Data as necessary for customary non-commercial industry uses consistent with each respective Party’s practices prior to the Effective Date (it being agreed that using such data in connection with proposals to obtain additional business from other airlines shall be deemed to be a use consistent with Contractor’s past practice);

(C)	Each Party may use and disclose Jointly-Owned Data in its own internal business operations; and

(D)	The Parties may use and disclose Jointly-Owned Data as necessary to comply with the laws, rules and regulations of Governmental Authorities.
Except as otherwise provided in this Agreement, without the other Party’s approval (and such approval shall not unreasonably be withheld), the Jointly Owned Data may not be (i) used in a manner contrary to the rights and permission granted in this Agreement; (ii) sold, assigned, leased or otherwise provided to third parties by either Party; or (iii) commercially exploited by or on behalf of either Party.
     (d) New Data. In the event that a new category of data is identified or created that Contractor believes should not be considered American Data, the parties shall meet and confer in accordance with the provisions set forth in Section 14.03 to determine whether such new category should remain as American Data or become Contractor Data or Jointly Owned Data. In determining whether such new category of data should remain as American Data or become Contractor Data or Jointly Owned Data, the Parties will consider the nature of the new category of data and the nature of the data in each existing category.
     Section 15.09 Cooperation with Respect to Reporting. Each Party shall use its commercially reasonable efforts to cooperate with the other Party in providing necessary data, to the extent in the possession of the first (1st) Party, required by such other Party to meet any reporting requirements to, or otherwise in connection with any filing with or provision of information to be made to, any regulatory agency, stock exchange, or other Governmental Authority.
     Section 15.10 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature or portable document format (pdf).
     Section 15.11 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 15.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (excluding New York conflict of laws principles that might call for the application of the law of another jurisdiction) as to all matters, including matters of validity, construction, effect, performance and remedies.
     Section 15.13 Entire Agreement; Conflicts with this Agreement. This Agreement and the Aircraft Leases embody the entire agreement between the Parties and shall be treated as one integrated agreement concerning the subject matter hereof and such agreements terminate and supersede all prior or contemporaneous agreements, discussions, undertakings and understandings, whether written or oral, express or implied, concerning the subject matter hereof. The Parties acknowledge that while it is not practicable or economically efficient for each Aircraft Lease to be executed contemporaneously with this Agreement, upon the execution of any Aircraft Lease, such Aircraft Lease shall be treated as an integrated part of this Agreement as if such Aircraft Lease was executed contemporaneously herewith. Although it is recognized that the Parties or their Affiliates also are entering into the Aircraft Leases and the Ancillary Agreements, the Parties agree and acknowledge that this Agreement shall be construed and interpreted (to the extent any such construction or interpretation ever is necessary) without reference to, or supplementation by, the terms and conditions of such Aircraft Leases or Ancillary Agreements other than as expressly stated in this Agreement. The effectiveness of this Agreement shall not be deemed a waiver by either Party of any disclosed or undisclosed breach, default, event of default or termination event under such other agreements. If any of the terms or provisions of this Agreement conflict with any terms or provisions of the Ancillary Agreements or any Aircraft Lease, then the terms and provisions of this Agreement shall govern and control for all purposes; provided, that terms and provisions not addressed in this Agreement shall not be deemed to be a conflict with the Ancillary Agreements or any Aircraft Lease and all such additional terms and provisions contained in the Ancillary Agreements or any Aircraft Lease shall be given full force and effect. Furthermore, the Parties agree that in the event of a conflict between Article XII and the indemnification provisions of the Ancillary Agreements or any Aircraft Lease, this Agreement shall control.
     Section 15.14 Remedies Cumulative. The rights and remedies of the Parties are cumulative and not alternative. Neither the failure nor any delay by either Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.
     Section 15.15 Further Assurances. The Parties agree to take such further actions and execute and deliver such other documents, certificates, agreements and other instruments as may be reasonably necessary or desirable in order to implement the transactions contemplated by this Agreement.
     Section 15.16 No Third Party Beneficiaries. Nothing in this Agreement, any Aircraft Lease or any Ancillary Agreement, expressed or implied, is intended to confer upon any party, other than the Parties and their respective permitted assigns, any rights, privileges, remedies, duties, obligations or liabilities under or by reason of this Agreement and no person who is not a party to this Agreement may rely on the terms hereof. Notwithstanding the foregoing, (a) each American Indemnified Party shall be a third party beneficiary with respect to Sections 12.01(a) and 12.01(b) hereof and shall have all of the rights, benefits and privileges of a third party beneficiary with respect to Sections 12.01(a) and 12.01(b) hereof; (b) each Contractor Indemnified Party shall be a third party beneficiary with respect to Section 12.02 hereof and shall have all of the rights, benefits and privileges of a third party beneficiary with respect to Section 12.02 hereof; and (c) each Loan Document Indemnified Party shall be a third party beneficiary with respect to Section 12.01(b) hereof and shall have all of the rights, benefits and privileges of a third party beneficiary with respect to Section 12.01(b) hereof.
     Section 15.17 Relationship of the Parties.
          (a) Contractor Employees. Any Contractor employees and any Contractor Agents engaged in providing any of the Regional Airline Services are employees, agents, and independent contractors of Contractor for all purposes, and under no circumstances will be deemed to be employees, agents or independent contractors of American. In its performance under this Agreement, Contractor shall act, for all purposes, as an independent contractor and not as an agent for American. Notwithstanding the fact that Contractor has agreed to follow certain procedures, instructions and standards of service of American pursuant to this Agreement, American shall have no supervisory power or control over any Contractor employees or any Contractor Agents engaged by Contractor in connection with its performance hereunder, and all complaints or requested changes in procedures made by American shall, in all events, be transmitted by American to Contractor’s Representative. Except as otherwise provided in this Agreement, nothing contained in this Agreement is intended to limit or condition Contractor’s control over its operations or the conduct of its business as an air carrier, and Contractor and its principals assume their risks of financial losses which may result from the operation of the air services to be provided by Contractor hereunder.
          (b) American Employees. Any American employees and any American Agents engaged in performing any of the acts American performs pursuant to this Agreement are employees, agents and independent contractors of American for all purposes and under no circumstances will be deemed to be employees, agents or independent contractors of Contractor. Contractor shall have no supervision or control over any such American employees or any American Agents and any complaint or requested change in procedure made by Contractor shall be transmitted by Contractor to American’s Representative. In its performance under this Agreement, American shall act, for all purposes, as an independent contractor and not as an agent for Contractor. Nothing contained in this Agreement is intended to limit or condition American’s control over its operations or the conduct of its business as an air carrier.
          (c) Limits on Relationship. Nothing in this Agreement shall be interpreted or construed as establishing between the Parties a fiduciary relationship, partnership, joint venture or other similar arrangement. Nothing in this Agreement authorizes either Party to make any contract, agreement, warranty, or representation on the other’s behalf, or to incur any debt or obligation in the other’s name.
          (d) Contractor Flights. The fact that Contractor’s operations are conducted under American’s flight designator code and branded service shall not affect their status as flights operated by Contractor for purposes of this Agreement or any other agreement between the Parties, and Contractor and American covenant and agree to advise all Persons in accordance with industry standard practices, including passengers, of this fact.
     Section 15.18 Jurisdiction. Each Party irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and, if such court does not have jurisdiction, of the courts of the State of New York sitting in the City of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or the subject matter hereof brought by the other Party. To the extent permitted by applicable laws, rules or regulations of a Governmental Authority, each Party waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim (a) that it is not subject to the jurisdiction of the above-named courts; (b) that the suit, action or proceeding is brought in an inconvenient forum; or (c) that the venue of the suit, action or proceeding is improper. Each Party further waives any right to a trial by jury.
     Section 15.19 LIMITATION ON DAMAGES. EXCEPT TO THE EXTENT A PARTY MAY BE REQUIRED TO PAY IN CONNECTION WITH ANY CLAIM FOR INDEMNIFICATION UNDER ARTICLE XII, NEITHER PARTY TO THIS AGREEMENT NOR ANY OF ITS AFFILIATES SHALL BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR CLAIMS FOR INCIDENTAL, INDIRECT, CONSEQUENTIAL, PUNITIVE, SPECIAL OR EXEMPLARY DAMAGES, INCLUDING LOST REVENUES, LOST PROFITS OR LOST PROSPECTIVE ECONOMIC ADVANTAGE, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHETHER A CLAIM IS

BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, VIOLATION OF ANY APPLICABLE DECEPTIVE TRADE PRACTICES ACT OR SIMILAR LAW, RULE OR REGULATION OF A GOVERNMENTAL AUTHORITY OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE, AND EACH PARTY RELEASES THE OTHER AND ITS AFFILIATES FROM LIABILITY FOR ANY SUCH DAMAGES. NEITHER PARTY SHALL BE ENTITLED TO RESCISSION OF THIS AGREEMENT AS A RESULT OF BREACH OF THE OTHER PARTY’S REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS, OR FOR ANY OTHER MATTER; PROVIDED, THAT NOTHING IN THIS SECTION 15.19 SHALL RESTRICT THE RIGHT OF EITHER PARTY TO EXERCISE ANY RIGHT TO TERMINATE THIS AGREEMENT PURSUANT TO ARTICLE XIII. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, CONTRACTOR’S SOLE AND EXCLUSIVE REMEDY, AND AMERICAN’S SOLE AND EXCLUSIVE OBLIGATION AND LIABILITY FOR ANY CLAIMS WHATSOEVER RELATED TO AMERICAN’S FAILURE TO PROVIDE ANY COVERED AIRCRAFT AS CONTEMPLATED BY THIS AGREEMENT AND TO THE EXTENT REQUIRED BY THE APPLICABLE AIRCRAFT LEASE, SHALL BE LIMITED TO CONTRACTOR’S COMPENSATION FOR THE MINIMUM AVERAGE MONTHLY BLOCK HOUR UTILIZATION OF SUCH COVERED AIRCRAFT AS SET FORTH IN SECTION X OF SCHEDULE 4.
     Section 15.20 Executive. To the extent that at any time during the Term hereof, Executive is no longer providing Regional Airline Services under this Agreement, Executive shall be deemed released from the terms and conditions hereof, except that the foregoing shall not apply to any prior actions taken or not taken by Executive that may give rise to a claim of any American Indemnified Party pursuant to Article XII hereof.
     Section 15.21 Survival of Certain Obligations. Except (a) for the covenants and agreements in Article XII, Section 13.03(e), Article XIV, Sections 15.01, 15.06 and 15.08, the Aircraft Leases and (b) as set forth in the following sentence, all representations, warranties, covenants and agreements of the Parties set forth herein shall terminate and expire, and shall cease to be in full force and effect following the Term. All covenants and agreement of Eagle and Executive to American that contemplate actions to be taken or obligations in effect after the Term or the withdrawal of any Covered Aircraft pursuant to this Agreement shall survive the Term in accordance with the terms and to the extent contemplated thereby, including those described in Sections 5.03 and Articles XII, XIV, and XV and Schedule 3.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

     IN WITNESS WHEREOF, the Parties have entered this Agreement effective as of the date set forth above.

AMERICAN AIRLINES, INC.
By:	/s/ Beverly K. Goulet
	Name:	Beverly K. Goulet
	Title:	Vice President — Corporate Development and Treasurer

AMERICAN EAGLE AIRLINES, INC.
By:	/s/ John T. Hutchinson
	Name:	John T. Hutchinson
	Title:	Senior Vice President — Finance and Planning and Chief Financial Officer

EXECUTIVE AIRLINES, INC.
By:	/s/ John T. Hutchinson
	Name:	John T. Hutchinson
	Title:	Senior Vice President — Finance and Planning and Chief Financial Officer

Signature Page to Air Services Agreement